AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION


                            REGISTRATION NO. 333-9767
 - -----------------------------------------------------------------------------
 - -----------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------
                                 Amendment No. 1

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           Brilliant Sun Industry Co.
             (Exact name of registrant as specified in its charter)

-------------------------------------------- ----------------------------------------- ------------------------------------------
Florida                                      6770                                      59-2631746

-------------------------------------------- ----------------------------------------- ------------------------------------------
-------------------------------------------- ----------------------------------------- ------------------------------------------

State or other jurisdiction of               PRIMARY STANDARD INDUSTRIAL               I.R.S. Employer Identification No.
incorporation or organization                CLASSIFICATION CODE NUMBER
-------------------------------------------- ----------------------------------------- ------------------------------------------




                      24 Jian Guo Men Wai Road, Suite 1802
                             Jingtai Building 100022
                               Beijing, P.R.China
                              Tel: 86-01-6515-6373
                              Fax: 86-01-6515-6370



       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Michael T. Williams
                               2503 W. Gardner Ct.
                                 Tampa, FL 33611
                             TELEPHONE: 813.831.9348

       (Name, address, including zip code, and telephone number, including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As promptly as practicable after this registration statement becomes effective and after the closing of the merger of the proposed merger described in this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b, under the securities act, check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering. *[ ] *registration number,

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the securities act, check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering. *[ ]
*registration number,

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. *[ ]
                            ------------------------

 CALCULATION OF REGISTRATION FEE

========================= ==================== ======================== ========================= ====================
Title of each class of                                                  Proposed maximum
securities to be                               Proposed maximum         aggregate offering price
registered                Amount to be         offering price per unit                            Amount of
                          registered                                                              registration fee
                          (1)
========================= ==================== ======================== ========================= ====================
========================= ==================== ======================== ========================= ====================
Common Stock, $no  per
share par value           15,762,500           N/A                      $) N/A                    $100 (2)
========================= ==================== ======================== ========================= ====================


(1) Represents an estimate of the maximum number of shares of common stock of Registrant which may be issued to former holders of shares of common stock of Yi Wan Group pursuant to the merger described herein

(2) The registration fee has been calculated pursuant to Rule 457(f)(2).

------------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.
- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------

PROSPECTUS
                           Brilliant Sun Industry Co.
                        15,762,500 shares of common stock

Brilliant Sun Industry Co., a Florida corporation, and Yi Wan Group, Inc., a Yi Wan Group corporation, have entered into a merger agreement. Brilliant Sun Industry Co. is a private company with no assets or operations originally formed to acquire a private company such as Yi Wan Group that had made a decision to go public and secure a listing on the over the counter bulletin board through a reverse merger with a shell company. Yi Wan Group's goal was to go public through that process and only through that process, a decision it had made before it contacted Brilliant Sun Industry Co.

In assisting Yi Wan Group to reach this goal, Brilliant Sun Industry Co. had to structure a transaction to meet two separate requirements. The board of Yi Wan Group, exercising its legal right under Florida state law, required that the transaction be structured as a reverse merger with a shell. To meet the NASD listing requirements, the transaction must involve the filing of a 1933 Act or 1934 Act registration statement in order for Yi Wan Group to secure a listing on the over the counter bulletin board. The merger satisfies Yi Wan Group's requirement concerning the way Yi Wan Group will go public. But the merger has nothing to do with meeting the NASD's requirement for securing a listing on the over the counter bulletin board, which is Yi Wan Group's ultimate goal in the transaction. This registration statement, not the merger, satisfies the NASD listing requirement.

There is no current market for the securities of Brilliant Sun Industry Co. It is anticipated that a market maker will file to secure for the surviving company a listing on the over-the-counter bulletin board after this registration statement is declared effective.

Each outstanding share of Yi Wan Group common stock, other than dissenting shares, as discussed later in this document, will be exchanged for one share of Brilliant Sun Industry Co. common stock. When the merger closes, Brilliant Sun Industry Co. will change its name to Yi Wan Group and will be the surviving corporation.

The following table contains comparative share information for shareholders of Brilliant Sun Industry Co. and Yi Wan Group immediately after the closing of the merger.

          --------------------- -------------------------------- ------------------------------- ---------------------
                                The former shareholders of Yi    The current shareholders of     Total
                                Wan Group                        Brilliant Sun Industry Co.
          --------------------- -------------------------------- ------------------------------- ---------------------
          --------------------- -------------------------------- ------------------------------- ---------------------
          Number                15,762,500                       487,500                         16,250,000
          --------------------- -------------------------------- ------------------------------- ---------------------
          --------------------- -------------------------------- ------------------------------- ---------------------
          Percentage            97%                              3%                              100%
          --------------------- -------------------------------- ------------------------------- ---------------------


The 3% of shares retained by the current shareholders of Brilliant Sun were issued upon formation at no par value for $79 consideration. Brilliant Sun will receive a merger fee of $45,000 from Yi Wan Group.

Stockholders of Yi Wan Group who do not vote for the merger have dissenters' rights under Florida law. These rights are described in detail beginning on page
__.

The merger presents risks. You should review "Risk Factors" beginning on page ___.


Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved the Brilliant Sun Industry Co. common stock to be issued in the merger or if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The prospectus is being sent to Yi Wan Group stockholders on ____, 2001.

                        SOLICITATION OF WRITTEN CONSENTS

NOTICE IS HEREBY GIVEN to stockholders of Yi Wan Group, Inc. that in accordance with the provisions of Florida law, Yi Wan Group stockholders are asked to consider and give Yi Wan Group stockholders written consent to a proposal to approve:

o The merger agreement and plan of reorganization between Yi Wan Group, Inc., a Florida corporation, and Brilliant Sun Industry Co., a Florida corporation

o The articles of merger which will be filed with the offices of the secretary of state of the state of Florida.

In the materials accompanying this notice, Yi Wan Group stockholders will find a prospectus relating to the merger proposal and a form of written consent. The prospectus more fully describes the proposal and includes information about Brilliant Sun Industry Co. and Yi Wan Group. Yi Wan Group strongly urges its stockholders to read and consider carefully this document in its entirety.

Yi Wan Group's board of directors has determined that the merger is fair to Yi Wan Group stockholders and in Yi Wan Group stockholders best interests. Accordingly, the board of directors of Yi Wan Group has unanimously approved the merger agreement and the board unanimously recommends that Yi Wan Group stockholders consent to the transaction.

Yi Wan Group, Inc.

Mr. Cheng Wanming
President

                                 WRITTEN CONSENT

If Yi Wan Group stockholders want to give their consent and vote FOR the merger, please sign below and return to:

Yi Wan Group, Inc.
% Mr. Yale Yu
501 W. Cameron Ave., Suite 220
West Covina, Ca. 91790
Tel: (626) 337 3800
Fax: (626) 337 8066


Stockholder #1 Signature__________________________________________________


Print or Type Name________________________________________________________


Stockholder #2 Signature__________________________________________________


Print or Type Name________________________________________________________


Number of Shares__________________________________________________________

All consents must be received no later than 60 days from the date this prospectus is sent to stockholders. Written consents may be revoked during this period but are not revocable after written consents have been received from common stockholders owning more than 7,881,250 shares of Yi Wan Group's issued and outstanding common stock, which is 50% of all issued and outstanding common stock of Impulse. If Yi Wan Group stockholders do not wish to give their consent to vote for the merger, they may do nothing.

Remember, however, that Yi Wan Group stockholders must comply with the appropriate provisions of Florida law to exercise dissenters rights. These rights are summarized in the prospectus. The relevant Florida statute is attached as an appendix to the prospectus.



                                    SUMMARY


This summary provides a brief overview of the key aspects of this offering.


The Parties to the Merger

Brilliant Sun Industry Co.
2503 W. Gardner Ct.
Tampa, FL  33611
Telephone:  813/831-9348

Brilliant Sun Industry Co. is a private company with no assets or operations originally formed to acquire a private company such as Yi Wan Group that had made a decision to go public and secure a listing on the over the counter bulletin board through a reverse merger with a shell company.


Brilliant Sun's shares are not listed for trading on the over the counter bulletin board. Before securing a listing, Brilliant Sun must clear all outstanding comments on its Form 10SB filing. See "Merger transaction - Bulletin Boars listing".

Brilliant Sun maintains a website at http://www.bsi-yiwan.com/. Nothing contained on this website is part of this prospectus.


Yi Wan Group, Inc.
(%) Mr. Yale Yu
501 W. Cameron Ave., Suite 220
West Covina, Ca. 91790 ,U.S.A
Tel: (626) 337 3800
Fax: (626) 337 8066
Email: inforex@primenet.com

Beijing Office


24 Jian Guo Men Wai Road, Suite 1802
Jingtai Building 100022
Beijing, P.R.China
Tel: 86-01-6515-6373
Fax: 86-01-6515-6370
Email: jointway@public.east.cn.net

Yi Wan Group was incorporated in Florida in May 1999. Yi Wan Group has a controlling interest in two Chinese registered joint venture companies, known as Jiaozuo Yi Wan Hotel Co., Ltd. and Jiaozuo Yi Wan Maple Leaf High Technology Agriculture Developing Ltd., Co. In addition, Yi Wan Group owns 100% of the equity in a third Chinese registered company known as Shunde Yi Wan Communication Equipment Plant Co., Ltd.


Jiaozuo Yi Wan Hotel Co., Ltd.
No.189. Middle Min Zhu Road
Jiaozuo, Henan - P.R. China 454150
Tel:  86-391-262-3227
Fax: 86-391-262-3767
Email: yiwan@public2.lyptt.ha.cn


Shunde Yi Wan Communication Equipment Plant Co., Ltd.
No 3., 5th Street Fengxiang Road, Daliang Town
Shunde, Guangdong - P.R. China 528300
Tel:  86-765-222-0984, 222-2097
Fax: 86-765-223-8363
Email: gzsdywt1@pub.sdnet.gd.cn

Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co.

Maying Village, Zhandian Town, Wuzhi County
Jiaozuo, Henan - P.R. China 454971
Tel:  86-391-759-1632
Fax: 86-391-759-1632
Email: ywcwm1@public2.lyptt.ha.cn

They were formed in China in the following years:

o  Jiaozuo Yi Wan Hotel Co., Ltd. in 1996
o  Shunde Yi Wan Communication Equipment Plant Co., Ltd. in 1993
o  Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. in 1997

They sell or provide the following products and services:

o Jiaozuo Yi Wan Hotel Co., Ltd. provides upscale lodging, food and beverage, entertainment and conference and meeting services.
o Shunde Yi Wan Communication Equipment Plant Co., Ltd. manufactures telephone exchange distribution frames equipment.
o Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. produces and sells specialty freshwater fish and fish products and vegetables.

Neither Yi Wan Group nor Brilliant Sun Industry Co. has paid any dividends.

Merger Matters

Each outstanding share of Yi Wan Group common stock, other than dissenting shares, as discussed later in this document, will be exchanged for one share of Brilliant Sun Industry Co. common stock. When the merger closes, Brilliant Sun Industry Co. will change its name to Yi Wan Group and will be the surviving corporation.

The following table contains comparative share information for shareholders of Brilliant Sun Industry Co. and Yi Wan Group immediately after the closing of the merger.

          --------------------- -------------------------------- ------------------------------- ---------------------
                                The former shareholders of Yi    The current shareholders of     Total
                                Wan Group                        Brilliant Sun Industry Co.
          --------------------- -------------------------------- ------------------------------- ---------------------
          --------------------- -------------------------------- ------------------------------- ---------------------
          Number                15,762,500                       487,500                         16,250,000
          --------------------- -------------------------------- ------------------------------- ---------------------
          --------------------- -------------------------------- ------------------------------- ---------------------
          Percentage            97%                              3%                              100%
          --------------------- -------------------------------- ------------------------------- ---------------------



o The boards of directors of Brilliant Sun Industry Co. and Yi Wan Group recommend approving the merger.

o The boards of directors of Brilliant Sun Industry Co. and Yi Wan Group each believe that the merger is fair and in the best interest of their shareholders.

o The board of directors of Yi Wan Group has not obtained an opinion from an independent advisor that the Brilliant Sun Industry Co. shares to be receive by Yi Wan Group stockholders is fair from a financial point of view to Yi Wan Group stockholders.

o Dissenters' rights of appraisal exist and are more fully described on page.___

o  Tax consequence of the merger are described on page.___

                   Selected Historical Financial Information

The following selected historical financial information of Yi Wan Group and Brilliant Sun Industry Co. has been derived from their respective historical financial statements, and should be read in conjunction with the financial statements and the notes , which are included in this prospectus.

The following information concerning Brilliant Sun Industry Co.'s financial position and operations is as of and for the period ended December 31, 1999.

----------------------------- ------------------------------- -------------------------------
 Brilliant Sun                         September 30,2000             December 31,1999
                                        (unaudited)
----------------------------- ------------------------------- -------------------------------
Total assets                                    $0                        $  0
----------------------------- ------------------------------- -------------------------------
Total liabilities                            1,000                       1,000
----------------------------- ------------------------------- -------------------------------
Equity                                      (1,000)                     (1,000)
----------------------------- ------------------------------- -------------------------------
Sales                                            0                           0
----------------------------- ------------------------------- -------------------------------
Net loss                                    (4,000)                     (5,079)
----------------------------- ------------------------------- -------------------------------
Net loss per share                               0
----------------------------- ------------------------------- -------------------------------

 -------------------------- -------------------------- ------------------- -------------------- ------------------
 Yi Wan Group, Inc.                                         Combined
                                  Consolidated              December
                               September 30, 2000             31,               Combined            Combined
                                    Unaudited                 1999          December 31, 1998   December 31, 1997
 -------------------------- -------------------------- ------------------- -------------------- ------------------
                                      RMB                     RMB                  RMB                 RMB
 --------------------------- ------------------------- ------------------- -------------------- ------------------
 Total Assets                             254,498,469         252,395,199          249,682,567        253,681,047
 --------------------------- ------------------------- ------------------- -------------------- ------------------
 --------------------------- ------------------------- ------------------- -------------------- ------------------
 Total Liabilities                        123,505,967          62,161,194           63,665,892         88,793,749
 --------------------------- ------------------------- ------------------- -------------------- ------------------
 --------------------------- ------------------------- ------------------- -------------------- ------------------
 Equity                                   117,327,051         190,234,005          186,016,675        164,887,298
 --------------------------- ------------------------- ------------------- -------------------- ------------------
 --------------------------- ------------------------- ------------------- -------------------- ------------------
 Sales                                     86,638,422         119,057,289          116,632,092         87,494,559
 --------------------------- ------------------------- ------------------- -------------------- ------------------
 --------------------------- ------------------------- ------------------- -------------------- ------------------
 Net Income                                23,601,183          35,015,295           44,417,021         26,111,263
 --------------------------- ------------------------- ------------------- -------------------- ------------------
 --------------------------- ------------------------- ------------------- -------------------- ------------------
 Net Income per share                           1.497               2.221                2.818              1.657
 --------------------------- ------------------------- ------------------- -------------------- ------------------



                                       8




                                  RISK FACTORS


Telecommunications

Yi Wan Group's revenues could be reduced if the Chinese government changes its policy on purchasing telecommunications equipment by requiring ministries and agencies to purchase products from government entities or non-government providers other than it.

The Ministry of Post and Telecommunication has government-affiliated telephone main distribution frame production facilities. Its principal customers, including the city of Shenzhen, Huawei in Guangdong province, are either local or national government entities. The government has the power to require ministries and agencies to purchase products from government entities or non-government providers other than it.

Because this Yi Wan Group company depends upon a single customer for 17% of its telecom revenues, the loss of this customer would significantly reduce its revenues.

A single customer, the city of Shenzhen Huawei in Guangdong province, generates 17.6% of its revenue. This relationship can be terminated by the customer without notice or penalty.

If China enters into the World Trade Organization, its revenues could be reduced because the required relinquishment of China's monopoly of the telecommunication industry and reduction of import tariffs on foreign competitors' equipment could increase competition.

As a condition to being formally admitted into the World Trade Organization, China will be required to relinquish its monopoly of the telecommunication industry and reduce import tariffs on telecommunication products, currently at more than 10%, to zero. These actions may have the effect of increasing competition in the market and may cause it to have difficulty competing.

Aquaculture

Shareholders of Yi Wan Group after the merger closes and if and when the surviving company secures a listing on the over the counter bulletin board may find it more difficult to sell their stock at a price they want when they want because of potential share price volatility in that this Yi Wan Group company experiences substantial seasonal variations in the demand for its products, which may affect its profitability from period to period.

Revenue from the sale of aquatic products peaks during the period of January through April, the time in the lunar calendar traditionally associated with Chinese New Year. Revenue from the sale of land-based vegetable products peaks during the growing season of April through November.

Because its aquaculture products are generally considered gourmet items in China, its revenues are more likely to be affected by changing tastes or economic downturns which could reduce demand for its products and thereby reduce its revenues.

Its primary products-- fresh water shrimp, fresh water crab, soft-shell turtle and perch--are considered traditional gourmet items in the Chinese culinary palette. Consumer demand for its aquaculture products could change or diminish more easily than for other types of aquaculture products which are not considered gourmet items. In addition, in the event of an economic downturn, it is likely that consumers will reduce the amount of gourmet items purchased.

Because this Yi Wan Group company depends upon a single customer for 12% of its aquaculture revenues, the loss of this customer would significantly reduce its revenues.

This Yi Wan Group company generates 12% of its revenue from sales to the Henan Department of Seafood Distribution. This relationship can be terminated by the customer without notice or penalty.

If China enters into the World Trade Organization, its revenues could be reduced because the required reduction of import tariffs on foreign competitors' products could increase competition.

As a condition to being formally admitted into the World Trade Organization, China will be required to reduce import tariffs on aquaculture products by 10% to 12%. This reduction may have the effect of increasing competition in the market and may cause it to have difficulty competing.

Hotel

This Yi Wan Group company may have difficulty competing with the two government-owned hotels in its market because the government hotels are subsidized by the Chinese government and thus do not have to operate at a profit to remain open. If the government orders its employees to stay at these hotels or lowers the rates its hotels charge, this Yi Wan Group's revenues could be reduced.

Two hotels considered to be competition in its primary market are government owned and operated. The government could require ministries and agencies to conduct all travel, conference and entertainment-related business with government-owned entities. It could also lower rates to below-market.

Shareholders of Yi Wan Group after the merger closes and if and when the surviving company secures a listing on the over the counter bulletin board may find it more difficult to sell their stock at a price they want when they want because of potential share price volatility in that this Yi Wan Group company experiences substantial seasonal variations in the demand for its services, which may affect its profitability from period to period.

Lodging revenue peaks during the period of April through October, coinciding with peak vacation travel season, and the period (April through June) when most companies hold bi-annual company meetings.

Food and beverage revenues peak during the period of January through April, the time in the lunar calendar traditionally associated with Chinese New Year.

Conference and meeting revenue peak during April through June and November through December, when most companies hold bi-annual meetings and product shows.

All Operating Segments

Yi Wan Group is dependent on Cheng Wanming, the president of all three of its operating segments. In the event Cheng Wanming is not able to, or chooses not to, function in this position, this Yi Wan Group company may have difficulty competing and its revenues could be reduced.

Cheng Wanming is the president of all three of its operating segments. His leadership and management skills in this position are necessary to its on-going operations. Yi Wan Group has no life insurance on Mr. Cheng Wanming.

Risks Related to Stock Ownership of Yi Wan

Yi Wan Group's management has significant control over stockholder matters, which may impact the ability of minority stockholders to influence Yi Wan Group's activities.

Yi Wan Group's officers and directors and their families control the outcome of all matters submitted to a vote of the holders of common stock, including the election of directors, amendments to its certificate of incorporation and approval of significant corporate transactions. These persons will beneficially own, in the aggregate, approximately 94% post merger of its outstanding common stock. This consolidation of voting power could have the effect of delaying, deterring or preventing a change in control of Yi Wan Group that might be beneficial to other stockholders.


The price for which Yi Wan Group's shareholders may be able to sell their shares.
may fall if, after the merger, Yi Wan Group's insiders sell a large number of their shares. It may fall if non-insiders sell their shares as well.

A sale of shares by existing Yi Wan Group security holders, whether under Rule 144 or otherwise, may have a depressing effect upon the price of its common stock in any market that might develop after the merger.

o Approximately 40 non-insider former Yi Wan Group stockholders will own an aggregate of 487,500 non-restricted shares of the total 16,250,000 shares outstanding after the merger. There will be no restrictions on resale of these shares after the merger.

o The two existing stockholders of Brilliant Sun will own 487,500 shares to be registered for resale.

o The remaining shares may be sold, subject to resale restrictions imposed under Rule 144.

Rule 144 generally provides that a person owning shares subject to the Rule who has satisfied or is not subject to a one year holding period for the restricted securities may sell, within any three month period, provided it is current in its reporting obligations under the Exchange Act, subject to certain manner of resale provisions, an amount of restricted securities which does not exceed 1% of a company's outstanding common stock.

Shareholders of Yi Wan Group after the merger closes and if and when the surviving company secures a listing on the over the counter bulletin board may find it more difficult to sell their stock at a price they want when they want because it may be subject to penny stock rules.

Broker-dealer practices in connection with transactions in penny stocks are regulated by penny stock rules adopted by the SEC. These requirements may have the effect of reducing the level of trading activity in Yi Wan Group's stock after the merger if trading commences.


Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

Shareholders of Yi Wan Group after the merger closes and if and when the surviving company secures a listing on the over the counter bulletin board may find it more difficult to sell their stock at a price they want when they want because it is anticipated that Yi Wan Group's stock will trade on the over-the-counter bulletin board after the merger. The bulletin board does not operate under the same rules and standards as the Nasdaq stock market.

The over-the-counter bulletin board is separate and distinct from the Nasdaq stock market. Nasdaq has no business relationship with issuers of securities quoted on the over-the-counter bulletin board. The SEC's order handling rules, which apply to Nasdaq-listed securities don't' apply to securities quoted on the bulletin board.

Although the Nasdaq stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the over-the-counter bulletin board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application and is obligated to comply with keeping information about the issuer in its files. The NASD cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Stocks traded on the bulletin board are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. This may inhibit the ability of shareholders of Yi Wan Group to their shares when they want, how they want and for the price they want.

Investors may have greater difficulty in getting orders filled because it is anticipated the Yi Wan Group's stock will trade on the over-the-counter bulleting board rather than on Nasdaq. Investors' orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with Nasdaq-listed securities.

Investors must contact a broker dealer to trade bulletin board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, this Yi Wan Group company is conducted via telephone. In time of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for Nasdaq-listed securities.

Yi Wan Group could experience greater difficulty in raising funds if needed for operations or future growth because it may be more expensive and time consuming to raise funds in a public offering after the merger closes.

A company whose shares are traded on the bulletin board is generally not eligible to use short-form registration statements on Form S-3. Having to utilize another form to register its securities may increase the time, cost and difficulty of raising funds in the future.


                                MERGER APPROVALS

In June, 2000, Brilliant Sun Industry Co.'s board of directors approved the merger proposal. Stockholders owning all of the stock of Brilliant Sun Industry Co. approved the merger proposal by written consent shortly thereafter.

In June, 2000, the board of directors of Yi Wan Group unanimously approved the merger proposal. Based upon the ownership of more than 50% of Yi Wan Group common stock by officers, directors and affiliates, it appears that a favorable vote by stockholders of Yi Wan Group is assured. No consents will be solicited or received from stockholders of Yi Wan Group until after this registration statement has been declared effective.




                               MERGER TRANSACTION


Stockholders of Yi Wan Group should be aware that:

o  There will be no stockholders' meeting.

o This prospectus will be used to solicit written consents of Yi Wan Group stockholders. As such, it will meet the requirements of Florida law concerning information that must be sent to Yi Wan Group's stockholders who have a right to vote on the merger. Based upon the ownership of more than 50% of Yi Wan Group common stock by officers, directors and affiliates, it appears that a favorable vote by stockholders of Yi Wan Group is assured. However, consents must be received no later than 60 days from the date this prospectus is mailed to Yi Wan Group stockholders.

        o All consents must be received no later than 60 days from the date this prospectus is sent to stockholders. Written consents may be revoked during this period but are not revocable after written consents have been received from common stockholders owning more than 7,881,250 shares of Yi Wan Group's issued and outstanding common stock, which is 50% of all issued and outstanding common stock of Yi Wan Group.

        o There are 15,762,500 shares of Yi Wan Group common stock outstanding as of the date this prospectus is being sent to its stockholders. Each of its stockholders is entitled to one vote for each share of common stock held.

        o A majority vote of the common stockholders is required to approve the merger. If the majority doesn't give its consent, the merger will not close.

        o Written consents will be counted by the board of Yi Wan Group. If a Yi Wan Group shareholder does not return a written consent, the shareholder's shares will not count as a vote or be used in determining whether consents from Yi Wan Group stockholders owning the more than 50% of its issued and outstanding common stock necessary to approve the merger have been received.

o No gain or loss will be recognized for federal income tax purposes by the holders of Yi Wan Group common stock upon the receipt of Brilliant Sun Industry Co. common stock solely in exchange for Yi Wan Group common stock in the merger, except to the extent that cash is received by the exercise of dissenters' rights.

o There is no material interest, direct or indirect, by security holdings or otherwise, of affiliates of Yi Wan Group in the proposed merger.

o Stockholders and affiliates of Brilliant Sun Industry Co. will retain shares in the surviving company and $45,000 in legal fees paid from the merger fee.

o The boards of directors of Brilliant Sun Industry Co. and Yi Wan Group recommend approving the merger.

o The boards of directors of Brilliant Sun Industry Co. and Yi Wan Group each believe that the merger is fair and in the best interest of their stockholders.

o The board of directors of Yi Wan Group has not obtained an opinion from an independent advisor that the Brilliant Sun Industry Co. shares to be received by Yi Wan Group stockholders is fair from a financial point of view to Yi Wan Group stockholders.


Merger Agreement

The merger agreement provides each outstanding share of Yi Wan Group common stock, other than dissenting shares, as discussed later in this document, will be exchanged for one share of Brilliant Sun Industry Co. common stock. The following table contains comparative share information for stockholders of Yi Wan Group and Brilliant Sun Industry Co. immediately after the closing of the merger.

          --------------------- -------------------------------- ------------------------------- ---------------------
                                The former shareholders of Yi    The current shareholders of     Total
                                Wan Group                        Brilliant Sun Industry Co.
          --------------------- -------------------------------- ------------------------------- ---------------------
          --------------------- -------------------------------- ------------------------------- ---------------------
          Number                15,762,500                       487,500                         16,250,000
          --------------------- -------------------------------- ------------------------------- ---------------------
          --------------------- -------------------------------- ------------------------------- ---------------------
          Percentage            97%                              3%                              100%
          --------------------- -------------------------------- ------------------------------- ---------------------



                                       14



Upon formation, Mr. Williams and Mr. Yu were issued 1,000,000 shares each. In connection with the merger, Brilliant Sun Industry Co. agreed to effect a reverse split so that Mr. Williams' fully discretionary account, plus related family and employee, and Mr. Yu will each own 247,350 shares prior to the closing of the merger. This is because Yi Wan Group required that Mr. Williams and his family plus Mr. Yu could only retain 3% of the issued and outstanding shares when the merger closed. Because they owned more shares than permitted, they agreed to a reverse split in order to satisfy this requirement. The shares retained by the current stockholders of Brilliant Sun were issued upon formation for a capital contribution of $79. Brilliant Sun will receive a merger fee of $45,000 from Yi Wan Group.


Election of Officers and Directors

The agreement provides that at the closing of the merger, Brilliant Sun Industry Co. will elect new officers and a new board of directors to consist of the current officers and current directors of Yi Wan Group.

Conditions to Closing

o The merger will not be closed unless the following conditions are met or waived:

        o No material adverse change has occurred subsequent to the date of the last financial information in the registration statement in the financial position, results of operations, assets, liabilities or prospects of either company

        o  This registration statement is effective under the Securities Act.

        o The merger qualifies as a tax-free reorganization under Section 368 of the code.

        o No litigation seeking to enjoin the merger or to obtain damages is be pending or threatened.

        o Holders of less than 10% of the outstanding shares of Yi Wan Group's common stock are entitled to dissenters' rights.

Termination

o   The merger agreement may be terminated as follows:

        o If the closing has not occurred by any date as mutually agreed upon by the parties, any of the parties may terminate at any time after that date by giving written notice of termination to the other parties. No party may terminate if it has willfully or materially breached any of the terms and conditions of the agreement.

        o Prior to the mutually agreed closing date, either party may terminate

        o   Following the insolvency or bankruptcy of the other.

        o If any one or more of the conditions to closing is not capable of fulfillment.

As Brilliant Sun Industry Co. goes through the due diligence and filing process, facts and circumstances not known to it when it started the process leading to closing the merger may come to light that make proceeding with the transaction inadvisable in the opinion of Brilliant Sun Industry Co. If this occurs or if Yi Wan Group cancels the agreement after paying the first installment of the merger fee, all fees previously received by Brilliant Sun Industry Co. will be retained.

Exclusivity

Until either the merger agreement is terminated or the merger closed, Yi Wan Group has agreed not to solicit any other inquiries, proposals or offers to purchase or otherwise acquire, in a merger transaction or another type of transaction, the business of Yi Wan Group or the shares of capital stock of Yi Wan Group.

Similarly, until either the merger agreement is terminated or the merger closed, Brilliant Sun Industry Co. has agreed not to make any other inquiries, proposals or offers to purchase or otherwise acquire, in a merger transaction or another type of transaction, the business or the shares of capital stock of any other company.

Other Matters

The agreement provides that none of the shares of Brilliant Sun Industry Co. common stock outstanding prior to the closing of the merger will be converted or otherwise modified in the merger and all of the shares of Brilliant Sun Industry Co. will be outstanding capital stock of Brilliant Sun Industry Co. after the closing of the merger.

The agreement provides that the merger will be consummated promptly after this prospectus is declared effective by the SEC and upon the satisfaction or waiver of all of the conditions to the closing of the merger. The merger will become effective on the date and time a properly executed articles of merger are filed with the offices of the secretary of state of Florida. Thereafter, Yi Wan Group will cease to exist and Brilliant Sun Industry Co. will be the surviving corporation in the merger.

The merger agreement is filed as an exhibit to and is incorporated by reference into this registration statement. Accordingly, the prospectus incorporates important business and financial information about the transaction that is not included in or delivered with the prospectus. This information is available without charge to security holders upon written or oral request to Mr. Cheng Wanming, President, Yi Wan Group, Inc., at the address set forth in the Summary section of this prospectus. To obtain timely delivery, security holders must request the information no later than five business days before the date they must make their investment decision. This date is no more than 5 days after the date of this prospectus.

Comparison of the percentage of outstanding shares entitled to vote held by directors, executive officers and their affiliates and the vote required for approval of the merger

All of Brilliant Sun Industry Co.'s shares are held by its directors, executive officers and their affiliates. A majority vote of the issued and outstanding shares is required to approve the merger. Stockholders owning all of Brilliant Sun Industry Co.'s common stock have executed a written consent voting to approve the merger. No further consent of any of the stockholders of Brilliant Sun Industry Co. is necessary to approve the merger under the laws of the state of Florida.

Approximately 97% of Yi Wan Group's shares are held by its directors, executive officers and their affiliates. A majority vote of the issued and outstanding shares is required to approve the merger. Assuming consents are secured from stockholders owning more than 50% of the stock of Yi Wan Group, stockholders who did not consent to the merger will, by otherwise complying with Yi Wan Group corporate law, be entitled to dissenters' rights with respect to the proposed merger. No consents will be solicited or accepted until after the effective date of this prospectus. Based upon the ownership of more than 50% of Yi Wan Group common stock by officers, directors and affiliates, it appears that a favorable vote is assured.


In order to close the merger

o  This registration statement must be declared effective.
o Written consents from shareholders owning more than 50% of the issued and outstanding stock of Yi Wan Group must be received. o All of the conditions to the closing of the merger in the merger agreement must be satisfied.


Regulatory approval required

Neither Brilliant Sun Industry Co. nor Yi Wan Group is aware of any governmental regulatory approvals required to be obtained with respect to the closing of the merger, except for the filing of the articles of merger with the offices of the secretary of state of the state of Florida.


Bulletin board listing

Brilliant Sun Industry Co. is currently subject to the reporting requirements of the 1934 Act.

Upon closing of the merger, Brilliant Sun will seek to become listed on the over-the-counter bulletin board under the symbol "BSUN." However, as Brilliant Sun has not yet cleared all comments on its Form 10SB filing, it is currently not eligible for listing. It has filed an amended Form 10SB and anticipates clearing outstanding comments on on or before the effective dare of this registration statements. If and when listed, the Brilliant Sun Industry Co's and Yi Wan Group's stockholders will hold shares of the publicly-traded Yi Wan Group.

Because Brilliant Sun's state of incorporation, articles and bylaws are the same as those of Yi Wan Group, Brilliant Sun's shareholders will not have any change in their rights as shareholders as a result of the merger. As more fully described in the Risk Factors section, the bulletin board operates under different rules and in a manner different and generally less efficient and effective than Nasdaq.


Contacts between the Parties


In May, 1999, Mr. Yale Yu, president of ITG and Associates, entered into discussions with Mr. Michael T. Williams, Esq., Brilliant Sun Industry Co.'s attorney. Mr. Yu was acting as an intermediary for Yi Wan Group in that he speaks Chinese and Mr. Williams doesn't. Mr. Yu is not an officer, director, affiliate or shareholders of Yi Wan Group or the Yi Wan Group companies. There were several telephone calls between Mr. Yu and Mr. Williams during May, 1999 and Mr. Yu visited Mr. Williams in Tampa once.All contact was initiated by Mr. Yu. All discussions concerned the structure of the transaction and the fees involved.

Michael T. Williams, Esq. is the principal of Williams Law Group and acts as president and director of Brilliant Sun Industry Co., at the request of Mr. Yu, for administrative convenience only.

Mr. Williams was originally issued 1,000,000 shares of Brilliant Sun
Industry Co. upon formation. At the request of principals of the Yi Wan Group, Mr. Yu was issued 1,000,000 shares upon formation. Mr. Williams and Mr. Yu agreed to a reverse stock split prior to the close of the merger such that they will each own 243,750 shares in the surviving company.

Mr. Yu indicated that Yi Wan Group had already made a strategic decision to promise investors and existing shareholders investment liquidity through a reverse merger with a shell company that would become listed on the over the counter bulletin board.

Mr. Williams told Mr. Yu that his law firm, Williams Law Group, P.A., represented shell companies that could meet Yi Wan Group's requirements. He indicated that he was only acting as an attorney for the shell corporation and that neither he nor his firm would not be representing or advising Yi Wan Group in any way in or about the proposed transaction.

Mr. Williams indicated that his firm only represented shell companies that used a transaction structure that was different than most other reverse merger transactions Yi Wan Group might be considering. Mr. Williams explained that in his firm's opinion, a traditional reverse merger with a public shell involved companies that:

o At one time had assets or operations but had gone out of business and, thus, were only the "shell" of a former operating business. As such, in his firm's opinion, these shell companies were susceptible of having unknown liabilities, unknown shareholders and unknown shareholder rights, such as options or registration rights.
o Often times were "public" in that they were listed and trading at the time of the merger.
o Many times attempted to transfer free trading shares to shareholders of the private company in controlled transactions that were nonetheless purported to be exempt under Rule 144k.
o The promoters and their affiliates sometimes participated in post-merger promotion of the surviving company's stock. The promoters and their affiliates always maintained control of resale decisions concerning the shares they retained and often sold these shares in a way that was adverse to the interests of the formerly private company and its shareholders.

In contrast, Mr. Williams explained that the transaction structure utilized by companies represented by his law firm only involved shell companies that:

o Are new, not "used," companies. These companies were formed by Mr. Williams' law firm. These companies have never had any assets or operations. The only shareholders other than Mr. Williams were his client, family and family trust. As such, these companies were known by Mr. Williams' law firm to have no unknown liabilities, shareholders or shareholder rights.
o   Do not become listed and trading until after the SEC has cleared a 1933
    Act and 1934 Act registration statement covering stock to be issued in the merger and the merger closed.
o Issue to shareholders of private companies only fully registered shares under an the 1933 Act registration statement rather than transferring shares to these shareholders purportedly in reliance upon a resale exemption provided under Rule 144k.

o Do not involve a situation in which Mr. Williams, his law firm, his employee or his family have any involvement with the surviving company in the transaction after the merger is closed.

        o Mr. Williams, his employee and his family do not and will not participate in post-merger promotion of the surviving company's stock.
        o Mr. Williams will resign his positions at the closing of the merger, and Mr. Williams law firm will resign as counsel to Brilliant Sun Industry Co. at that time. They will not be involved with and will not provide legal or other representation or advice to the surviving company in any way after the merger closes.
        o Mr. Williams, his employee and his family do not exercise any control over the resale of their shares after the merger closes and the stock of the surviving company becomes listed for trading on the over the counter bulletin board. All the shares they retain are to be held at a large NASD member brokerage firm in an account over which the account executive - and not Mr. Williams, his employee and his family - will have full, final and complete control of all resale decisions.


Mr. Mark Caron is the registered representative and account executive at Raymond James and Associates, Tampa, Florida who will be making these resale decisions.

It is anticipated that the standards to be used will be the following:

o First and foremost, only legally tradable shares will be resold. Brilliant Sun Industry Co. won't allow non-tradable shares to be resold. Raymond James' compliance department won't allow that to happen either.

o Mr. Williams or his relatives will tell Mr. Caron from time-to-time to sell sufficient shares in the portfolio to net it a certain amount of dollars.

o   Mr. Caron will review the portfolio.

o   He will first determine which shares can be legally resold.

o For the eight registration statements on file, this would mean that there is available an up-to-date selling shareholder prospectus that meets the prospectus delivery requirements for the resale of these shares.

        o For the subsequent registration statements to be filed under its proposed alternative structure, he would have to make sure Rule 144 was available for resale.

o Of the shares of the various companies in the portfolio that can be legally resold, he will determine whether is there an adequate trading market for these shares to be able to resell them in a manner that will net the requested amount.

o Assuming that he can generate more than the requested amount by selling shares that meet these criteria, he will then determine which shares have the least potential for future appreciation.

o   These are the shares that will be sold.

There are three caveats to this procedure.

o First, it may well be that because of the burden imposed by the prospectus delivery requirement, the shares in the companies for which registration statements are on file may all be resold as promptly as the market will allow at what is at least a reasonable price, subject to any existing option or lock-up agreements.
o Second, in the interest of maintaining diversification of the portfolio or for similar reasons, he may decide to sell shares of companies that he believes have a greater potential for appreciation than shares of other companies in the portfolio.

o Third, Mr. Caron has the discretion to sell any legally tradable shares in the portfolio at any time, regardless of whether he has received a request for funds from Mr. Williams or his family.

Reasons for the Transaction Structure

Brilliant Sun Industry Co. is a private company with no assets or operations originally formed to acquire a private company such as Yi Wan Group that had made a decision to go public and secure a listing on the over the counter bulletin board through a reverse merger with a shell company. Yi Wan Group goal was to go public through that process and only through that process, a decision it had made before it contacted Brilliant Sun Industry Co.

In assisting Yi Wan Group to reach this goal, Brilliant Sun Industry Co. had to structure a transaction to meet two separate requirements. One is factual. The other is legal. One is discretionary. The other is mandatory. The discretionary factual requirement is imposed by Yi Wan Group. The mandatory legal requirement is imposed by the NASD.

In adopting this transaction structure to meet both the requirements of Yi Wan Group and the NASD, Brilliant Sun Industry Co. considered the following:

o The board of Yi Wan Group has the legal right under Florida state law to require that the transaction be structured as a reverse merger with a shell.

o Yi Wan Group could go public some way other than a reverse merger with a shell. But as the board in the proper exercise of its discretion under Florida state law in making a business judgment has made its decision concerning the method Yi Wan Group will utilize to go public, this is not a relevant issue.

o The transaction must involve the filing of a 1933 Act or 1934 Act registration statement in order for Yi Wan Group to secure a listing on the over the counter bulletin board.

o The use of a 1933 Act registration statement is acceptable to the NASD in order to meet its requirements for listing.

o The merger satisfies Yi Wan Group's requirement concerning the way Yi Wan Group will go public. But the merger has nothing to do with meeting the NASD's requirement for securing a listing on the over the counter bulletin board, which is Yi Wan Group's ultimate goal in the transaction. This registration statement, not the merger, satisfies the NASD listing requirement.

Factual Requirement

Yi Wan Group required that their going public transaction must involve a merger with a shell company. In order to meet this factual requirement, the transaction was structured to have Yi Wan Group acquired by Brilliant Sun Industry Co. in a reverse merger. A reverse merger is a transaction in which Brilliant Sun Industry Co. and not Yi Wan Group is the surviving company after the merger closes.

It is the board of Yi Wan Group, not some third party, that has the right, indeed the duty, under Florida state law to make a determination as to which method of going public is in the best interest of Yi Wan Group and its stockholders. The board selected this process rather than another because it determined that this process has a very valid business purpose: In the minds of its potential investors, its shareholders and its management, this method of going public was well known, universally accepted and proven to be successful. This method would therefore enhance Yi Wan Group's ability to raise capital and provide its investors and shareholders with liquidity.

Legal Requirement

Although this transaction structure meets Yi Wan Group's factual requirement, the merger itself does nothing to meet the NASD's legal requirement that Yi Wan Group must become subject to the provisions of section 15d of the 1934 Act to meet the listing requirement under NASD Rule 6530. According to the NASD's interpretation of the Rule, this requirement for listing is met by the filing of a 1933 Act registration statement.

NASD Rule 6530 limits quotations on the OTCBB to the securities of issuers that make current filings pursuant to Sections 13 and 15(d) of the 1934 Act. In "Eligibility Rule Q and A," January 21, 1999, posted on the over the counter bulletin board website at http://www.otcbb.com/news/EligibilityRule/eligruleq&a.stm the NASD advised companies that wanted to become listed on the over the counter bulletin board that in order to be required to make filings pursuant to Section 13 or 15(d) of the Act, an issuer must register its class of securities under the Securities Act of 1933 or the Securities Exchange Act of 1934. [emphasis added]

So clearly, a registration statement such as this filed under the 1933 Act meets the NASD's requirement for listing.

That same statement of the NASD indicates that Yi Wan Group must be a mandatory, not a discretionary, reporting company. Under section 15d of the 1934 Act and related regulations and interpretations, that requirement is met for the year in which this registration statement is declared effective. However, there may some uncertainty as to the mandatory reporting status thereafter. Accordingly, to avoid any uncertainty in this area, Brilliant Sun Industry Co. has also filed a registration statement on Form10SB, the form prescribed for registration of securities under section 12(g) of the 1934 Act.

NASD Rule 6530 is not met by the merger. It is met by structuring the transaction to have the shares that are issued to Yi Wan Group's shareholders in the merger registered under this 1933 Act registration statement and previously registered under the 1934 Act on Form 10SB.

Although this transaction structure is utilized to meet Yi Wan Group's requirement of going public through a reverse merger with a shell company, this registration statement is not being filed because of that requirement. It is being filed because in order for Yi Wan Group to reach its goal of going public, the requirement imposed by the NASD has to be satisfied. This registration statement, and not the merger, is what meets that requirement.

Thus, by being acquired by Brilliant Sun Industry Co. in a transaction in which shares that are issued to Yi Wan Group's shareholders in the merger are registered under this 1933 Act registration statement and simultaneously registered under the 1934 Act, Yi Wan Group meets both the NASD legal requirement of going public - Rule 6530 - and its own factual requirement for the way it wants to go public - a reverse merger with a shell company.

Reasons for Recommending Approval of the Merger

Both the board of directors of Brilliant Sun Industry Co. and Yi Wan Group have recommended approving the merger. Neither of the boards of directors of Brilliant Sun Industry Co. or Yi Wan Group requested or received, or will receive, an opinion of an independent investment banker as to whether the merger is fair, from a financial point of view, to Brilliant Sun Industry Co. and its shareholders or Yi Wan Group and its shareholders.


In considering the merger, the Brilliant Sun Industry Co. board took note of the fact that Yi Wan Group met its acquisition candidate profile in that it was a private company that had already determined to go public through merger with a shell when it first contacted Brilliant Sun Industry Co. In addition, the board noted Yi Wan Group could produce audited financial statements and other information necessary for the filing of this registration statement and had agreed to pay the required merger fee to Brilliant Sun Industry Co. Mr. Williams is the sole member of Brilliant Sun's board and was the principal negotiator of the merger agreement. Mr. Williams and his firm received consideration in connection with the merger. However, the only stockholders are in his extended family, employed and Mr. Yu, all of whom knew and did not object to these factors. Accordingly, the Brilliant Sun Industry Co. board determined that the merger proposal was fair to, and in the best interests of, Brilliant Sun Industry Co. and the Brilliant Sun Industry Co.'s shareholders.

The board of Yi Wan Group concluded that this transaction fully met Yi Wan Group's business objective in the manner the board deemed to be the most appropriate consistent with its business decision to go public through a process involving a reverse merger with a shell corporation.

The board noted the transaction structure proposed by Third Enterprise would meet its objective of going public because it involved a transaction in which shares that are issued to Yi Wan Group's shareholders in the merger are registered under this 1933 Act registration statement and simultaneously registered under the 1934 Act. As such, Yi Wan Group would be able to meet the NASD's legal requirement of going public using the method it desired.

The Yi Wan Group board recommended approving the merger because it concluded that the merger and its terms, including the merger fee to be paid to Brilliant Sun Industry Co. and the shares retained by shareholders of Brilliant Sun Industry Co. after the merger closed, were fair and in the best interests of Yi Wan Group's shareholders. The board recommended Yi Wan Group's shareholders approve the merger.

The board's conclusion and recommendation were based upon the following:

o Yi Wan Group did not consider other methods of going public to be appropriate. The board determined that a reverse merger with a shell was the only acceptable alternative because this process, in the minds of its potential investors, its shareholders and its management, was:

Well known
        o   Universally accepted
        o   Proven to be successful

The board took note that the bulletin board might not be as efficient or effective as Nasdaq. The board pointed out that Yi Wan Group didn't qualify for Nasdaq listing in any case.

The board noted that there would be increased expense because of the requirement to become and remain an SEC reporting company in order to secure and maintain the bulletin board listing. Nonetheless, the board felt in its best business judgment that recognizing and acting upon investor, shareholder and management requests and desires for liquidity as soon as possible was in the long-term best interest of Yi Wan Group and its business.

o The board investigated a number of individuals and entities who offered to assist Yi Wan Group in becoming a reporting, listed and trading company through a reverse merger. The board concluded that the transaction structure proposed by Third Enterprise had significant advantages over other types of reverse merger transaction structures. And it concluded that counsel to Brilliant Sun Industry Co. possessed a higher level of honesty, knowledge, experience and competence necessary for a successful transaction than it felt would be available through other alternatives.

o The merger fee and number of shares retained were reasonable, particularly in comparison to traditional shell reverse merger transactions. They were reasonable in view of the knowledge and experience of the attorney for Brilliant Sun Industry Co.

Having made these decisions, the board felt that to undertake this transaction in some other manner with some other company or individuals would be inconsistent with the decision the board in the proper exercise of the discretion it is allowed under the business judgment standards of Florida law and the interests and desires of all the shareholders of Yi Wan Group.


Interests of Certain Persons in the Merger

Upon the closing of the merger, the current directors and executive officers of Yi Wan Group will become the directors and executive officers of the surviving corporation.


Mr. Williams and Mr. Yu are co-founders of Brilliant Sun. Mr. Yu is neither an officer nor director of Brilliant Sun or Yi Wan Group. He has, however, acted as an intermediary between Brilliant Sun and Yi Wan Group as he is fluent in Chinese and Mr. Williams is not. He is not being compensated for acting as an intermediary. Mr. Williams' law firm will receive a fee of $45,000 paid from the merger fee. He, his family members, and an employee 243,750 shares following the merger. Mr. Yu will retain 243,750 shares following the merger. These shares will be registered for resale. There is no reasonable assurance that the shares will ever have any realizable value.

Material Federal Income Tax Consequences

The following discussion summarizes all the material federal income tax consequences of the merger. This discussion is based on existing provisions of the Internal Revenue code of 1986, existing and proposed Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change. Any change, which may or may not be retroactive, could alter the tax consequences to the Yi Wan Group shareholders, as described below.

Williams Law Group has addressed this opinion to most of the typical shareholders of companies such as Yi Wan Group. However, some special categories of shareholders listed below will have special tax considerations that need to be addressed by their individual tax advisors:

o   Dealers in securities
o   Banks
o   Insurance companies
o   Foreign persons
o   Tax-exempt entities
o Taxpayers holding stock as part of a conversion, straddle, hedge or other risk reduction transaction
o Taxpayers who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions

We do not address the tax consequences of the merger under foreign, state or local tax laws.

We strongly urge to consult their own tax advisors as to the specific consequences of the merger to them, including the applicable federal, state, local and foreign tax consequences of the merger in their particular circumstances.

Neither Brilliant Sun Industry Co. nor Yi Wan Group has requested, or will request, a ruling from the Internal Revenue Service, IRS, with regard to any of the federal income tax consequences of the merger. The tax opinions will not be binding on the IRS or preclude the IRS from adopting a contrary position.

It is the opinion of Williams Law Group, P.A., counsel to Brilliant Sun Industry Co. , that the merger will constitute a reorganization under Section 368(a) of the code. The tax description set forth below has been prepared and reviewed by Williams Law Group, and in their opinion, to the extent the description relates to statements of law, it is correct in all material respects. This discussion summarizes the tax opinion given by counsel.

As a result of the merger's qualifying as a reorganization, the following federal income tax consequences will, under applicable law, result:


o The aggregate tax basis of the Brilliant Sun Industry Co. common stock received by Yi Wan Group shareholders in the merger will be the same as the aggregate tax basis of the Yi Wan Group common stock surrendered in merger.

o The holding period of the Brilliant Sun Industry Co. common stock received by each Yi Wan Group shareholder in the merger will include the period for which the Yi Wan Group common stock surrendered in merger was considered to be held, provided that the Yi Wan Group common stock so surrendered is held as a capital asset at the closing of the merger.

o A holder of Yi Wan Group common stock who exercises dissenters' rights for the Yi Wan Group common stock and receives a cash payment for the shares generally will recognize capital gain or loss, if the share was held as a capital asset at the closing of the merger, measured by the difference between the shareholder's basis in the share and the amount of cash received, provided that the payment is not essentially equivalent to a dividend within the meaning of Section 302 of the code or does not have the effect of a distribution of a dividend within the meaning of Section 356(a)
    (2) of the code after giving effect to the constructive ownership rules of the code.

o Neither Brilliant Sun Industry Co. nor Yi Wan Group will recognize gain solely as a result of the merger.

o There is a continuity of interest for IRS purposes with respect to the business of Yi Wan Group. This is because shareholders of Yi Wan Group have represented to it that they will not, under a plan or intent existing at or prior to the closing of the merger of the merger, dispose of so much of their Yi Wan Group common stock in anticipation of the merger, plus the Brilliant Sun Industry Co. common stock received in the merger that the Yi Wan Group shareholders, as a group, would no longer have a significant equity interest in the Yi Wan Group business being conducted by Brilliant Sun Industry Co. after the merger. Its opinion is based upon IRS ruling guidelines that require eighty percent continuity, although the guidelines do not purport to represent the applicable substantive law.

A successful IRS challenge to the reorganization status of the merger would result in significant tax consequences. For example,

o Yi Wan Group would recognize a corporate level gain or loss on the deemed sale of all of its assets equal to the difference between

        o the sum of the fair market value, as of the closing of the merger, of the Brilliant Sun Industry Co. common stock issued in the merger plus the amount of the liabilities of Yi Wan Group assumed by Brilliant Sun Industry Co.

            and

        o   Yi Wan Group's basis in the assets

o Yi Wan Group shareholders would recognize gain or loss with respect to each share of Yi Wan Group common stock surrendered equal to the difference between the shareholder's basis in the share and the fair market value, as of the closing of the merger, of the Brilliant Sun Industry Co. common stock received in merger therefore.

In this event, a shareholder's aggregate basis in the Brilliant Sun Industry Co. common stock so received would equal its fair market value and the shareholder's holding period for this stock would begin the day after the merger is consummated.

Even if the merger qualifies as a reorganization, a recipient of Brilliant Sun Industry Co. common stock would recognize income to the extent if, among other reasons any shares were determined to have been received in merger for services, to satisfy obligations or in consideration for anything other than the Yi Wan Group common stock surrendered. Generally, income is taxable as ordinary income upon receipt. In addition, to the extent that Yi Wan Group shareholders were treated as receiving, directly or indirectly, consideration other than Brilliant Sun Industry Co. common stock in merger for Yi Wan Group's shareholder's common stock, gain or loss would have to be recognized.


Dissenters Rights

The following summary of dissenters' rights under Florida law is qualified in its entirety by reference to chapter 607, Florida Statutes. All material terms of chapter 607 are summarized below. Brilliant Sun Industry Co. has filed copies of these statutes as an appendix to the registration statement.

Under Florida law, a Yi Wan Group shareholder who does not give consent for the merger and otherwise does not vote for the merger and files a written demand for appraisal with Yi Wan Group within 20 days after receiving notice will be paid the fair market value of the shares on the date of the closing of the merger, as determined by the board of directors of Yi Wan Group. If a Yi Wan Group stockholders wishes to exercise these rights, he or she must not give written consent to the merger and otherwise does not vote for the merger, must file the written demand within the prescribed time period, and follow other procedures.

Within 20 days after Yi Wan Group has given notice, any shareholder of Yi Wan Group who elects to dissent shall file with the corporation a notice of the election, stating the shareholder's name and address, the number, classes, and series of shares as to which he or she dissents, and a demand for payment of the fair value of his or her shares. Fair value means the value of the shares as of the close of business on the day prior to the merger authorization date, excluding any appreciation or depreciation in anticipation of the merger unless exclusion would be inequitable.

Any shareholder failing to file this election to dissent within the 20 day period is bound by the terms of the proposed merger. Any shareholder filing an election to dissent must deposit his or her certificates for certificated shares with Yi Wan Group simultaneously with the filing of the election to dissent.

Upon filing a notice of election to dissent, the shareholder is thereafter entitled only to payment for dissenting and is not entitled to vote or to exercise any other rights of a shareholder.

It is a condition to Yi Wan Group's obligations to consummate the merger that the holders of no more than 10% of the outstanding shares of Yi Wan Group's common stock are entitled to dissenters' rights. If demands for payment are made with respect to more than 10%, of the outstanding shares of Yi Wan Group's common stock, and, as a consequence more than 10% of the shareholders of Yi Wan Group's become entitled to exercise dissenters' rights, then Yi Wan Group will not be obligated to consummate the merger.


Accounting Treatment

For accounting purposes, the merger will be treated as a reorganization by Yi Wan Group.

Merger Procedures

Unless otherwise designated by a Yi Wan Group shareholder on the transmittal letter, certificates representing shares of Brilliant Sun Industry Co. common stock issued to Yi Wan Group shareholders will be issued and delivered to the tendering Yi Wan Group shareholder at the address on record with Yi Wan Group . In the event of a transfer of ownership of shares of Yi Wan Group common stock represented by certificates that are not registered in the transfer records of Yi Wan Group , the shares may be issued to a transferee if the certificates are delivered to the transfer agent, accompanied by all documents required to evidence the transfer and by evidence satisfactory to the transfer agent that any applicable stock transfer taxes have been paid. If any certificates shall have been lost, stolen, mislaid or destroyed, upon receipt of

o An affidavit of that fact from the holder claiming the certificates to be lost, mislaid or destroyed.
o The bond, security or indemnity as the parent corporation and the merger agent may reasonably require.
o Any other documents necessary to evidence and effect the bona fide merger, the transfer agent shall issue to holder the shares into which the shares represented by the lost, stolen, mislaid or destroyed.
o   Certificates have been converted.

Neither Brilliant Sun Industry Co., Yi Wan Group , nor the transfer agent is liable to a holder of Yi Wan Group's common stock for any amounts paid or property delivered in good faith to a public official under any applicable abandoned property law. Adoption of the merger agreement by the Yi Wan Group's shareholders constitutes ratification of the appointment of the transfer agent.

YI WAN GROUP SELECTED HISTORICAL FINANCIAL INFORMATION

After the closing of the merger, holders of certificates will have no rights with respect to the shares of Yi Wan Group common stock represented thereby other than the right to surrender the certificates and receive in merger the shares of Brilliant Sun Industry Co. common stock to which the holders are entitled.

 -------------------------- -------------------------- ------------------- -------------------- ------------------
 Yi Wan Group, Inc.                                         Combined
                                  Consolidated              December
                               September 30, 2000             31,               Combined            Combined
                                    Unaudited                 1999          December 31, 1998   December 31, 1997
 -------------------------- -------------------------- ------------------- -------------------- ------------------
                                      RMB                     RMB                  RMB                  RMB
 --------------------------- ------------------------- ------------------- -------------------- ------------------
 Total Assets                             254,498,469         252,395,199          249,682,567        253,681,047
 --------------------------- ------------------------- ------------------- -------------------- ------------------
 --------------------------- ------------------------- ------------------- -------------------- ------------------
 Total Liabilities                        123,505,967          62,161,194           63,665,892         88,793,749
 --------------------------- ------------------------- ------------------- -------------------- ------------------
 --------------------------- ------------------------- ------------------- -------------------- ------------------
 Equity                                   117,327,051         190,234,005          186,016,675        164,887,298
 --------------------------- ------------------------- ------------------- -------------------- ------------------
 --------------------------- ------------------------- ------------------- -------------------- ------------------
 Sales                                     86,638,422         119,057,289          116,632,092         87,494,559
 --------------------------- ------------------------- ------------------- -------------------- ------------------
 --------------------------- ------------------------- ------------------- -------------------- ------------------
 Net Income                                23,601,183          35,015,295           44,417,021         26,111,263
 --------------------------- ------------------------- ------------------- -------------------- ------------------
 --------------------------- ------------------------- ------------------- -------------------- ------------------
 Net Income per share                           1.497               2.221                2.818              1.657
 --------------------------- ------------------------- ------------------- -------------------- ------------------


         YI WAN GROUP COMPANIES MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements contained elsewhere in this prospectus. It presents the results of r from January 1, 1997, through September 30,2000.

I. OVERVIEW

The Yi Wan Group companies have three operating units each producing different products and services:

o Jiaozuo Yi Wan Hotel provides up-scale lodging, food and beverage, entertainment and conference and meeting facility services.
o Shun De Yi Wan Communication Equipment Plant Co., Ltd. produces digital and analog telephone network main distribution frames and their component parts.
o Yi Wan Maple Leaf High Technology Agriculture Developing Ltd., Co. uses advanced cultivation techniques to produce specialty fresh water livestock and seasonal land-based vegetables.

All of it's operating units are located in the People's Republic of China.

II.      RESULTS OF OPERATIONS

The following table presents selected statements of operations data expressed as percentages of net sales for the years ended December 31, 1997, 1998, 1999, and nine months ended September 30, 1999 and 2000.

                                                   Years ended                     Nine months ended
                                                   December 31,                       September 30,
                                                        1997      1998       1999         1999       2000
                                                        ----      ----       ----         ----       ----
Sales                                                 100.0%    100.0%     100.0%       100.0%     100.0%
Cost of Goods Sold                                     37.3%     35.7%      35.0%        33.3%      38.2%
- Hotel Operations                                     24.8%     22.8%      25.1%
- Telecommunication Operations                         48.3%     51.1%      44.6%
- Farm Operation                                       50.6%     51.5%      56.0%
Gross Profit                                           62.7%     64.3%      65.0%        66.7%      61.8%
- Hotel Operations                                     75.2%     77.2%      74.9%
- Telecommunication Operations                         51.7%     49.0%      55.4%
- Farm Operation                                       49.6%     48.5%       4.0%
General Selling and Administrative Expense             32.9%     26.2%      28.1%        29.0%     27.50%
- Hotel Operations                                     40.1%     31.7%      32.8%
- Telecommunication Operations                         31.3%     22.1%      22.6%
- Farm Operation                                       14.2%     13.4%      21.4%
Net Income.                                            29.8%     38.1%      29.4%        27.8%      27.2%
- Hotel Operations                                    35.44%     45.7%      35.1%
- Telecommunication Operations                         20.1%     26.2%      23.0%
- Farm Operation                                       35.7%     35.3%      20.0%



                                       29



II.a YEAR ENDED DECEMBER 31, 1998, COMPARED WITH THE YEAR ENDED DECEBMER 31,
1997.

II.a.(1) SALES. Consolidated company Sales increased 29,137,533 RBM, or approximately 33.3% from 87,494,559 RMB in the year ended December 31, 1997, to 116,632,092 RMB in the year ended December 31, 1998. An itemization of each operating unit's data and an explanation of significant changes follows:

                Hotel Operations: Sales increased 21,817,565 RMB, or approximately 51.92% from 42,018,929 RMB in the year ended December 31, 1997, to 63,836,494 RMB in the year ended December 31, 1998. The increase in Sales was the result of the addition of the nightclub and sauna-health entertainment facilities.

                Telecommunication Operations: Sales increased 4,935,985 RMB, or approximately 15.4% from 32,045,595 RMB in the year ended December 31, 1997, to 36,981,580 RMB in the year ended December 31, 1998. The increase in sales was the result of increased market share and the introduction of the GPX-136 Main Distribution Frame.

                Farm Operations: Sales increased 2,383,983 RMB, or approximately 17.8% from 13,430,035 RMB in the year ended December 31, 1997, to 15,814,018 RMB in the year ended December 31, 1998. The increase in Sales was the result of increased production volume.

II.a.(2) COST OF GOODS SOLD. Consolidated Cost of Goods Sold increased 8,945,355 RMB from 32,650,035 RMB in the year ended December 31, 1997, to 41,595,390 RMB in the year ended December 31, 1998. Cost of Goods Sold as a percentage of Sales decreased to 35.7% in the year ended December 31, 1998 from 37.3% in the year ended December 31, 1997. An itemization of each operating unit's data and an explanation of significant changes follows:

                Hotel Operations: Cost of Goods Sold increased 4,154,492 RMB from 10,402,265 RMB in the year ended December 31, 1997, to 14,556,757 RMB in the year ended December 31, 1998. Cost of Goods Sold as a percentage of Sales decreased to 22.8% in the year ended December 31, 1998, from 24.8% in the year ended December 31, 1997. The decrease was primarily a result of improved cost control measures.

                Telecommunication Operations: Cost of Goods Sold increased 3,404,750 RMB from 15,484,404 RMB in the year ended December 31, 1997, to 18,889,154 RMB in the year ended December 31, 1998. Cost of Goods Sold as a percentage of Sales increased to 51.1% in the year ended December 31, 1998 from 48.3% in the year ended December 31, 1997. The increase was the combined result of a 33.0% increase in payroll expenses to cover overtime required to meet increased production requirements, a 17.0% increase in utility rates charged by the municipal government and an increase in fixed asset depreciation expenses.

                Farm Operations: Cost of Goods Sold increased 1,386,113 RMB from 6,763,366 RMB in the year ended December 31, 1997, to 8,149,479 RMB in the year ended December 31, 1998. Cost of Goods Sold as a percentage of Sales increased to 51.5% in the year ended December 31, 1998, from 50.6% in the year ended December 31, 1997. The increase was the result of an adjusted salary and bonus structure.

II.a.(3) GROSS PROFIT. Consolidated Gross Profit increased 20,192,178 RMB from 54,844,524 RMB in the year ended December 31, 1997, to 75,036,702 RMB in the year ended December 31, 1998. As a percentage of Sales, Gross Profit increased from 62.7% in the year ended December 31, 1997, to 64.3% in the year ended December 31, 1998. An itemization of each operating unit's data and an explanation of significant changes follows:

                Hotel Operations: Gross Profit increased 17,663,073 RMB from 31,616,664 RMB in the year ended December 31, 1997, to 49,279,737 RMB in year ended December 31, 1998. As a percentage of Sales, Gross Profit increased from 75.2% in the year ended December 31, 1997, to 77.2% in the year ended December 31, 1998.

                Telecommunications Operations: Gross Profit increased 1,531,235 RMB from 16,561,191 RMB in the year ended December 31, 1997 to 18,092,426 RMB in year ended December 31, 1998. As a percentage of Sales, Gross Profit decreased from 51.7% in the year ended December 31, 1997 to 49.0% in the year ended December 31, 1998. The decrease was a result of increased Cost of Goods Sold expenses.

                Farm Operations: Gross Profit increased 997,870 RMB from a surplus 6,666,669 RMB in the year ended December 31, 1997, to 7,664,539 RMB in year ended December 31, 1998. As a percentage of sales, Gross Profit decreased from 49.6% in the year ended December 31, 1997, to 48.5% in the year ended December 31, 1998. The decrease was a result of increased Cost of Goods Sold expenses.

II.a.(4) SELLING AND ADMINISTRATIVE EXPENSES. Selling and Administrative Expenses increased 1,761,309 RMB from 28,782,353 RMB in the year ended December 31, 1997, to 30,543,662 RMB in the year ended December 31, 1998. Selling and Administrative Expenses as a percentage of Sales decreased to 26.2% in the year ended December 31, 1998, from 32.9% in the year ended December 31, 1997. An itemization of each operating unit's data and an explanation of significant changes follows:

                Hotel Operations: Selling and Administrative Expenses increased 3,397,102 RMB from 16,853,727 RMB in the year ended December 31, 1997, to 20,250,829 RMB in the year ended December 31, 1998. Selling and administrative Expenses as a percentage of Sales decreased to 31.7% in the year ended December 31, 1998 from 40.1% in the year ended December 31, 1997. The decrease was a combined result of increased Sales and the lack of need to purchase initial start-up selling related items purchased in the first year of operations.

                Telecommunication Operations: Selling and Administrative Expenses decreased 1,846,937 RMB from 10,028,119 RMB in the year ended December 31, 1997, to 8,181,182 RMB in the year ended December 31, 1998. Selling and Administrative expenses as a percentage of Sales decrease to 22.1% in the year ended December 31, 1998 from 31.3% in the year ended December 31, 1997. The decrease was a result of the cessation of advertising effort and trade show participation and a 22.0% decrease in freight cost due to increased market competition.

                Farm Operations: Selling and Administrative Expenses increased 211,144 RMB from 1,900,507 RMB in the year ended December 31, 1997, to 2,111,651 RMB in the year ended December 31, 1998. Selling and Administrative Expenses as a percentage of Sales decreased to 13.4% in the year ended December 31, 1998, from 14.2% in the year ended December 31, 1997. The decrease was a combined result of reduced initial equipment installation and maintenance cost and a reduction in staff travel costs.

II.a.(5) NET INCOME. Consolidated Net Income increased 18,305,758 RMB from 26,111,263 RMB, or 29.8% of Sales, in the year ended December 31, 1997, to 44,417,021 RMB, or 38.1 % of Sales, in the year ended December 31, 1998. The consolidated increase is the result of overall increased sales volume and overall improved cost control measures in all operating units. An itemization of each operating unit's data follows:

                Hotel Operations: Net Income increased 14,279,158 RMB RMB from 14,874,996 RMB, or 35.4% of Sales, in the year ended December 31, 1997, to income of 29,154,154 RMB, or 45.7 % of Sales, in the year ended December 31, 1998.

                Telecommunication Operations: Net Income increased 3,248,083 RMB from 6,438,364 RMB, or 20.1% of Sales, in the year ended December 31, 1997, to income of 9,686,447 RMB, or 26.2 % of Sales, in the year ended December 31, 1998.

                Farm Operations: Net Income increased 778,517 RMB from 4,797,903 RMB, or 35.7% of Sales, in the year ended December 31, 1997, to 5,576,420 RMB, or 35.3 % of Sales, in the year ended December 31, 1998.

II.b YEAR ENDED DECEMBER 31, 1999, COMPARED WITH THE YEAR ENDED DECEBMER 31,
1998.

II.b.(1) SALES. Consolidated Sales increased 2,425,197 RMB, or approximately 2.1% from 116,632,092 RMB in the year ended December 31, 1998, to 119,057,289
RMB in the year ended December 31, 1999. An itemization of each operating unit's data and an explanation of significant changes follows:

                Hotel Operations: Sales increased 2,299,102 RMB, or approximately 3.6%, from 63,836,494 RMB in the year ended December 31, 1998 to 66,135,596 RMB in the year ended December 31, 1999. The increase was a result of expanded food and beverage promotions and increased entertainment sales due to a greater number of celebrity performances in the nightclub facility.

                Telecommunication Operations: Sales increased 2,632,627 RMB, or approximately 7.1%, from 36,981,580 RMB in the year ended December 31,1998, to 39,614,207 RMB in the year ended December 31, 1999. The increase was a result of a restructured sales system, increased sales in the number of JPX 136 main distribution frames and a general increase in demand of the market.

                Farm Operations: Sales decreased 2,506,532 RMB, or approximately 15.9%, from 15,814,018 RMB in the year ended December 31, 1998, to 13,307,486 RMB in the year ended December 31, 1999. The decrease was the result of a two-month down period of production due to a refurbishment and cleaning of several production pools.

II.b.(2) COST OF GOODS SOLD. Consolidated Cost of Goods Sold increased 121,305 RMB from 41,595,390 RMB in the year ended December 31, 1998, to 41,716,695 RMB in the year ended December 31, 1999. Cost of Goods Sold as a percentage of Sales decreased to 35.0% in the year ended December 31, 1999, from 35.7% in the year ended December 31, 1998. An itemization of each operating unit's data and an explanation of significant changes follows:

                Hotel Operations: Cost of Goods Sold increased 2,028,125 RMB from 14,556,757 RMB in the year ended December 31, 1998, to 16,584,882 RMB in the year ended December 31, 1999. Cost of Goods Sold as a percentage of Sales increased to 25.1% in the year ended December 31,1999, from 22.8% in the year ended December 31, 1998. The increase was a result in the increase in the number of complementary in-room guest services and amenities and costs associated with celebrity performances in the night club.

                Telecommunication Operations: Cost of Goods Sold decreased 1,210,762 RMB from 18,889,154 RMB in the year ended December 31, 1998, to 17,678,392 RMB in the year ended December 31, 1999. Cost of Goods Sold as a percentage of Sales decreased to 44.6% in the year ended December 31, 1999, from 51.1% in the year ended December 31, 1998. The decrease was a result of strong sales and improved cost control measures.

                Farm Operations: Cost of Goods Sold decreased 696,058 RMB from 8,149,479 RMB in the year ended December 31, 1998, to 7,453,421 RMB in the year ended December 31, 1999. Cost of Goods Sold as a percentage of Sales increased to 56.0% in the year ended December 31, 1999, from 51.5% in the year ended December 31, 1998. The increase was a result of the aforementioned down period of production and unsuccessful research and testing to breed fresh water lobsters.

II.b.(3) GROSS PROFIT. Consolidated Gross Profit increased 2,303,892 RMB from 75,036,702 RMB in the year ended December 31, 1998, to 77,340,594 RMB in the year ended December 31, 1999. As a percentage of Sales, Gross Profit increased to 65.0% in the year ended December 31, 1999, from 64.3% in the year ended December 31, 1998. An itemization of each operating unit's data and an explanation of significant changes follows:

                Hotel Operations: Gross Profit increased 270,977 RMB from 49,279,737 RMB in the year ended December 31, 1998, to 49,550,714 RMB in the year ended December 31, 1999. As a percentage of Sales, Gross Profit decreased from 77.2% in the year ended December 31, 1998, to 74.9% in the year ended December 31, 1999.

                Telecommunication Operations: Gross Profit increased 3,843,389 RMB from 18,092,426 RMB in the year ended December 31, 1998, to 21,935,815 RMB in the year ended December 31, 1999. As a percentage of Sales, Gross Profit increased from 49.0% in the year ended December 31, 1998, to 55.4% in the year ended December 31, 1999. The increase was the result of strong sales and continued cost control efforts.

                Farm Operations: Gross Profit decreased 1,810,474 RMB from 7,664,539 RMB in the year ended December 31, 1998, to 5,854,065 RMB in the year ended December 31, 1999. As a percentage of Sales, Gross Profit decreased from 48.5% in the year ended December 31, 1998, to 44.0% in the year ended December 31, 1999. The decrease was a result of the aforementioned increase in Cost of Goods Sold.

II.b.(4) SELLING AND ADMINISTRATIVE EXPENSES. Consolidated Selling and Administrative Expenses increased 2,919,573 RMB from 30,543,662 RMB in the year ended December 31, 1998, to 33,463,235 RMB in the year ended December 31, 1999. Selling and Administrative Expenses as a percentage of Sales increased to 28.1% in the year ended December 31, 1999, from 26.2% in the year ended December 31, 1998. An itemization of each operating unit's data and an explanation of significant changes follows:

                Hotel Operations: Selling and Administrative Expenses increased 1,425,599 RMB from 20,250,829 RMB in the year ended December 31, 1998, to 21,676,428 RMB in the year ended December 31, 1999. Selling and Administrative Expenses as a percentage of Sales increased to 32.8% in the year ended December 31, 1999, from 31.7% in the year ended December 31, 1998. The increase was the result of increased utility expenses and performance bonuses awarded.

                Telecommunication Operations: Selling and Administrative Expenses increased 756,750 RMB from 8,181,182 RMB in the year ended December 31, 1998, to 8,937,932 RMB in the year ended December 31, 1999. Selling and Administrative Expenses as a percentage of Sales increased to 22.6% in the year ended December 31, 1999, from 22.1% in the year ended December 31, 1998. The increase was the result of increasing advertising expense, sales commission, research and development and other administration expense in accordance of the increasing sales.

                Farm Operations: Selling and Administrative Expenses increased 737,224 RMB from 2,111,651 RMB in the year ended December 31, 1998, to 2,848,875 RMB in the year ended December 31, 1999. Selling and Administrative Expenses as a percentage of Sales increased to 21.4% in the year ended December 31, 1999, from 13.4% in the year ended December 31, 1998. The increase was the result of relatively fixed administrative costs during the period of down production cited above.

II.b.(5) NET INCOME. Consolidated Net Income decreased 9,401,726 RMB from 44,417,021 RMB, or 38.1% of Sales, in the year ended December 31, 1998, to 35,015,295 RMB, or 29.4% of Sales, in the year ended December 31, 1999. The decrease was in part a result of the expiration of favorable national tax status. An itemization of each operating unit's data and further explanation of significant changes follows:

                Hotel Operations: Net Income decreased 5,928,739 RMB from 29,154,154 RMB, or 45.7% of Sales, in the year ended December 31, 1998, to 23,225,415 RMB, or 35.1 % of Sales, in the year ended December 31, 1999.

                Telecommunications Operations: Net Income decreased 561,666 RMB from 9,686,447 RMB, or 26.2% of Sales, in the year ended December 31, 1998, to 9,124,781 RMB, or 23.0% of Sales, in the year ended December 31, 1999

                Farm Operations: Net Income decreased 2,911,321 RMB from 5,576,420 RMB, or 35.3% of Sales, in the year ended December 31, 1998, to 2,665,099 RMB, or 20.0% of Sales, in the year ended December 31, 1999. The decrease was a result of the interruption in production cited above.



II.c NINE MONTHS PERIODS FROM JANUARY 1 TO SEPTEMBER 30, 1999, COMPARED TO NINE MONTHS PERIODS FROM JANUARY 1 TO SEPTEMBER 30, 2000.

II.c.(1) SALES. Consolidated company Sales remained consistent in the nine months periods ended September 30, 1999 and 2000.

II.c.(2)COST OF GOODS SOLD. Consolidated Cost of Goods Sold increased 4,151,121 RMB from 28,917,701 RMB in the nine months periods from January 1 to September 30,1999, to 33,068,8224 RMB in the nine months periods from January 1 to September 30, 2000. Cost of Goods Sold as a percentage of Sales increased to 38.2% in the nine months periods from January 1 to September 30, 2000, from 33.3% in the nine months periods from January 1 to September 30, 1999. The increase was the result of competition. Hotel operation have to have more discount items, more incentive gift items to attract the new customer and keep the old ones. For the Telecommunication operation the cost of rough material for the production is increased due to overall market inflation.

II.c.(3) GROSS PROFIT. Consolidated Gross Profit decreased 4,346,174 RMB from 57,915,774 RMB in the nine months periods from January 1 to September 30, 1999, to 53,569,600 RMB in the nine months periods from January 1 to September 30,2000. As a percentage of Sales, Gross Profit decreased from 66.7% in the nine months periods from January 1 to September 30, 1999, to 61.8% in the nine months periods from January 1 to September 30, 2000. The decrease was a result of increasing the cost of production and decreasing of sales.

II.c.(4) SELLING AND ADMINISTRATIVE EXPENSES. Selling and Administrative Expenses decreased 1,374,815 RMB from 25,199,271 RMB in the nine months periods from January 1 to September 30, 1999, to 23,824,456 RMB in the nine months periods from January 1 to September 30, 2000. Selling and Administrative Expenses as a percentage of Sales decreased to 27.5% in the nine months periods from January 1 to September 30, 2000, from 29.0% in the nine months periods from January 1 to September 30, 1999. The decrease was due to the following reasons: first, part of the fixed assets in Telecommunication operation were fully depreciated in 1999, which resulted in the decrease of depreciation expense in 2000; in addition, as result of better management and cost control, bad debts expense, travelling expenses and entertainment expenses decreased in 2000 compared with prior year.
 .
II.c.(5) NET INCOME. Consolidated Net Income decreased 503,771 RMB from 24,104,954 RMB, or 27.8% of Sales, in the nine months periods from January 1 to September 30, 1999, to 23,601,183 RMB, or 27.5 % of Sales, in the nine months periods from January 1 to September 30, 2000. The consolidated decrease is the result of following:

For the Telecommunication operation:
Sales department has increased cost for 11%, it caused net profit dropped 13.5%, due to overall higher energy cost.

For the Hotel operation: Increased sales makes up the higher cost to operation keep the same level of net income.

For the Farm operation: the net income keeps same level of 1999, for the reason of higher profit to cover higher operation cost.

The combined result of three operation caused the net income went lower than 1999.


III. LIQUIDITY AND CAPTIAL RESOURCES

Historically, the Yi Wan Group companies have financed their operations principally through cash generated from operations. Initial capital for each operating unit was generated by contributions of initial shareholders and personal loans (Hotel Operations: 15,960,000 USD, Telecommunication Operations:
1,580,000 USD, Farm Operations: 2,410,000 USD). No bank loans were obtained for this purpose.

A portion of the net proceeds of this offering will be used for general corporate purposes and working capital, which will contribute to improved liquidity. In addition, the Yi Wan Group companies do not anticipate paying any dividends in the foreseeable future.


III.a             WORKING CAPITAL.

On December 31, 1999, the Yi Wan Group companies had consolidated working capital of negative 15,702,279 RMB comprised as follows:

         Hotel Operations:                             negative 22,631,535 RMB;
         Telecommunication Operations:                           8,997,798 RMB;
         Farm Operations:                               negative 2,068,542 RMB.

On December 31, 1998, the Yi Wan Group companies had consolidated Working Capital of negative 29,937,402 RMB comprised as follows:

         Hotel Operations:                             negative 39,059,614 RMB;
         Telecommunication Operations:                          13,251,379 RMB;
         Farm Operations:                               negative 4,129,167 RMB.

On December 31, 1997, the Yi Wan Group companies had consolidated Working Capital of negative 63,598,534 RMB comprised as follows:

          Hotel Operations:                            negative 60,606,490 RMB
          Telecommunication Operations:                          6,066,199 RMB;
          Farm Operations:                              negative 9,058,243 RMB.

EXPLANATION: The increase in Consolidated Working Capital from 1997 to 1998 to 1999 was a result of expanded operations and an increase in Net Income.

III.b    CASH AND CASH EQUIVALENTS FROM ACCOUNTS RECEIVABLE.

On December 31, 1999, the Yi Wan Group companies had consolidated Accounts Receivable of 11,019,015 RMB comprised as follows:

           Hotel Operations:                                    2,859,373 RMB;
           Telecommunications Operations:                       7,341,130 RMB;
           Farm Operations:                                       818,512 RMB.

On December 31, 1998, the Yi Wan Group companies had consolidated Accounts Receivable of 8,052,097 RMB as follows:

            Hotel Operations:                                   924,401 RMB;
            Telecommunications Operations:                    6,240,188 RMB;
            Farm Operations:                                    887,508 RMB.

On December 31, 1997,the Yi Wan Group companies had consolidated Accounts Receivable of 4,417,453 RMB as follows:

            Hotel Operations:                                  754,018 RMB;
            Telecommunication Operations:                    3,285,701 RMB;
            Farm Operations:                                   377,734 RMB.

EXPLANATION: The increase in consolidated Accounts Receivable from 1997 to 1998 was a result of an increase in sales and credit terms of Hotel Operations and Telecommunication Operations.

III.c             NET CASH FLOW.

On December 31, 1999, the Yi Wan Group companies had a consolidated Net Cash flow of 5,518,175 RMB comprised as follows:

            Hotel Operations:                                5,125,339 RMB;
            Telecommunication Operations:                    1,377,012 RMB;
            Farm Operations:                          negative 984,177 RMB.

On December 31, 1998, the Yi Wan Group companies had a consolidated Net Cash flow of 3,097,102 RMB comprised as follows:

            Hotel Operations:                                1,286,628 RMB;
            Telecommunication Operations:                    1,964,290 RMB;
            Farm Operations:                         negative  153,816 RMB.

On December 31, 1997, the Yi Wan Group companies had a consolidated Net Cash flow of 896,772 RMB as follows:

            Hotel Operations:                        nagative  495,844 RMB;
            Telecommunication Operations:                      372,967 RMB;
            Farm Operations:                                 1,019,649 RMB.

EXPLANATION: The increase from 1997 to 1998 in consolidated Net Cash flow was a result of the large increase in sales volume of Hotel Operations and Telecommunications Operations.

III.d             CASH FLOW FROM OPERATING ACTIVITES.

On December 31, 1999, the Yi Wan Group companies had consolidated Net Cash flow from Operating Activities of 57,572,062 RMB as follows:

            Hotel Operations:                               35,069,586 RMB;
            Telecommunication Operations:                   16,286,654 RMB;
            Farm Operations:                                 6,215,822 RMB.

On December 31, 1998, the Yi Wan Group companies had a consolidated Net Cash flow from Operating Activities of 55,738,564 RMB comprised as follows:

            Hotel Operations:                               41,671,885 RMB;
            Telecommunication Operations:                    7,220,495 RMB;
            Farm Operations:                                 6,846,184 RMB.

On December 31, 1997, the Yi Wan Group companies had a consolidated Net Cash flow from Operating Activities of 36,305,556 RMB comprised as follows:

            Hotel Operations:                               23,328,256 RMB
            Telecommunication Operations:                    7,457,651 RMB;
            Farm Operations:                                 5,519,649 RMB

EXPLANATION: The increase from 1997 to 1998 was a result of a large increase in sales of the Hotel Operations and the Telecommunication Operations. The decrease from 1998 to 1999 was a result of extended terms of payment offered to Hotel and Telecommunication customers.


III.e             CASH FLOW FROM FINANCING ACTIVITIES.

On December 31, 1999, the Yi Wan Group companies had consolidated Net Cash flow from Financing Activities of negative 50,001,643 RMB comprised as follows:

             Hotel Operations:                         negative 28,280,000 RMB
             Telecommunication Operations:            negative  14,721,643 RMB
             Farm Operations:                           negative 7,000,000 RMB

On December 31, 1998, the Yi Wan Group companies had consolidated Net Cash flow from Financing Activities of negative 52,456,206 RMB comprised as follows:

             Hotel Operations:                         negative 40,200,001 RMB;
             Telecommunication Operations:              negative 5,256,205 RMB;
             Farm Operations:                           negative 7,000,000 RMB.

On December 31, 1997, the Yi Wan Group companies had consolidated Net Cash flow from Financing Activities of 64,012,892 RMB comprised as follows:

             Hotel Operations:                                71,078,609 RMB;
             Telecommunication Operations:           negative  2,565,717 RMB;
             Farm Operations:                         negative 4,500,000 RMB.

EXPLANATION: The decrease in consolidated Net Cash flow from Financing Activities during the period covered is primarily the result the repayment of private debt for the initial purchases of the Hotel and Farm facilities and the distribution of profit to shareholders.

III.f             CASH FLOW FROM INVESTING ACTIVITIES.

On December 31, 1999, the Yi Wan Group companies had consolidated Net Cash flow from Investing Activities of negative 2,052,272 RMB comprised as follows:

              Hotel Operations:                         negative 1,664,274 RMB;
              Telecommunications Operations:             negative  187,998 RMB;
              Farm Operations:                            negative 200,000 RMB.

On December 31, 1998, the Yi Wan Group companies had consolidated Net Cash flow from Investing Activities of negative 185,256 RMB comprised as follows:

              Hotel Operations:                           negative 185,256 RMB;
              Telecommunication Operations:                              0 RMB;
              Farm Operations:                                           0 RMB.

On December 31, 1997, the Yi Wan Group companies had consolidated Net Cash flow from Investing Activities of negative 99,421,676 RMB as follows:

             Hotel Operations:                        negative 94,902,709 RMB;
             Telecommunication Operations:           negative   4,518,967 RMB;
             Farm Operations:                                           0 RMB.

EXPLANATION: The negative consolidated Net Cash flow from Investing Activities in 1997 reflected initial facility purchases of the Hotel and Farm and equipment purchases of the Telecommunication unit. Data for 1998 and 1999 reflected equipment purchases and minor facility upgrades.

IV.      MANAGEMENT ASSUMPTIONS.

The Yi Wan Group companies anticipate, based on management's internal forecasts and assumptions relating to their operations, that their existing cash and funds generated from operation, together with their existing financing agreements and proceeds of the offering will be sufficient to meet the Yi Wan Group companies' working capital and capital expenditure requirements for the at least 12 months following consummation of the offering.

In the event that the Yi Wan Group companies' plans change, their assumptions change or prove inaccurate, or if the proceeds of this offering, other capital resources and projected cash flow otherwise prove to be insufficient to fund operations, (due to unanticipated expense, technical problems, difficulties or otherwise), the Yi Wan Group companies could be required to seek additional financing and there can be no assurance that the Yi Wan Group companies would be able to obtain additional financing on terms acceptable to it, or at all.

V.       IMPACT OF INFLATION.

The Yi Wan Group companies' management does not consider inflation to have had material impact on their results of operations during the periods covered.

                        YI WAN GROUP COMPANIES' BUSINESS


Organizational Structure

Yi Wan Group has a 90% equity interest in two Foreign Invested Enterprise Joint Ventures, known as FIEJV or Sino-Foreign Joint Venture, and has a100% equity interest in one Wholly Foreign Owned Enterprise company. Both FIEJVs and WFOEs are known generally as Foreign Invested Enterprise companies in China. All three of these companies are Chinese registered limited liability companies, with legal structures similar to regular corporations and limited liability companies organized under state laws in the United States. Each of these FIE's is organized and registered as an independent Chinese limited liability company. The two FIEJVs, however, are owned by Yi Wan Group and Guangdong Shun'ao Industry and Commerce Company and the WFOE is owned 100% by Yi Wan Group. Each FIE consists of an ongoing business: The term of two FIEJV's company is 30 years and the WFOE is 15 years. The organization particulars are as follows for each FIE company:

Jiaozuo Yi Wan Maple Leaf High Technology Agriculture Development Ltd., Co. This company originally was formed in April 1997, as a FIEJV by Guangdong Shun'ao Industry and Commerce Company, a Chinese investor, and Canadian Maple Leaf International Inc., a foreign investor, in the Jiaozuo City region of Henan Province, China. The original equity split was 51% for the Chinese investor and 49% for the foreign investor. In November 1999, the parties agreed to transfer 90% of the total equity to Yi Wan Group, with 41% transferred by the Chinese investor and 49% transferred by the foreign investor. Yi Wan did not compensate either party for these equity transfers but assumed the total capital contribution requirement of the foreign investor in the amount of RMB 20,000,000, approximately IT $2.42 million, and a portion of the Chinese investor's capital contribution requirement in the amount of RMB 16,900,000,approximately IT $2 million. After the transfers, which were approved by the appropriate Chinese approval authorities, the equity split is 10% for the Chinese investor and 90% for Yi Wan Group. A new business license was issued on June 7, 2000.

Jiaozuo Yi Wan Hotel Co., Ltd. This company originally was formed in January 1997, as a FIEJV by Guangdong Shun'ao Industry and Commerce Company, a Chinese investor, and Marco Wan Da Construction Inc., a foreign investor, in the Jiaozuo City region of Henan Province, China. The original equity split was 70% for the Chinese investor and 30% for the foreign investor. In November 1999, the parties agreed to transfer 90% of the total equity to Yi Wan Group, with 60% transferred by the Chinese investor and 30% transferred by the foreign investor. Yi Wan did not compensate either party for these equity transfers but assumed the total capital contribution requirement of the foreign investor in the amount of RMB 7,500,000,approximately IT $906,000, and a portion of the Chinese investor's capital contribution requirement in the amount of RMB 15,000,000,approximately IT $1.8 million. After the transfers, which were approved by the appropriate Chinese approval authorities, the equity split is 10% for the Chinese investor and 90% for Yi Wan Group. A new business license was issued on June 7, 2000.

Shunde Yi Wan Communications Equipment Plant Co., Ltd. This wholly owned subsidiary of Yi Wan Group company originally was formed as a FIEJV in September 1993, by Shunde Zhiyuan Developing Co., a Chinese investor, and Marco Wan Da Construction Inc., a foreign investor, in Shunde City, Guangdong Province, China. In March 2000, the parties agreed to transfer 100% of the total equity to Yi Wan Group, with 35% transferred by the Chinese investor and 65% transferred by the foreign investor. Yi Wan did not compensate either party for these equity transfers but assumed the total capital contribution requirements of the enterprise in the amount of IT $1,500,000,approximately RMB 12,4000,000. After the transfers, which were approved by the appropriate Chinese approval authorities, Yi Wan Group owns 100% of the equity. The Chinese approving authorities approved the conversion of the joint venture corporate form to a WFOE. A new business license was issued on June 22, 2000.


Operations in China

All of the Yi Wan Group companies' facilities are located in the People's Republic of China.

Bureaucratic Infrastructure

The Chinese government's involvement, and thus influence, in the operation of the joint venture companies is limited to a well defined legal/bureaucratic infrastructure in three areas, which operates through three separate State entities. First, a foreign invested enterprise joint ventures must be reviewed by the Foreign Investment Commission, or FIC, or its delegate, for approval as a Foreign Invested Enterprise, or FIE. Changes in ownership identity or registered capital of a FIE must be reviewed and approved under the auspices of the FIC. Second, FIE's must have a business license to operate, which is issued by the Industrial and Commercial Registration Administration Bureau, or ICRAB. In addition, any change in ownership of FIE's must be reported to this bureau for reissue of the business license. Third, the Chinese partners in joint venture FIE companies (Sino-Foreign Equity Joint Ventures) may be state owned enterprises, or SOE. These SOE's have defined rights and areas of authority with respect to a joint venture as set forth in the joint venture's articles of association and the joint venture contract.

As such, each of these three State entities - FIC, ICRAB and SOE - has a limited, defined area of operation, responsibility and authority. As discussed below, none of these State entities has the ability to change the laws, the articles or the contracts governing the rights, obligations, operation or existence of joint venture companies. Further, the minority partners in Yi Wan's joint venture companies are not an SOE. As a non-SOE, the minority partners have no direct relationship with the Peoples Republic of China government.


            Sino-Foreign Invested Enterprise Laws: FIE Laws

Both joint venture companies are Sino-Foreign Equity Joint Ventures established under the law of the Peoples' Republic of China pursuant to the Peoples Republic of China Sino-Foreign Equity Joint Ventures Law, or EJV Law. Article 2 of the EJV Law provides as follows:

                The Chinese Government, pursuant to the provisions of agreements, contracts, and articles of association that it has approved, shall protect in accordance with the law the investments, distributable profits, and other lawful rights and interests of foreign investors.


Further, the EJV Law provides:

                The State shall not subject joint ventures to nationalization or expropriation. In special circumstances, however, in order to meet the requirements of the public interest, the State may carry out expropriation against a joint venture in accordance with legal procedures, but corresponding compensation must be made.

The first provision set forth above reflects the principle that the State must protect the interest of the foreign investor based upon an approved Joint Venture Contract and Articles of Association. This would extend to the control provisions in the contracts and articles, as control is one of the rights and interests of the foreign investor in a majority-owned EJV. The second statement reflects the power that all national governments, including that of the United States, reserve to themselves.

In addition, Article 33 of the Implementing Regulations to the EJV Law provides that "the highest authority of a Joint Venture shall be its board of directors, which shall decide all major issues concerning the Joint Venture." Thus, control over the Joint Ventures is vested in the board of directors, not in the State. While it is true that the State retains ultimate control of SOE's, Equity Joint Ventures are not SOE's, but are an entirely separate category of enterprise under the law of the Peoples' Republic of China. While the State certainly can influence the operations of a joint venture where a Chinese party is a SOE, legally it can do so only through the Chinese party's representatives on the joint venture board of directors.

Yi Wan Group's wholly owned subsidiary exists pursuant to the Peoples Republic of China Wholly Foreign Owned Enterprise Law, or WFOE Law. Article 8 of the WFOE Law provides as follows:

                An enterprise with foreign capital meets the conditions for being considered a legal person under Chinese law and shall acquire the status of a Chinese legal person, in accordance with the law.

Further, the WFOE Law provides in Article 4:

                The investments of a foreign investor in China, the profits it earns and its other lawful rights and interests are protected by Chinese law.

And, in Article 5:

                The state cannot nationalize or requisition any enterprise with foreign capital. Under special circumstances, when public interest requires, enterprises with foreign capital may be requisitioned by legal procedures and appropriate compensation shall be made.

As with the EJV Law, the first two provisions set forth above reflect the principle that the State must protect the interest of the foreign investor based upon approved Articles of Association. The third statement reflects the power that all national governments, including that of the United States, reserve to themselves.

Finally, with respect to the potential retroactive effect of any laws passed concerning existing joint ventures, Article 40 of the Foreign Economic Contract Law, or FECL, which was adopted in 1985, provides as follows:

                Even if the law makes new provisions, contracts for Sino-Foreign Joint Ventures, Sino-Foreign Cooperative Joint Ventures, and for Sino-Foreign Cooperative Exploration and Exploitation of natural resources. . which have already been approved by a competent authority of the State, may still be performed according to the stipulation of those contracts.

Accordingly, as the above analysis indicates, the only realistic method by which the Chinese Government can effect the operation of the these Foreign Invested Enterprises is that which is stated in the respective Articles of Association. Those Articles, combined with the FIE laws, provide that the Chinese Government does not and cannot have an intrusive role in the affairs of an FIE company. To the contrary, those laws place a continuing duty on the government to insure that the rights of foreign investors in FIE's, as expressed in the approved provisions of articles of association, are protected and preserved.

Foreign Companies Doing Business in China

There are three standard investment vehicles for foreigners doing business in
China:

o        Equity Joint Venture, or EJV),
o        Cooperative or contract Joint Venture, or CJV
o        Wholly Foreign Owned Enterprise, or WFOE)

All three types of investment vehicles are known as a Foreign Invested Enterprise, or FIE. The applicable legal framework for the establishment and continuation of FIE's laws is as follows:

General - Peoples Republic of Chin a Foreign Economic Contract Law

Accounting - Peoples Republic of China Accounting Law
           - Laws Concerning Enterprises with Foreign Investments
           - The General Accounting standard for Enterprises
           - The Specific Accounting Standards

EJV - Peoples Republic of China Sino-Foreign Equity Joint Venture Law
    - Peoples Republic of China Sino-Foreign Equity Joint Venture Law Implementing Regulations

CJV - Peoples Republic of China Sino-Foreign Cooperative Joint Venture Law
    - Detailed Rules for the Implementation of the Peoples Republic of China
      Sino
    - Foreign Cooperative Joint Venture Law Regulations

WFOE - Peoples Republic of China Wholly Foreign-Owned Enterprise Law
     - Implementing Rules of the Wholly Foreign-Owned Enterprise Law
     - Interpretations on Various Provisions Concerning the Implementing Rules of the Wholly Foreign-Owned Enterprise Law

The FIE laws specifically referenced in this prospectus are the Peoples Republic of China Sino-Foreign Equity Joint Venture Law, the Peoples Republic of China Wholly Foreign-Owned Enterprise Law, the Peoples Republic of China Foreign Economic Contract Law and the Accounting Laws.


The Chinese Legal System

The practical effect of the Peoples Republic of China legal system on the Yi Wan business operations in China can be viewed from two separate but intertwined considerations.

First, as a matter of substantive law, the FIE laws provide significant protection from government interference and guaranty the full enjoyment of the benefits of corporate Articles and contracts to FIE participants. These laws, however, do impose standards concerning corporate formation and governance, which are not qualitatively different from the General Corporation Laws of the several states. As a practical matter, a FIE's need to retain or have ready access to a local Chinese law firm for routine compliance purposes. Similarly, the Peoples Republic of China Accounting Laws mandate accounting practices which are not co-extant with GAAP standards. In addition, these laws require that an annual "statutory audit" be performed in accordance with Peoples Republic of China accounting standards and that the books of account of FIE's be maintained pursuant to Chinese accounting laws. Article 14 of the Peoples Republic of China Wholly Foreign Owned Enterprise Law requires a WFOE to submit certain periodic fiscal reports and statements to designated financial and tax authorities, at the risk of business license revocation.

As a practical matter, a FIE must retain a local Chinese accounting firm that has experience with both the Chinese standards and IT GAAP. This accounting firm can serve the dual function of performing the annual Chinese statutory audit and preparing the FIE's financial statements in a form acceptable for an independent IT GAAP audit report.

Second, while the enforcement of substantive rights may appear less clear than IT procedures, the FIE's and WFOEs are Chinese registered companies which enjoy the same status as other Chinese registered companies in terms of business to business dispute resolution. With respect to disputes between the parties to FIE's, the Chinese minority partner in Yi Wan's joint venture companies will not assume a privileged position since, by the terms of the respective Articles of Association, all disputes are to be resolved by the Arbitration Institute of the Stockholm Chamber of Commerce in Stockholm, Sweden, applying Chinese substantive law. Any award rendered by this arbitration tribunal is, by the express terms of the respective Articles of Association, enforceable in accordance with the "United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (1958)." As a practical matter, therefore, the Chinese legal infrastructure, while different in operation from its IT counterpart, should not present any significant impediment to the operation of FIE's.

Earnings and Distributions of the FIE's

Both the FIEJV laws and the WFOE laws provide for and guarantee the distribution of profits to foreign investors in Chinese FIE's.

Article 7 of the Peoples Republic of China Sino-Foreign Equity Joint Venture Law requires that profits of an equity joint venture be distributed among the parties in proportion to their respective contributions to registered capital. These distributions are made from net profits after deducting from gross profits a reserve fund, a bonus and welfare fund for workers and staff and a venture expansion fund, all as stipulated in the ventures Articles of Association. The Yi Wan joint venture Articles of Association provide in Chapter 7, Article 43, that allocations for these statutory funds be determined by the boards of Directors each year "according to the actual business situation and profitability of the Joint Venture of the after tax profit."

Article 10 of the Peoples Republic of China Sino-Foreign Equity Joint Venture Law allows the net profit which a foreign investor receives as its share of the FIEJV profit to be "remitted abroad in accordance with foreign exchange control regulations... ." Logistically, when the statutory funds are allocated in accordance with Article 43, and any loans are repaid by the joint venture in accordance with the terms thereof, the after-tax profits of the joint venture are distributed based upon the ratio of each party's registered capital. The profits are decided by the board of directors, whether for distribution or for the expansion of the joint venture's business. Provided, however, that where profits are used for expansion, the board of directors are required to distribute the profits that are available for distribution in an amount sufficient to enable each party to pay the tax liabilities, if any, that they each may incur with respect of the joint venture's profits.

If the Joint Venture has incurred losses in previous years, the profits of the current year must be first used to make up losses. The joint venture cannot distribute profits until the previous losses are made up. Remaining profits from previous years may be added to the current year for profits distribution, or for distribution after making up the current year deficit. The profits of a party may be used for further investment inside China or may be remitted outside China.

Where the joint venture has foreign currency available for profit distribution, each party can receive an amount of foreign currency in proportion to its respective contribution to registered capital. The joint venture must assist each party, upon request, in exchanging profits available for distribution in RMB into United States Dollars using the Foreign Exchange Adjustment Centers and any other reasonable methods that ma e available to the joint venture or any party. The costs of cash exchanges are the responsibility of the party receiving the foreign currency profit distribution. All profits distributed to Yi Wan in foreign currency are freely remittable outside of China to a bank account designated by Yi Wan.

Similarly, Article 19 of the Peoples Republic of China Wholly Foreign Owned Enterprise Law provides that a foreign investor may remit abroad profits that are earned by a FIE, as well as other funds remaining after the enterprise is liquidated.

Because the three Chinese businesses are controlled foreign corporations for U.S. federal income tax purposes, Brilliant Sun after the merger may be required to include in gross income

o Those companies' "Subpart F" income, which includes certain passive income and income from certain transactions with related persons, whether or not this income is distributed to it.

o   Increases in those companies' earnings invested in certain U.S. property.

Based on the current and expected income, assets and operations of the three Chinese businesses, this Yi Wan Group company believes that it will not have significant U.S. federal income tax consequences under the controlled foreign corporation rules.


Political and Trade Relations with the United States

Political and trade relations between the United States and the Chinese government within the past five years been considered volatile and may continue to be volatile in the future. Although the major causes of volatility, the United States' considered revocation of China's Most Favored Nation trade status, illegal transshipments of textiles from China to the United States, issues surrounding the sovereignty of Taiwan and the United States' bombing of the Chinese embassy in Yugoslavia have no direct connection to its operations, other on-going causes of volatility including the protection of intellectual property rights within China and sensitive technology transfer from the United States to China have closer potential connection to its operations. There can be no assurance that the political and trade ramifications of these causes of volatility or the emergence of new causes of volatility will not cause it to have difficulty operating in the marketplace.

Economic Reform Issues

Although the majority of productive assets in China are owned by the Chinese government, in the past several years the Chinese government has implemented economic reform measures that emphasize decentralization and the encouragement of private economic activity. These economic reform measures may be inconsistent or ineffectual, and The Yi Wan Group company might not be able to capitalize on all these forms. Further, there can be no assurance that the Chinese government will continue to pursue these policies, that these policies will be successful if pursued, that these policies will not be significantly altered from time to time or that business operations in China would not become subject to the risk of nationalization, which could result in the total loss of investment.

Since 1978, the Chinese government has been reforming its economic systems. Many reforms are unprecedented or experimental and are expected to be refined and improved. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within China, could lead to further readjustment of the reform measures. This refining and readjustment process may not always have a positive effect on its operations.

This Yi Wan Group company's business is dependent to a certain extent upon the allocation of funds in the government's budgeting processes. Since these processes are not necessarily subject to fixed time schedules, its operations may be adversely affected by extended periods of budgeting freezes or restraints and its quarterly revenues and operating results may fluctuate in accordance with these budgeting processes.

In addition, this Yi Wan Group company's business is dependent to a certain extent upon the availability of credit to its customers from the banking system in China. Recently, in response to inflationary concerns and other economic factors, the Chinese government imposed restrictions on the funds available for lending by the banking system. In addition, this Yi Wan Group company does it doesn't know whether the restrictions on the availability of credit will ease and, if so, the nature and timing of these changes.

Over the last few years, China's economy has registered a high growth rate and there have been recent indications that rates of inflation have increased. In response, the Chinese government recently has taken measures to curb the excessive expansion of the economy. These measures have included devaluations of the Chinese currency, the Rennin, restrictions on the availability of domestic credit, reducing the purchasing capability of certain of its customers, and limited re-centralization of the approval process for purchases of some foreign products. These austerity measures alone may not succeed in slowing down the economy's excessive expansion or control inflation, and may result in severe dislocations in the Chinese economy in general. To further combat inflation, the Chinese government may adopt additional measures, including the establishment of freezes or restraints on certain projects or markets, which may have an adverse effect on the its operations.

Although reforms to China's economic system have not adversely impacted its operations in the past and are not expected to adversely impact its operations in the foreseeable future, there can be no assurance that the reforms to China's economic system will continue or that it will not be adversely affected by changes in China's political, economic and social conditions and by changes in policies of the Chinese government, such as changes in laws and regulations, measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and remittance abroad and reduction in tariff protection and other import restrictions.


Currency Conversion and Exchange

Although the Rennin /United States dollar exchange rate has been relatively stable in the past five years there can be no assurance that the exchange rate will not become volatile or that the Rennin will not be officially devalued by direction of the Chinese government against the United States dollar.

Exchange rate fluctuations may adversely affect its financial performance because of its foreign currency denominated liabilities and may materially adversely affect the value, translated or converted as applicable into United States dollars, of its net fixed assets, its earnings and its declared dividends. It does not engage in any hedging activities in order to minimize the effect of exchange rate risks.


TELECOMMUNICATIONS

History

Shunde Yi Wan Communication Equipment Plant Co., Ltd focuses on:

o Designing and manufacturing telephone network switching component parts for use in telephone main distribution frames.

o Manufacturing and selling assembled telephone communication main distribution frames.

Initial design and production efforts focused on developing analog switching component parts and the manufacture of a series of analog main distribution frames. Recent design and production efforts have expanded to include digital switching component parts and the manufacture of digital telephone main distribution frames

Here are some of the significant events in its history:

o In 1995, it earned the national Ministry of Post and Telecommunications, known as the Ministry of Information and Industry, award for product excellence and development.

o In 1996, this Yi Wan Group company received two patent certificates for design of a switching component part and a tool used in the assembly and on-going maintenance of telephone main distribution frames.

o In the same year, this Yi Wan Group company received the public verbal commendation for product excellence and contribution to the development of the nation of Vice Minister of the Ministry of Posts and Telecommunication, Mr. Xie Gaojue.


o In 1997, this Yi Wan Group company produced the domestic telephone switching equipment industry's first intelligent management system software used for the monitoring and management of telephone distribution frame performance. The main distribution frame distribution management system is not a proprietary software. However, its product is the only one known to use all computerized control instead of partially manual control. In addition, this Yi Wan Group company has encrypted the software to protect its patent.


This Yi Wan Group company produces over 1.35 million wires annually. Its four main competitors produce in the aggregate approximately 11.8 million wires annually. Wire is a unit of measurement in telephone main distribution frame industry; wires are the component parts of which distribution frames are comprised. All its products meet the ISO 9002 quality standards.

Products and Services

This Yi Wan Group company specializes in producing communication connecting and distributing equipment called distribution frames for telephone exchange system. The equipment is used for the connection between a telephone network and a telephone exchange or between a telephone network and line users outside the network. It functions as a shield for the telephone exchanger against ultracurrency and ultrapressure. At present three modes of signal transportation are used in China. They are

o Analog signal transmission which is mainly used between a certain district or urban telephone network and the lines of the users outside the network

o Digital signal transmission which compared with analog signal transmission, has a larger cable capacity, faster and higher fidelity and is usually used for the connection between different districts telephone networks


o Optical signal transmission which is characterized by the use of light cables, larger capacity, still higher speed, and wider bands. It can be used for digital transportation of various kinds and is universally used in international electronic communications and transmission


Correspondingly, there are three types of distribution frames that go with the telephone network:

o   MDF or Main Analog Distribution Frame
o   DDF or Digital Distribution Frame
o   ODF or Optical Distribution Fram

Every model produced by it can be specially designed to have different capacities in accordance with the clients' requirement for the quantity of the lines. And all of the distribution frames can be combined, coupled and matched to become a distribution frame system with a much larger capacity.

This Yi Wan Group company produces its own component parts and assembles them into distribution frame configurations at its manufacturing facility. The component parts and peripheral frame parts are stored in inventory until an order is received. At the time an order is received, parts are drawn from inventory and assembled to meet the customer's specifications within existing product line parameters. The product is then transported to the customer via third party delivery. Upon arrival at the customer's site, a sales technician will assist the customer to install the distribution main frame and review operating procedures

There are three production lines respectively for HPX, JPX and MPX.

HPX Type Main Analog Distribution Frame

MDF consists of two series of products: HPX and JPX.
HPX consists of five models: HPX68A, HPX68B, HPX68C1, HPX68C2, HPX68D.

Characteristics of the Equipment

o Full variety: Because of its modularized structure, either binary or decimal horizontal rows types can be chosen
o Easy for operation: Pressure-connecting cutting and sealing are completed in the same operation, using double pitch jumper multi-wiring
o Quick connection: Compared with wrap-wiring method, time consumption in this wiring approach can be reduced to 1/5-1/3
o Tidy wire-laying: Using wire-running box both input and output, wires can be aligned to avoid connecting error
o Reliable contact : By adoption of high strength material and double-cross contacts, the point of pressure-connecting can be continuously connected 200 times
o Complete protection: Equipped with protector against over-voltage and over-current and with audible and visible alarm device against over-current and over-voltage
o Flexible adaptability: Various volumes and ratings can be chosen in accordance with different type of switching systems
o Safety and reliability: The fire retardation of all incorporated plastic parts conforms to the U.S.A.UL94-class0
o Durability and nice appearance: The surface of frame and outer case have been processed by paint or plastic spraying

JPX Type Main Analog Distribution Frame

MDF consists of two series of products: HPX and JPX.
JPX consists of four models: JPX131, JPX131G, JPX133, JPX136.

Characteristics of the Equipment

o   Frame is made up with steel plate, easily to install.
o The surface of frame has been processed by spraying plastic for a nice appearance.
o Rational design in structure. Cables can go higher or lower. In-line jump-line and place-line are neat and clear.
o   Aluminum alloy movable ladder, convenient in the operation at any height.
o Modern wiring tools, able to clip and connect two wires at one time, completing cutting and sealing at the same time.
o Display clearly and bright by using 1.5 inch highly bright LED digital indicator.
o Advanced protection, intelligent alarm system: the alarm data - column/row/line - can be displayed or printed immediately by computers and saved in database. It lets the user easily and quickly remove the trouble.
o Advanced MDFDMS software, combining management of user and trouble management cards, it can output the classified statistical data in forms as required by the user.

MPX Type Digital Distributing Frame

DDF consists of only one series: MPX17F.

This frame is designed for uses in distribution, connection and transfer of digital signals in digital terminal equipment and program-controlled switching system whose transfer rates are 2mbit/s, 8mbit/s, 34mbit/s and 140mbit/s. Easy to use and maintain, the equipment is flexible and adjustable for regulating, switching, connecting, testing, measuring and changing of wires, Thus, it is a necessary part of auxiliary equipment for digital transmitters and program-controlled switching system.

Characteristics of the Equipment

o The gold-plated surface of the coaxial connector is greater than 2um in thickness. The contact resistance is small and the performance is stable and reliable.
o The frame is easy and convenient to fix, regulate, adjust and distribute wires on.
o It is possible to conduct on-line measuring and testing conveniently and quickly.
o The distributing frame is designed to offer a reliable working area as well as a protective area.
o The frame is various in structure, the narrow type, the case type and the module can be installed single-sided and double-sided.
o The equipment is a combination of both beauty and good taste. Made of aluminum alloy, the surface of which is treated with static electricity plastic spraying, the frame is well protected and looks smart.

This Yi Wan Group company experiences seasonal variations in revenue from the sale of its products. The chief reason for these variations is as follows: Since the majority of its customers are divisions of government ministries, its revenue stream closely follows the government schedule of planning and procurement. During the period of March through June, ministries plan and petition the government for funds to purchase equipment. Revenue is at the lowest point of the year during this period. During the period of July through December ministries place orders. Revenue peaks during the months of September through December. During the period of January through February, final orders are filled and revenue begins to decline.

Set forth below for each of the last four fiscal years is the percentage of total revenue which accounted for 15% or more of telecommunications revenue during any these fiscal years.


---------------- --------------------- -----------------------
1996             HPX 68:                               36.34%
                 JPX 133:                              37.52%
                 Others:                               26.14%
                                       -----------------------
                                                      100.00%
---------------- --------------------- -----------------------
1997             HPX 68                                31.09%
                 JPX 133:                              64.51%
                 Others                                 4.40%
                                       -----------------------
                                                      100.00%
---------------- --------------------- -----------------------
1998             HPX 68                                34.97%
                 JPX 133                               52.17%
                 Others                                12.86%
                                       -----------------------
                                                      100.00%
---------------- --------------------- -----------------------
1999             HPX 68                                35.29%
                 JPX 133                               44.87%
                 Others                                19.84%
                                       -----------------------
                                                      100.00%
---------------- --------------------- -----------------------


Among each product, there is no customer that accounts for more than 10% of the segment's revenues.


Revenue from northern part of Henan Province accounts for 14% of the total telecommunication factory's revenue annually.

Suppliers

The suppliers of Shunde Yi Wan Communication Equipment Plant Co., Ltd. are:
o   Sanshui Jin Hu Industrial Plastic Plant
o   Foshan No. 8 Telecommunication Co.
o   Foshan Wanxin Information Techonology Co.
o   Zhuhai Economic Special Zone Southeast Electronic Co.
o   Shunde Lecong Trading Mall
o   Shunde Lunjiao Jizhou Weiye Paper Box Plant
o   Zhangjiaogang Electronic Plant
o   Simens Vacuum Component Co. Ltd.
o   Guangzhou Non-ferrous Metal Graduate School
o   Changshu Linzhi Electronic Co., Ltd.

There are about 70 to 80 similar supplier companies in the same area, which allows it to purchase raw materials at any time at the lowest price and best quality available and easily locate replacement suppliers.


Product Research and Development

Digital Switching Components

This Yi Wan Group company is involved in a number of research and development projects concerning production of component parts capable of utilizing digital switching technologies and the manufacture of digital switching telephone main distribution frames. This Yi Wan Group company produces a limited line of digital switching components and manufacture one digital switching telephone main distribution frame. This Yi Wan Group company is working on building an expanded product line of digital switching telephone main distribution frames.

Optical Switching Components

This Yi Wan Group company is involved in a number of research and development projects concerning the production of component parts of optical switching telephone main distribution frames. At present this Yi Wan Group company does not posses the technology to produce optical switching components or optical switching telephone main distribution frames. It may take several more years to develop these products.

Conference Language Interpretation System

This Yi Wan Group company is in the advanced stages of research, development and testing of equipment suitable for multi-lingual conference communication and audience response tabulation. The product is based on existing switching component technologies. The product is capable of five language channel simultaneous communication, audience voting tabulation and five category multi-choice response tabulation. The product utilizes touch pad technology and is capable of visually communicating information on each audience member's screen. There are two versions of this machine in the testing phase: one intended for audience sizes from 1-100 persons, the other intended for audiences sizes from 101-400 persons. The results of these tests have been very favorable with the results of the smaller unit showing slightly fewer required modifications than the larger unit. This Yi Wan Group company is proceeding with on going testing and modification of both units.


Its research an development spending was:

1999 - 104,391.69 RMB
2000 - 61,398.02 RMB

In order to complete these projects, it will need to spend:

Digital Switching Components----8,800,000.00RMB
Optical Switching Components----6,100,000.00RMB
Conference Language Interpretation System----8,000,000.00RMB


These funds will be provided from operating cash flow.

Market

The level of telephone network development within China varies greatly between regions. Generally, the level of development is highest in the southern and coastal provinces. Consequently, this is where the majority of the market is located. At present, large portions of the country are not technologically developed to the point to be able to utilize telephone network distribution technologies. However, it is acknowledged by the national government that the central provinces are the areas where the next wave of economic development will occur. To this end this Yi Wan Group company has targeted the northern central provinces as a secondary target market area.

In China all public telephone communication is coordinated by the Ministry of Information and Industry, formerly the Ministry of Post and Telecommunications, through a series of municipal ministry agencies. There are no private telephone service providers. Additionally, other national ministries maintain their own separate telephone communication networks.

Its primary customers are municipal agencies of the national Ministry of Post and Telecommunications, other national government ministries such as the Ministry of Rail Transportation, Ministry of Electric Power, and the People's Liberation Army, and large government and private businesses.

Its principal customers are all either local or national government entities. These customers could at any given time cancel an order or renegotiate the terms of sale. However, since all production is on a per job basis and there are no long-term production agreements, the risk of cancellation or renegotiating is no greater than with any non-government customer.

In order to sell its product to government entities, this Yi Wan Group company is required to obtain a permit from the Ministry of Information and Industry. This permit is granted each year and is based on inspection to its product quality and operations. Failure to obtain this permit could reduce its revenues.

This Yi Wan Group company contacts potential customers primarily through sales calls or visits from its sales staff. In addition, this Yi Wan Group company undertakes the following activities:

o Trade Shows. This Yi Wan Group company promotes its brand name through active participation in trade shows throughout the country. Participation often includes keynote seminar presentations.

o Advertising. This Yi Wan Group company promotes its brand name through on-going advertising in industry trade publications. This Yi Wan Group company maintains a listing on the Ministry of Post and Telecommunication Internet website.

o Public Relations. Its sales department promotes its brand name by maintaining an active and on-going "client focused" public relations effort. This effort includes frequent telephone communication, on-site visits and complimentary entertaining and gifts.

o Industry Trade Articles. This Yi Wan Group company promotes its brand name through frequently contributing to trade publications research articles highlighting trends and developments in technology.

This Yi Wan Group company uses no agents - only direct sales from the sales staff. The salary and commission structure for its sales staff is as follows:
Sales persons can get commission based on the sales for the discount rate for the manufacture's price, as follows:

o   Sales price is less than 12% discount rate: 2% commission of sales amount
o   Sale price is high than 12% discount rate: 1.5% commission of sales amount

Licenses, Trademarks and Patents

This Yi Wan Group company has registered the Shunde Yi Wan Communication Equipment Plant Co., Ltd. name and its logo with the Ministry of Administration and Trademarks

The term of this Yi Wan Group company's business license is from September 1993 to September 2019. Its most recent business license granted by the government allows it to operate as a company from the period of September 1993 to September 2019. Unlike in the United States, under Chinese Law business licenses are granted for a specific period of time. When the license expires, it must reapply for a new license.

This Yi Wan Group company has received from the Ministry of Administration and Trademarks two patents: one for a component part used in the assembly of analog telephone main distribution frames, the second for a tool used by the customer to simultaneous install two wire clips into a distribution frame. These patent numbers are respectively: 235727, 213907. The trademarks and patent are registered in perpetuity provided yearly fees of $7,300 are paid to the Ministry of Administration and Trademarks.

Competition

This Yi Wan Group company's business is highly competitive. Many companies provide the same products and services that this Yi Wan Group company provides, and most of these companies have greater capital resources and more established reputations than it. If its competitors lower their prices or this Yi Wan Group company is forced to lower its prices, its revenues could be reduced..

Its competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements. They may be able to devote greater resources to the development, promotion and sale of their products and services than it can.


Nationwide, there are 60 companies licensed to produce telephone distribution switching equipment. Competitors compete chiefly on the basis of price and technological capabilities. Of the 60 companies licensed by the government to produce and sell telephone distribution frames, 30 have the government distinction of approved supplier. This Yi Wan Group company is one of these 30. Of these 30 companies, the four largest competitors have a combined market share of 60%. This Yi Wan Group company has an approximately 10% market share based upon the following: According to the China Telecommunication Industry Annual Report (1996-1999) published by the Ministry of Post and Telecommunications, the total demand is 21,480,000 lines nationwide, and this Yi Wan Group company's sales are 2,000,000.


This Yi Wan Group company feels these four competitors are its principal competitors. These competitors are as follows: Post and Telecommunications Equipment Plant 518, Post and Telecommunications Equipment Plant 523, Shenzhen Hai Ri Telecommunication company and Guangdong Post and Telecommunications United Equipment Plant. All competitors advertise in trade publications and at industry trade shows. All competitors have active sales force and agent networks.

This Yi Wan Group company believes it may have difficulty competing in the market place for the following reasons:


Entry into World Trade Organization. If China is admitted into the World Trade Organization, China will be required to relinquish its monopoly of the telecommunication industry and reduce import tariffs on telecommunication products from over 10% to zero. Even though this Yi Wan Group company cannot predict when China will enter WTO, some economists in China expect that China will enter WTO in mid 2001.

Based on the research report from Chinese National Stock Market Research Center, Chinese telecommunication industry may be negatively impacted after China entered the WTO in that:

o   Once China enters the WTO, China will lower the import tariffs to 3%
o China will have no import quotation limits for telecommunication equipment, semiconductor products, computers and high tech products.

However, the telecommunication market is already an open market, a free competition market. Chinese products have been very competitive in the current world market. The more open market will increase the competition, but provide it with more opportunity. The lower import tariffs can lower the parts and raw material cost for its production.

o Regional Economic Development. Although the national State Planning Commission in its tenth five year plan (2001-2005) announced its intention to target the northern central provinces for economic development, there can be no assurance that this will occur. The absence of this economic stimulus in the region may cause it to have difficulty competing in the market place.

o Government Purchase Policy. The Ministry of Post and Telecommunication has government affiliated telephone main distribution frame production facilities. It is conceivable the government could require ministries and agencies to purchase products from government entities. This purchase requirement may cause it to have difficulty competing in the market place.

o Business Registration System. Although they have been successful in obtaining and renewing this Yi Wan Group company's business licenses, there can be no assurance that the extension of business license will be granted by the government. In China, business licenses are granted for a relatively short period of time and renewed based on a series of operational criteria.

o Relations with the United States. Political and trade relations between the United States and Peoples Republic of China within the past five years been considered volatile and may continue to be volatile in the future. Although the major causes of volatility, the United States' considered revocation of China's Most Favored Nation trade status, illegal transshipments of textiles from China to the United States, issues surrounding the sovereignty of Taiwan and the United States' bombing of the Peoples Republic of China embassy in Yugoslavia have no direct connection to its operations, other on-going causes of volatility including the protection of intellectual property rights within Peoples Republic of China and sensitive technology transfer from the United States to Peoples Republic of China have closer potential connection to its operations. There can be no assurance that the political and trade ramifications of these causes of volatility or the emergence of new causes of volatility will not cause it to have difficulty operating in the market place.

This Yi Wan Group company believes this Yi Wan Group company is targeting a significant market opportunity for the following reasons:

o The national government has targeted the telecommunications industry as a favored industry in the nation's effort to develop and modernize.


o According to the China Telecommunication Industry Annual Report published by Ministry of Post and Telecommunications, from 1998 to 2005, the number of telephone lines will increase as follows:

        o Nationwide: from 7.18 sets per 100 persons to 9.5 sets per 100 persons
        o In major cities: from 24.3 sets per 100 persons to 35 sets per 100 persons

o According to the China Telecommunication Industry Annual Report published by the Ministry of Post and Telecommunications, by the end of 2000, nationwide there will exist 170 million telephone lines--an increase of 70 million lines from the 1998 level.

o According to the China Telecommunication Industry Annual Report published by the Ministry of Post and Telecommunications, to accommodate the anticipated growth in the number of telephone lines, there will need to be a 20% yearly increase in the number central telephone exchange systems. This will require the yearly addition of 21,480,000 wires.

o According to the China Telecommunication Industry Annual Report published by the Ministry of Post and Telecommunications, the volume capacity of government ministry telephone networks is expected to grow dramatically as seen by the following examples:

        o By the end of 2000, the Ministry of Gas and Petroleum telephone network will expand to 1,600,000 lines and require telephone distribution frame capacity of 2.8 million wires.

        o By the end of 2000, the Ministry of Electric Power and Industry telephone network will increase 70% in capacity to reach 900,000 telephone lines. From the 1998 level, this increase will require a yearly addition of 570,000 wires.

o According to the China Telecommunication Industry Annual Report published by the Ministry of Post and Telecommunications, by the end of 2000, China Unit Telecom, the nation's first non-Ministry of Post and Telecommunications service provider, will have an 8 to 10% national market share and require a total increase in distribution frame capacity to 3.9 million wires.

o According to the Statistic Report of China Internet Development Conditions from China Internet Network Information Center, published in July 2000, there were 1.175 million Internet users in July 1998, 4 million in July 1999, and 16.9 million in July 2000 in China. So this Yi Wan Group company believes that China is one of the fastest increasing markets for Internet users in the world.


This Yi Wan Group company believes it has the ability to favorably complete for a variety of reasons. These reasons are as follows:

o The patented designed tool allows the customer to install wires in 1/3 the time of the standard installation process


o The patented designed component part spring allows for between 100 and 200 draws, in and out, without a reduction in resistance.


o   The patented designed component part spring allows for longer product life

o This Yi Wan Group company enjoys a reputation within the industry for high durability products

o Its proprietary main distribution frame general alert system is the only product of its kind on the market that can be used with any vendor's product to electronically notify the off-site manager unit of the precise location, row-column, of the system failure, print the end user's service profile and notify the repair services

o Its designed wires are smaller in size and have a longer anti-oxidation period than the competitors

o Its vacuum designed components allow stable contact resistance under a wide variety of atmospheric environmental conditions

o Its HPX product line is positioned as the most affordable entry level distribution frame in the market, allowing new users to build brand familiarity

o This Yi Wan Group company offers a full range of products allowing the customer to easily increase volume capacity

Factors that may affect its Future Performance

This Yi Wan Group company's business is subject to several potential risks in the future. Although none of these potential situations has yet occurred and this Yi Wan Group company has no reason to anticipate that they will, if they do, its future performance could be affected.

It could be subject to substantial product liability claims.

Product liability claims may cause it economic harm, whether or not this Yi Wan Group company is successful in litigating these claims. The cost of defending these claims, even if successful, or the loss of any claim could reduce its revenues. This Yi Wan Group company maintains no product liability insurance.

This Yi Wan Group company may not be able to successfully market its telecommunications products and services or keep up with technological changes in the telecommunications industry.

If the telecommunications products and services this Yi Wan Group company provides are not accepted for any reason, this Yi Wan Group company's business will be affected. The market for its products may grow more slowly than this Yi Wan Group company expects the Yi Wan Group company expects. Technologies, customer requirements and industry standards may change rapidly. This Yi Wan Group company must improve its products to keep up with these changes. New or improved products from competitors could make its products less competitive or obsolete.

The Yi Wan Group company needs to expand or it will not be able to service its growing user base, which could cause it to lose existing or potential customers and thus materially adverse affect this Yi Wan Group company's business and operations. This Yi Wan Group company expects The Yi Wan Group company expects operating expenses will increase.

This Yi Wan Group company expects the Yi Wan Group company expects its expenses will increase substantially as it:

o Increase its sales and marketing activities by adding 12 additional sales people.

o Develop new products and technologies to keep up with the changes in the telecommunications industry.

o   Expand its local markets and move into the north-central province region.

o   Improve the quality of the existing products.

o   Increase the after-sale customer service.

o   Maintain its product quality while, at the same time, lowering the prices.

o   Continue its research and development.

This Yi Wan Group company may not be successful in expanding its markets and its activities may be more expensive than this Yi Wan Group company expects. This Yi Wan Group company may not experience any revenue growth in the future, and, in fact, its revenue could decline.

Its contracts can be cancelled for its failing to meet a quality requirements or for failing to deliver on time.

Should this Yi Wan Group fail to maintain the quality of its telephone distribution switching equipment, or should this Yi Wan Group fail to deliver its telephone distribution switching equipment on time, its customers can cancel their contracts without penalty.

The Yi Wan Group company might not be able to obtain the patents and trademarks necessary for it to remain competitive.

Although this Yi Wan Group company has been successful in the past in obtaining patent and trademark registration for select products, there can be no assurance that future petitions for patent and trademark registration will be granted. Due to the rapid rate of development and technological change in the telephone distribution frame industry and the substantial costs of research and development, failure to obtain patent and trademark registration may cause it to have difficulty competing in the marketplace.

This Yi Wan Group company is dependent on the Chinese government renewing telecommunications as a Favored Industry.

Although the national state planning commission in its tenth five year plan (2001-2005) announced the telecommunications industry as a favored industry for national growth and development, there can be no assurance that this status will not be revoked. Revocation of this status may cause it to have difficulty competing in the market place.

The Chinese government could shift its priorities in regional development.

Although the national State Planning Commission in its tenth five year plan (2001-2005) announced its intention to target the northern central provinces where this Yi Wan Group company is located for economic development, there can be no assurance that this will occur. Absence of this economic stimulus in the region may cause it to have difficulty competing in the marketplace.

Property

Its telecommunications facilities are located in Shunde city, Guangdong province, and includes:

o   1 production, management and research building, four floors
o   4 floor production facility
o   1 warehouse
o   3,000 square meter (convert to feet) production area
o   50 sets of mechanical processing equipment
o   150 sets of various mold and pressure tools
o   40 kinds of testing and inspection equipment
o   3 production lines


All land in China is owned by the national government, which grants land use permits for specific use of the land. This Yi Wan Group company has a land use permit from the government for 50 years for the purpose of manufacturing electronic equipment and related products. One of the partners of this Yi Wan Group company purchased the land use right for 50 years beginning in March 1995. The owner has assigned the right to this Yi Wan Group company for no additional consideration for the remaining years. The original cost of the land use right was RMB 2,300,000.


Employees

This Yi Wan Group company employs 130 people. There are no collective bargaining agreements or confidentiality agreements with any employee. The sales department plans to add an additional 12 sales representatives as part of its effort to develop the northern central province market.


AQUACULTURE

History

Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. raises and sells specialty aquatic products, such as perch, shrimp, crab and soft-shelled turtles.

In 1997, this Yi Wan Group company acquired a land use permit from the Jiaozuo City government three parcels of land comprising 231 acres located near the southeastern perimeter of Jiaozuo. In 1997, and the first quarter of 1998, this Yi Wan Group company spent substantial energies recruiting technical staff and constructing farming facilities. in 1998, this Yi Wan Group company entered into several research and development and training agreements with Henan Agricultural College, Zhanjiang Sea Products College and the Shenzhen Sea Products Institute. In 1997, it began limited cultivation of a wide variety of seasonal land-based vegetable crops.

Principal Products



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This Yi Wan Group company produces four major products:

o   Fresh water shrimp

o   Fresh water crab

o   Soft-shell turtle

o   Perch.

This Yi Wan Group company believes that all its products are considered traditional gourmet items in the Chinese culinary palette.

Ancillary Products

This Yi Wan Group company derives less than 10% total revenue from production of the vegetables.
Operations

This Yi Wan Group company considers its production technique to be among the most technologically advanced within the nation. The main features of its production technology are:

o Water Technology. Its technologies allow shrimp to be born in salt water and raised in fresh water. The mature shrimp grow to twice the size of shrimp produced in salt water, 25/500g vs. 51/500g.

o Production Space. Its technologies allow for stacked production surface areas for crab and shrimp within a single tank. This high density production technology yields increased production volume as well as production efficiencies.

o Oxygenation. Its technologies to oxygenate the water in which products are raised allow for the continual maintenance of optimum water oxygen content as well as allowing for higher density production areas.

o Water Flow. Its technologies to circulate the water in which the product is raised, known as micro-flow water circulation, allows for the continual maintenance of optimum water flow conditions as well as allowing for higher density production areas.

o Water Purification. Its organic technologies purify the water in which products are raised, which eliminates second contamination contaminates often associated with chemical water purification. This technology allows for better taste and helps it establish a healthier product.

o Ion Separation. Its technologies involves heavy metal ion separation from the water in which the products are raised. This creates a healthier growing environment conducive to rapid growth.



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o   Climate and Water Temperature Control. Its technologies to maintain optimal water and ambient air temperatures for all products during the production help the growing process and allow it to produce products in optimum conditions throughout the year regardless of seasonal weather variations.

As a result of its use of these technologies in its production of shrimp and crab, the product is not exposed to contamination from chemicals commonly used in less advanced technologies to clean the water. This Yi Wan Group company believes that this results in a healthier, better tasting product.

There are several factors that could disrupt its production process, the primary of which are:

o Disease. Although this Yi Wan Group company takes all precautions necessary in the areas of disease prevention and disease testing, there can be no assurance that a new and potentially non-treatable disease will occur. The presence of such a disease may cause it to have difficulty competing in the market place.

o Flooding. Although the national and local governments have increased flood control efforts within the past year, there can be no assurance that its facility, due to its close proximity to the Yellow River, will not experience flooding in the future. Facility damage or destruction from flooding may cause it to have difficulty competing in the market place.

This Yi Wan Group company endeavors to provide products upon customer demand. Because the inability to rush production to meet demand, this Yi Wan Group company must keep a sizable volume of product in the work-in-process stage of production. The production cycle, birth to sale, for its products and the 1998 production volume is as follows:

Item                       Production Period            1998 Production Volume
----                       -----------------            ----------------------
Shrimp                      90 days total                      221,750 lbs
Crab                       210 days total                       42,565 lbs
Perch                      120 days                            121,870 lbs
Soft-shell turtle          730 days                            121,156 lbs

By percentage of revenues:

                             1997            1998           1999        2000

Crab                          21%             31%            37%        29%
Shrimp                        35%             28%            31%        33%
Perch                         19%             17%            15%        15%
Soft-shell turtle             13%             11%             9%        13%
Vegetable                     12%             13%             7%         7%


No single customer or group of customers accounts for more than 10% of this Yi Wan company's revenue.

Seasonal Variations



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This Yi Wan Group company experiences seasonal variations in revenue from the sale of its products. The reasons for these variations are as follows:

o Aquatic Products. Revenue from the sale of aquatic products peaks during the period of January through April. This is the time in the lunar calendar traditionally associated with Chinese New Year. During this period, based on its experience, demand for gourmet products is high and, because this Yi Wan Group company has the only indoor production facility in the province capable of producing products in the freezing temperatures of winter, the profit margin can be increased through higher product pricing.

o Vegetable Products. Revenue from the sale of land-based vegetable products peaks during the growing season of April through November. This Yi Wan Group company does not generate revenue from vegetable production during the non-growing season.


Suppliers

Due to the sufficient supplies and minimal changes in price, it purchases vegetable seeds and fertilizer directly from the market. For the aquatic product babies and feed, it has full year contracts with certain suppliers. However no price and no purchase quantity are set in the purchase contracts. Prices may vary based on the market price. The quantity purchased varies depending on production plan.

It purchases hatchling perch fish to raise. All the current sources of these fish are:

o   Aquatic Product Research Institute, Shenzhen City, Guangdong province
o   Gong Cheng Trading Company, Zhanjiang City, Guangdong province
o   Jiang Xing Fishing Company, Shunde City, Guangdong province..

It purchases other raw material from:

o Jiaoxi Coal Transportation Company of Jiaozuo mineral Bureau, Jiaozuo City, Henan province, provides coal.
o It of Agricultural Materials of Wuzhi County, Henan province provides fertilizer, pesticides and seed.
o Jiaozuo Wujaohua Materials Supply Centre, Jiaozuo City, Henan province, provides fertilizer, pesticides and seed.
o Zhengzhou Mingda Co., Ltd,, Zhengzhou City, Henan province, provides feed of fish.

There are a number of sources of alternative vendors for all its raw materials. It maintains good relationship with current suppliers. Management does not expect any difficulty in finding other suppliers in the event that these relationships would terminate.

Possible Future Operations Plans

o Hatchling Technologies. This Yi Wan Group company is involved in efforts to develop on-site hatchling technologies for the types of fish it raises. This would allow for greater production flexibility and eliminate transportation cost associated with air delivery of hatchlings from vendors. It currently cultures the fries of Luoshi shrimps and of soft-shelled turtles, and the other two kinds of fries are purchased from southern China. The death rate of


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    the fries due to the long transportation is between 10%-20%, thus increasing the cost of the fries. When it possesses the culturing technology, it will be able to culture fries for its aquatic products, and can thus greatly reduce the cost of purchasing its fries. It is in the process of lab experiment and the management expects to start using the technology in early 2002.

o Increased Production Area. This Yi Wan Group company plans to increase its production capacity by creating additional production pools and accompanying facilities. It has 131 acres of unoccupied land available for these expansion. Three-dimensioned aquatic culturing technology and capillary irritation system will be introduced and used to triple the culturing density and to shorten the production period by two weeks, increasing the production. This project is expected to start in early 2002.

o Private Transpiration. This Yi Wan Group company is researching the feasibility of purchasing a fleet of delivery vehicles, allowing for longer distance deliveries. It plans to set up the transportation team in early 2002. Estimated cost for the vehicles is approximately 1,300,000RMB (approximately 157,000 US$). It will self-fund this project.

o High Density Fish Holding Ponds. This Yi Wan Group company plans to use its advanced technologies to build high-density fish holding ponds. The creation of these ponds would allow it to purchase fish from local producers during the peak production season of summer, hold the fish until the non-peak production season of winter, then sell the fish to its established customers. It plans to start this project in early 2002. It plans to put in 1,100,000RMB (approximately 133,000US$) from self-funding towards this project.

Distribution Methods


This Yi Wan Group company uses two methods for product distribution:

o   Customer pick-up

o   Delivery

All products are produced and held at its facility until the time of sale. Customer orders are filled from drawing the available inventory. Approximately 70% of customers come to its facility with their own transportation to pick-up products. The remaining 30% of its customers require delivery of the product to their facility. For these customers, this Yi Wan Group company rents delivery trucks from a local transportation company.

Market

This Yi Wan Group company is located in the southern edge of Jiaozuo City, Henan province, and consider the city of Jiaozuo and all communities within a 10 mile radius to be its primary market for all products. The city of Jiaozuo has a population of 3.18 million people, occupies 1,590 square miles and spans four counties: Wenxian, Bo'ai, Wuzhi and Xiuwu and two smaller cities, Qinyang city and Mengzhou city. Jiaozuo is an industrial city dominated by power production and mining industries and is considered the business and transportation hub of the northern-central provincial region. The city is approximately 234 miles southeast of Beijing and 29 miles northeast of Zhengzhou, the provincial capital. Jiaozuo is the second largest city in the province, and Henan is the most densely populated province in the country.



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


According to the National Population and Census Bureau, during the period of 1998 through 2005, the population of Henan province is expect to grow yearly by 1.1%-990,000 persons. According to the National China Statistics Bureau, in 1998, the province of Henan consumed 450,000 tons of aquatic products-or 30% of the 1,500,000 tons of aquatic products consumed in the municipality of Beijing and provinces of Shanxi, Hebei and Henan in the same period. Its target markets are:

o   Restaurants

o   Stores

o   The Henan Department of Seafood distribution center.

The restaurants in the target market are positioned to offer medium price meals. Specialty aquatic menu items are seen as a step-up item compared to more common aquatic menu items. The stores in the target market are primarily grocery stores, both large and small, offering a wide assortment of aquatic products. The Henan Seafood Distribution Center, formerly government-owned, acts as a seafood wholesaler for restaurants and businesses in Henan province. There is no other similar facility in the province.

Competition

This Yi Wan Group company faces varying degrees of competition. This competition varies by product line, season and geographic location. Locally, the competitors are primarily small, sole proprietorship farms that produce fish during the summer growing season using traditional methods of production. It faces non-local competition throughout the year in all product lines from many competitors, primarily large, in the southern coastal provinces that air transport their products into its primary market area.

All competitors chiefly compete on the basis of price and target the same target market of stores, restaurants and distribution center companies.

This Yi Wan Group company believes it has the ability to favorably compete with these competitors for a variety of reasons:

o There are no competitors in the northern central provinces that possess the capability to produce products in all four seasons of the year.

o There are no competitors in the northern central provinces that posses the technology for high density, efficient production.

o Products produced within the primary market are fresher than imported products.

o Products produced within the target market do not require costly transportation costs.

o It believes that products produced and delivered to customers within the primary area have a 30% higher survival rate from farm to customer than products air transported from southern provinces to customers in the primary area.



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


o Its physical location allows it to use underground, naturally heated thermal water, thus reducing the cost and maintenance for water heating and temperature control.

o Its physical location allows it to use natural underground water of low pH levels that is uniquely suited to the production of birthed salt water shrimp in fresh water.

o   Its shrimp are twice the size of shrimp raised in salt water.

o Its production technology allows shrimp and crab to grow to maturity two weeks faster than using tradition production methods.

o   Its production technology allows it to produce products throughout the year.

o Its water purification technologies allow it to produce products free of contaminates often associated with traditional chemical water purification. Its technology allows for, it believes better taste and helps it establish a healthy product sales feature.


Factors that may affect its Future Performance

This Yi Wan Group company's business is subject to several potential risks in the future. Although none of these potential situations has yet occurred and this Yi Wan Group company has no reason to anticipate that they will, if they do, its future performance could be affected.

Poor quality aquaculture stock acquired from third parties or the inability to secure sufficient stock would reduce its revenues.

This Yi Wan Group company must be able to get enough consistent stock on reasonable terms and at reasonable prices in order to succeed. This Yi Wan Group company is dependent on its suppliers, with whom this Yi Wan Group company has no long-term contracts, to provide its stock.

Health problems with its stock could cause its aquaculture product to become unmarketable, which would reduce its revenues.

Although this Yi Wan Group company takes care assure the health of its stock, there may be stock health problems. Problems with health or diseases could reduce its stock or make it unmarketable.

This Yi Wan Group company may face price and availability volatility in the supplies he Yi Wan Group company needs to operate. Increased expense or a large decline in the availability of these supplies could reduce its revenues.

Its revenues are sensitive to changes in the cost of supplies because the cost of feed and other supplies are a large part of the cost of producing its stock. These costs are affected by regional and seasonal availability and demand. Weather conditions and other factors may make feed and supplies more expensive.

This Yi Wan Group company relies on outside vendors to transport a substantial portion of its product to market.



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


If its vendors failed or ceased to provide satisfactory transportation service, competing in the market place may become more difficult.

This Yi Wan Group company is dependent on clean water, which might not remain available.

Because this Yi Wan Group company obtains all of the water used in the production of its products from a subterranean reservoir source, contamination of this water source may harm its profitability and ability to compete.

This Yi Wan Group company is at risk from soil contamination.

Although there is no indication of present soil contaminates or reason to believe soil contaminates, whether of natural origin or from industrial operations in proximity to its production facilities, will enter its soil, there is no assurance this will remain true in the future. Contamination of the soil used for vegetable production may cause it economic harm.

This Yi Wan Group company's business is at risk from flooding.

Although the national and local governments have increased flood control efforts within the past year, there can be no assurance that its facility, due to its close proximity to the Yellow River, will not experience flooding in the future Facility damage or destruction from flooding could harm its profitability and its ability to compete.

This Yi Wan Group company is dependent on the Chinese government renewing advanced technology agriculture as a Favored Industry.

Although the national State Planning Commission in its tenth five year plan (2001-2005) announced the advanced technology agricultural production industry as a favored industry for national growth and development, there can be no assurance that this status will be revoked. Revocation of this status may cause to have difficulty competing.

The Chinese government could shift its priorities in regional development, which could effect this Yi Wan Group company's business.

Although the national State Planning Commission in its tenth five year plan (2001-2005) announced its intention to target the northern central provinces for economic development, there can be no assurance that this will occur. Absence of this economic stimulus in the region may cause it to have difficulty competing.

This Yi Wan Group company must obtain renewals of licenses and franchises from the Chinese government.

This Yi Wan Group company operates under a business license granted by the Chinese government. The term of this Yi Wan Group company's business license is from April 1997 to August 2028, and there is no guarantee that its license will be renewed. It has a land use permit from the government for three parcels of land comprising 231 acres. The franchise is valid for 50 years, but there is no guarantee that the franchise will be renewed or that the terms of the franchise will not be changed.

Local government may not follow through with promised infrastructure improvements.

The provincial and local governments in their tenth five year plans (2001-2005) announced intentions for extensive infrastructure development. However, these improvements may not be funded or completed. Absence of this infrastructure development may cause it to have difficulty competing.

Licenses

This Yi Wan Group company has permits from the government for three parcels of land comprising 231 acres, with a 50 -year period of validity. It has the favorable tax policy on from the local government. The term of this Yi Wan Group company's business license is from April 1997 to August, 2028.

Property


This Yi Wan Group company has a land use permit from the government for 231 acres. The land is allocated in the following way:


o   12.4 acres crab production

o   8.3 acres soft shell turtle production

o   12.4 acres fish production

o   39.6 acres shrimp production

o   27.2 acres vegetable production

o   131.2 acres idle land


Its facilities include:

o    3 production areas
o   74 production pools
o   40 pools--shrimp
o   10 pools--crab
o   10 pools--turtle
o    8 pools--fish
o    4 pools--fish incubation
o    2 pools--turtle incubation
o    2 research and management buildings

o    1 warehouse and storage facility

o    1 company dormitory, 30 beds



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


This Yi Wan Group company paid 28,000,000 RMB for to the government to purchase its Land Use Permit for 50 years.

Employees


This Yi Wan Group company employs 211 employees. The number of seasonal workers is approximately 140. There are no collective bargaining agreements.


HOTEL

History

In October 1996, Guangdong Shun'ao Industry and Commerce Company entered into a joint venture with Wan Da Construction Inc. of Macao for the purpose of creating, managing and operating an upscale hotel-conference-entertainment facility in Jiaozuo city, Henan province. The Jiaozuo Yi Wan Hotel Co., Ltd. focuses on providing up-scale lodging, food and beverage, entertainment and conference and meeting products and services.

Here are some of the significant events in its history:

o In September 1996, this Yi Wan Group company purchased from the city government of Jiaozuo the Tengfei Hotel located in the center Jiaozuo city.

o In September 1996, this Yi Wan Group company began extensive renovation and remodeling of the main building and construction of a 150,695 square foot lobby, commercial and common space addition to the main building. All renovation and construction was completed in October 1996.

o In 1997, this Yi Wan Group company began recruiting personnel and developing western style operational and management training systems.

o In 1997, this Yi Wan Group company received certification from the China National Tourism board.

o In 1998 and 1999, this Yi Wan Group company has focused its efforts on the development of the entertainment operations.


Products and Services

This Yi Wan Group company has four primary product and service offerings:

o   Lodging operations
o   Food and beverage operations
o   Entertainment operations



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o   Conference and meeting operations.

The hotel has number of secondary support product and service offerings, including:

o   On-site travel agency
o   Bank
o   Business center
o   Sundries and gift store.

Lodging Operations. This Yi Wan Group company operates a total of 158 guest-sleeping rooms on 22 floors--131 standard guest rooms, 27 suites. All guest rooms are have either double or queen size beds, two telephones - bedside and bathroom), remote controlled television, full mini-bar, and snack station, work station, large closets, in-room climate control, sitting area and large working desk. Bathrooms include shower and tub, western style toilet, spacious vanity and complimentary travel sundries. Suites include larger sitting areas, larger work areas, a second television and turn-down service. Executive suites feature all of the above as well as large partitioned living-room-style sitting area, two bathrooms, including one with a Jacuzzi tub, fruit baskets and two daily fresh flower arrangements.

Food and Beverage Operations. This Yi Wan Group company operates four food and beverage facilities: two full service restaurants, a buffet coffee shop and a lobby bar. The combined capacity of all food and beverage service facilities is 1,500 people, which this Yi Wan Group company believes to be the largest single location of food and beverage facilities in the city of Jiaozuo. All food and beverage facilities are open to the public and offer complimentary delivery to any hotel patron within the hotel facility. Its three main food and beverage facilities include:

o Main Floor Restaurant. The main floor restaurant serves 700 people. Its decor is considered traditional Chinese and it is comprised of a large main dining room with performance stage, stand-alone bar, two separate banquet rooms and 15 private suite dining rooms. All suites have deluxe stereo and karaoke equipment and a private bathroom. Each banquet room has a performance stage and sound system. The restaurant specializes in serving a unique blend of Cantonese and Henan style cuisine. Additionally, the restaurant has a separate dining area serving 150 people with facilities for private table hot pot dining, a style of dining that requires a table with a center gas flame burner and overhead table exhaust fan.

o VIP Restaurant. The second floor restaurant is a VIP dining facility with 24 private suites ranging in capacity from 10 to 30 people. Each suite contains a separate sitting area, large color television, high quality stereo system, karaoke equipment and private bathroom. The restaurant specializes in the creation and presentation of haute couture, gourmet cuisine that is fresh and, this Yi Wan Group company believes, showcases the hotel's signature culinary style of blended Cantonese and Henan flavors. Special attention is given to artistic and theatrical presentation of each dish. Each course of the meal is presented and served to each guest individually.

o Buffet Coffee Shop. The buffet coffee shop is located on the main floor adjacent to the hotel lobby and serves 50 people. The decor is western style, with the restaurant open 24 hours a day. It


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    offers full breakfast, lunch and dinner buffets of western and Asian style dishes for each meal. After hour meals are served ala-carte.

Entertainment Operations. This Yi Wan Group company operates three entertainment facilities:

o   Night club

o   Sauna-health center

o   Bowling alley-game room

All entertainment facilities are open to the public.

o Night Club. The night club is designed in a Las Vegas club style format with large floor show performance area and a moveable front stage. The facility has computerized light show capabilities as well as, this Yi Wan Group company believes, a state-of-the-art sound system with special effects capabilities. The floor show viewing area seats 330 people through a combination of floor seating, private booth seating and private balcony deluxe booth seating. The night club is located on the third floor of the main building and specializes in floor show entertainment as well as celebrity entertainment events which change weekly. The club offers 19 private karaoke suites suitable for 4-10 people. Each suite includes a serving area, karaoke equipment and private bathroom.

o Bowling Alley-Game Room. A ten lane, Canadian hardwood bowling alley is located on the second floor. The bowling alley system is imported from Canada and has automatic computerized scoring and overhead display screens for each lane. The bowling alley sponsors corporate and public tournaments, provides lessons and items for purchase through a pro-shop. In conjunction with the bowling alley is large game room offering snooker, pool and Ping-Pong tables and a wide variety of computer simulation games. A small snack bar provides pre-package food and beverage items. The bowling alley and game room are open 24 hours a day, seven days a week.

o Sauna-Health Center. The sauna-health center is located on the second floor of the main building. It offers beauty salon, acupuncture and massage services, as well as self-guided health relaxation activities, such as soaking tubs, whirlpools, saunas, etc. The facility includes a beauty salon, waiting lounge, changing facilities, shower area, three large 15-person soaking pools, two large Jacuzzis, wet and dry multi-person saunas, 20 private resting rooms, 20 semi-private massage rooms, large quiet room, 30 private massage suites and five executive suites consisting of private toilet and shower, sauna, Jacuzzi, massage area and resting area. The sauna-health center has 100 massage beds and a total capacity of 150 people.

Conference and Meeting Operations. This Yi Wan Group company has 12 rooms dedicated to meeting and conference space. These rooms service small, medium and large sized conferences and meetings and include:

o Nine small meeting rooms capable of seating up to 20 people. Seven of these rooms have multi-functional seating configurations. Two rooms have large, fixed position oval conference




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    tables with side gallery space for individual
    chairs. All rooms have climate control and private bathrooms.

o Two conference rooms within the hotel suitable for medium sized meetings of up to 60 people. These rooms feature large fixed positioned conference tables, built-in amplification equipment and ample side gallery space for additional meeting attendees or small group break-out space. These rooms have climate control and private bathrooms.

o One large, 8,180 square foot, meeting room capable of seating 460 people. It is configured in an auditorium style with a sloping floor and large front presentation stage. The room features built-in sound system, lighting capabilities, built-in multi-lingual interpretation equipment and rear and front screen projection capability. The room has an attached large reception room and a separate, smaller, private VIP reception room. This Yi Wan Group company believes this meeting room is the largest non-government room of its kind in the province.

Set forth below for each of the last three fiscal years is the percentage of total revenue which accounted for 15% or more of hotel revenue during these fiscal years.

1997:
Food and Beverage Operations                                  51.7%
Lodging Operations                                            20.8%
Entertainment Operations                                      27.5%

1998:
Food and Beverage Operations                                  45.8%
Lodging Operations                                            26.2%
Entertainment Operations                                      28.0%

1999:
Food and Beverage Operations                                  47.2%
Lodging Operations                                            24.8%
Entertainment Operations                                      28.0%


The raw materials this Yi Wan Group company uses are many and varied and common to all hotel and entertainment facilities. A general sampling of these items and their sources are as follows:

Item Source
Seafood/vegetable Yiwan Agricultural Advanced Technology Development corporation, Jiaozuo city Cured meat Guangdong Lawei shop, Zhengzhou city Seafood Wuyang Seafood wholesale shop, Zhengzhou city Seafood Haiyang da shi jie shop, Jiaozuo city Seafood Xingli Haiyang Seafood shop, Zhengzhou city Wine/Beer Jinfeng Jiuhang Corporation Ltd., Zhengzhou city Cigarette/beverage Donghui wholesale shop, Jiaozuo city Cigarette/beverage Youyi company, Jiaozuo city Cigarette/beverage Zhenhua shop, Jiaozuo city General cooking ingredients Yongsheng ganxian shop, Jiaozuo city Daily use Lodging items Xinya shopping center, Jiaozuo city


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Daily use Lodging items Baolong Shiye Corporation Ltd.,
Henan province

This Yi Wan Group company maintains a 10-day supply of common consumable goods, such as alcohol products, guest room sundries and similar products, which is considered standard industry practice.



Seasonal Variations

This Yi Wan Group company experiences minor seasonal variations in overall revenue:

o Lodging Operations. Lodging revenue peaks during the period of April through October. This time coincides with peak vacation travel season and the period of April through June when, in its experience, most Chinese companies hold biannual company meetings.

o Food and Beverage Operations. Food and beverage revenues peak during the period of January through April. This is the time in the lunar calendar traditionally associated with Chinese New Year.

o Entertainment Operations. Entertainment revenues experience no seasonal variations.

o Conference and Meeting Operations. Conference and meeting revenue peak during April through June and November through December. These periods coincide with the times, in its experience, most Chinese companies hold their biannual meetings and product shows.


Potential Future Growth and Operations

We involved in a number or research and development projects scheduled for completion within the next two years. These projects are in the development stage and, accordingly, may never be completed. These include:

o Athletic Club. This Yi Wan Group company is researching the potential of constructing within the existing space of the main building fifth floor, a full-service, state-of-the-art western-style athletic club. The club would include

        o   Handball and racquetball courts
        o   Indoor lap pool, locker room facilities
        o   Aerobics room with shock resistant flooring
        o   Resistance weight training equipment
        o   Aerobic conditioning equipment
        o   Training center
        o   Lounge area
        o   Athletic pro-shop
        o   Cafe style juice bar.

o Penthouse Suite. This Yi Wan Group company is researching design options for constructing within the existing space of the 21st and 22nd floors of the main building a high quality Presidential Suite. The suite would include:



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        o  Indoor pool
        o  Atrium
        o  Meeting conference room
        o  Roof garden
        o Living room and dining rooms suitable for reception style entertaining
        o  Deluxe kitchen
        o  Jacuzzi
        o  Wet and dry saunas
        o  Private secured access
        o  Private balcony
        o  Two guest rooms.

o Restaurant Expansion. This Yi Wan Group company is researching the feasibility of opening one restaurant in Zhengzhuo City and one restaurant in Beijing. The terms of site specific management and ownership, including acquisition, franchise, partnership, management agreement, are the subject of research and active discussions with a number of interested parties. Both restaurants would bear the Yi Wan name and specialize in a unique blend of Guangdong and Henan style cuisine. Both restaurants would target up-scale, urban customers.

o Lodging Expansion. This Yi Wan Group company is researching the feasibility of hotel expansion through franchising the Yi Wan name and hotel-restaurant operating systems. At present, the Jiaozuo Industrial Institute is working with hotel management to draft the initial franchise offering framework. The target market for franchise operations would be formerly government owned hotel properties in the northern central provinces.

o Lodging Association. This Yi Wan Group company is researching the feasibility of joining an international hotel association such as "Leading Luxury Hotels of the World" or similar.

o Training Center. This Yi Wan Group company is researching the feasibility of creating a hotel and restaurant management and operation training center. The program would utilize the proven training techniques of the Yi Wan developed training systems. The target market would be the owners of recently purchased formerly government owned hotels. Training facilities would be located within existing space of the employee dormitory and the hotel main building.

Market

This Yi Wan Group company's hotel is located in the metropolitan city of Jiaozuo, Henan province, and consider the city of Jiaozuo and all communities within a 30-mile radius to be its primary market. The metropolitan area of Jiaozuo has a population of 3.18 million people, occupies 1,590 square miles, spans four counties, Wenxian, Bo'ai, Wuzhi and Xiuwu and two smaller cities, Qinyang city and Mengzhou city. Jiaozuo is an industrial city dominated by power production and mining industries and is considered the business and transportation hub of the northern-central provincial region. The city is approximately 234 miles southeast of Beijing and 29 miles northeast of Zhengzhou, the provincial capital. Jiaozuo is the second largest city in the province, and Henan is the most densely populated province in the country.

This Yi Wan Group company has two primary target markets:



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o  Travelers

o  Local professionals.

The first target market, travelers, includes individual business travelers, individual leisure travelers and group professional travelers. The second market, local professionals, includes local individual business and government professionals and groups of professionals. In China, there are a lot of conference for all kinds professional and ethnic groups, to exchange ideas and share study results. There are also many marketing seminars, fairs and exhibitions from different industries, city-wide, province-wide and even nationwide.

Example for these conference are:

Meetings held by government agency:
o   Jiaozuo City No. 8 Women Representatives Meeting, 400 people
o   Henan Province Food Suppliers Planning Meeting , 350 people

Meetings held by companies:
o   Jiaozuo Jinlong Cable Co., meeting of directors , 40 people
o   Jiaozuo Electricity Plant 5th Anniversary Celebration , 400 people

Marketing seminars:
o Shandong Industrial Machinery Co., product exhibit and sales meeting , 180 people
o Guangdong Kelon Electronic Co., product exhibit and sales meeting , 120 people

According to its experience and its statistical data, individual travelers, whether business, leisure or government, and individual local business and government people share several common traits. In its experience, individual travelers are comprised primarily of males between the ages of 37-55 and part of the senior-middle management and senior management cadre of business and government.

They are the decision makers in corporate and government settings, and they usually have wide latitude in the discretionary expenditures of funds. Because many in this group have traveled abroad or have frequent contact with foreigners as part of their employment, they have developed a taste and appreciation for western style luxuries and amenities.

Most are college educated, married to a college-educated, full-time working spouse and have one child under the age of 18. At home, many in this demographic segment own a luxury watch, color television, full size refrigerator, air conditioner or modern stereo equipment. Their proportion of disposable and discretionary income is well above the national average. In its experience, this group can be considered affluent.

According to its experience and its statistical data, travelers and local group professionals are relatively homogeneous. This segment is predominantly male, but with a wider age range than those members in the individual category, usually 33-58 years of age. A portion of this category can be considered junior managers and lower middle managers. Because of their lower rank at the work place, this group does not have the purchasing power to regularly purchase western luxury items. They are more than likely to be college educated, but to a lesser percentage than their individual counter parts. Their purchasing power is, cumulatively speaking, slightly lower than those counterparts.



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This Yi Wan Group company believes it is targeting a significant market opportunity for the following reasons:

National Government Considerations:

o According to the national State Planning Commission in its tenth five year plan (2001-2005), it has targeted tourism as a favored industry in the nation's effort to modernize and earn hard currency.

o According to the national government in its tenth five year plan (2001-2005) it has targeted the northern central provinces as the next area for national economic development.

City Government Considerations:

o The city government announced in its tenth five year plan (2001-2005) no plans to award permits for additional hotels.

o The city government announced in its tenth five year plan (2001-2005) the municipal economy would expand by 13%.

o The city government announced in its tenth five year plan (2001-2005) the intention to build a modern two lane highway connecting the cities of Jiaozuo and Zhengzhou.

o The city government is actively pursuing foreign investment in heavy industry and mining operations.

Travel Industry Considerations:

o According to the National Tourism Bureau forecasts, by 2010, the yearly nation-wide revenue generated from international travelers will reach $35 billion USD.

o According to the National Tourism Bureau forecasts, by 2010, the yearly nation-wide revenue generated from domestic travelers will reach $125 billion USD (1 trillion RMB).

o According to the National Tourism Bureau, in 1998, there was a 3.6% increase in domestic travel expenditures over 1997 expenditure levels (This total represents 11.6% of the yearly national per capita income).

o According to the National Tourism Bureau, in 1998, 3 million persons visited the city of Jiaozuo generating $64,000,000 USD(520,000,000 RMB) in revenue.

o The city is home to a number of the regions' main natural scenic tourist attractions, including China's tallest waterfall and the region's only national park.

o The city is a major point on intra-national travel routes: it is the termination point for the Zhengzhou -Jiaozuo highway, under construction, the originating point of the Jiaozuo-Shanxi


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    highway, under construction, a vicinity city to the Yellow River, within 40 miles , a prominent marker point on the Shenzhen-Beijing highway

Local Market Considerations:

o This Yi Wan Group company's is the only four-star-rated hotel in the primary market. There are no five-star-rated facilities.

o The city of Jiaozuo has only nine hotels permitted to accept foreign travelers.

o The two hotels rated three-stars in the primary area are, it believes, in poor physical condition.

o As the economic conditions in the primary area improve, this Yi Wan Group company believes a growing number of persons will have the disposable and discretionary income to be able to purchase its products and services.

o This Yi Wan Group company believes Jiaozuo is positioned as the business and transportation hub of the northern central provinces.

Competition


The hotel industry is highly competitive. Within the primary market, there are nine hotels licensed by the government to accept foreign guests. This Yi Wan Group company is the only four-star-rated hotel in the primary area. There are no five-star-rated hotels and two three-star-rated hotels in the primary area. Hotels are rated by the National Tourism Administration in the following areas: fitness, maintenance of fitness, sanitation, service level, and guest satisfaction; The highest rank is 5 stars. For example, Hilton and Holiday Inn Grand are rated as five stars, which meet the international highest standard. Three star hotels are similar to Holiday Inn Express Three star and up can accept foreign tourists. Yi Wan hotel obtained the title Appointed Tourist Unit issued by the Travel & Tourism Bureau of Henan Province as early as the January 1997, so it is allowed to receive foreign travelers.



Its two main competitors are the three-star-rated Jiaozuo Yueji hotel and Jiaozuo hotel. Both hotels are government owned and operated and combined have approximately 130 total guest rooms. Both offer the following services and products:

o   Full service restaurant (less than 200 person capacity)

o   Beauty parlor, business center

o   Sundries and gift store

o   Night club and karaoke suites (150-200 person capacity)

o   Massage service

o Small and medium sized meeting and conference rooms (less than 100 person capacity).



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These competitors engage in limited advertising efforts and compete primarily for highly price sensitive, budget business, leisure and group travelers. This Yi Wan Group company believes both hotels are in need of overhaul and renovation.

This Yi Wan Group company believes it has the ability to favorably compete for the following reasons:

o   Higher quality guest room physical condition, due to recent renovation

o   Cleaner guest rooms

o   Higher number of in-guest room amenities

o Higher quality peripheral hotel services (restaurants, entertainment, meeting rooms)

This Yi Wan Group company believes it would take substantial effort for the competition to match its lodging product.

This Yi Wan Group company is the largest hotel in its primary area both in terms of guest room capacity and square footage. In addition, this Yi Wan Group company has a number of other points that it believes give it a competitive advantage:

o Location. Its location is on the center round-about that marks the physical center of the city. The round-about features a visually distinctive 30 foot statue that is considered the city's symbol. Its building is the tallest building on the round-about perimeter. This landmark location is a focal reference point for directions in the city.

o Training. Service and operational training are critical components in positioning its offering as unique from competitors within the marketplace. This Yi Wan Group company has invested substantial time and resources in developing staff training systems that enable the facility to operate with the standard at, or above, a western-style, five-star luxury hotel.

o Service Training. This Yi Wan Group company has devoted special attention to staff service training systems that develop a professional service attitude and overall standard of conduct. this Yi Wan Group company exploits this selling point widely in an on-going positioning advertising effort titled, "Four star building--Five star service!" Topics of staff training include:

        o  Guest greetings
        o  Appropriate interaction
        o  Speech-grammar-intonation
        o  Eye contact
        o  Etiquette
        o  Attentiveness
        o  Posture
        o  Smiling
        o  Discretion
        o  Personal hygiene
        o  Dress



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        o  Pride
        o  Understanding customers needs

o No other company in the primary area provides this type of training. This Yi Wan Group company believes that because of the expense and the time necessary to develop these training programs that it would be difficult for competitors to duplicate this system.

o Operation Training. All new operational staff are required to attend a 30-day operational training program prior to beginning regular employment with it. Half of this time is spent in a structured learning environment and half of the timeis spent in apprentice training. At the end of each 15-day training period, the employee must pass a proficiency test. Failure to pass results in employment termination. Upon completion of the 30-day training period, each new employee must receive the endorsement of his or her new department's manager. Mandatory on-going and refresher training is conducted twice a year for all employees. Promotion opportunities are based largely upon training evaluations. By contrast, the other two three-star hotels in the primary market require only 2-3 day staff training prior to commencing work. This Yi Wan Group company does not believe its operational training system can be easily duplicated by competitors.

o Management Training. In 1999, this Yi Wan Group company entered into a management training agreement with the Guangzhou Hospitality Institute to send 100 managers and junior mangers in small groups to Guangzhou for a two month intensive training and internship training in area five-star rated hotels. While this management training is easily to duplicate, because the of the duration of time away from the employee's primary work duties, this Yi Wan Group company does not feel the program is likely to duplicated by its competitors.

This Yi Wan Group company uses the Jiaozuo Industrial Engineering College Hotel and Restaurant Management Program to help with its training efforts. This Yi Wan Group company offers an internship-training program to select students. In exchange, this Yi Wan Group company has first employment recruiting rights for top student talent.

Food and Beverage Operations:

In its experience, no other food service establishment offers this style of cuisine. This Yi Wan Group company believes it offers a fresh and innovative fusion blend of Guangzhou and Henan style cuisines. This style has become its culinary signature and all menus in each of the three food and beverage facilities reflect this central theme.

To support this strategy, this Yi Wan Group company has hired 12 chefs from Guangzhou and 16 from Henan. Two chefs are designated solely for the production of dim sum, a Guangdong specialty.

To stimulate the generation of new menu items, this Yi Wan Group company requires each chef to create one new menu item each month and to daily meet and greet a specific number of guests. This program is known as the Chef New Product Development Program. Chefs are motivated to create new menu items through a bonus system and promotion options. To its knowledge, no other competitor has a similar program.

This Yi Wan Group company places heavy emphasis on the purchase of natural raw ingredients and operate a special purchasing program to source these raw ingredients. This Yi Wan Group company owns


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the only industrial size fruit juicer machine in the primary area and is the only facility to offer a wide selection of fresh fruit juices.

Buffet Coffee Shop. This Yi Wan Group company believes its Buffet Coffee Shop can favorably compete for the following reasons:

o   Prestigious location

o   Higher quality product offering

o   Unique buffet service format

o   Open 24 hours a day/ seven days a week

First Floor Restaurant. Its principal methods of competition are price, product quality, depth of product line and physical features. This Yi Wan Group company believes the quality of the First Floor Restaurant is both of higher quality and a more unique offering than the competition. The number of menu choices, more than 300, and the 700-person seating capacity are the largest among competitors. The restaurant's variety of amenities, including staging area, private dining rooms and multiple banquet facilities, are, it believes, superior in the market. This Yi Wan Group company believes its First Floor Restaurant has the ability to favorably compete because of the following reasons:

o   Higher product quality

o   Greater number of product offerings

o   Higher quality physical facility

o   Prestigious location

o Greater number of facility offerings, including private dining rooms, stage, banquet rooms etc.)

o   Larger physical size and largest capacity in its target area

o Points per dollar program, which allows guests to earn points for dollars spent in the facility and which can be redeemed at its store for luxury items such as home appliances, liquor, home furnishing, electronic equipment, etc.

o Special event promotions: taste of `region/country' cuisine, theme culinary promotions

o   More frequent new menu items

VIP Restaurant. This Yi Wan Group company believes it has no competitors in this category in its target market, and its position in the market as a premier fine-dining establishment is, it believes, firmly established.

Entertainment Operations:



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Night Club. This Yi Wan Group company faces competition from the other two three-star hotel night clubs, Jiaozuo Yueji Hotel and Jiaozuo hotel, Both competitors are physically smaller and configured in a social club format featuring a center dance area. Both offer occasional live local entertainment. Neither of the competitors engage in wide promotion effort.

This Yi Wan Group company believes it has the ability to favorably compete for the following reasons:

o   Higher quality lighting and special effects capabilities

o   Higher quality sound system

o Distinctive atmosphere created through internal architectural detail and decoration

o   Larger physical size

o Greater seating variations, including floor table, booth and the deluxe balcony booth

o   Unique floor show offering

o   Greater variety entertainment (weekly changing floor show programs)

o Unique "big name" celebrity entertainment events (no other entity in the province offers these events)

o   Higher quality karaoke suites

Bowling Alley-Game Room. This Yi Wan Group company has the only bowling alley in the primary area. The number of competitors providing snooker, pool, Ping Pong and computer simulation games in a combined environment is uncertain, but it believes it to be few. Yi Wan Group company believes it has a competitive advantage because it offers:

o   Unique bowling product

o   Higher quality game room products

o   Higher quality physical facility

o   A number of product-related programs, including:

        o   City bowling league tournament, called the Yi Wan Cup
        o   Corporate bowling leagues
        o   Bowling lessons
        o   Weekly contests for bowling, pool and snooker
        o membership program that offers game room discounts, hotel restaurants discounts, promotional give-aways, priority ticket purchase options for selected entertainment events, and other bonuses



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Due to the substantial investment purchase and installation cost of the bowling alley, this Yi Wan Group company does not believe this product is easily duplicated.

Sauna-Health Club. This Yi Wan Group company faces competition from the two three-star hotels, Jiaozuo Yueji Hotel and Jiaozuo hotel and free standing establishments for massage and acupuncture services. This Yi Wan Group company believes, however, that no other establishment offers its overall combination of services.

This Yi Wan Group company believes it can favorably compete because it offers:

o   Higher quality product service

o   Higher quality physical facility

o Greater number of facility features (soaking pools, resting rooms, whirlpools, wet and dry saunas, changing facilities)

o   Prestigious location

o   A more luxurious ambiance

Meeting and Conference Operations: This Yi Wan Group company has competition from the Jiaozuo Yueji Hotel and Jiaozuo hotel, which advertise meeting room facilities. This Yi Wan Group company believes it can favorably compete for the following reasons:

o   Greater number of rooms

o   Higher quality room facilities

o   Higher technical in-room capabilities

o   Larger room capacity

o   Competitive pricing, when guest rooms are purchased with meeting room space

This Yi Wan Group company uses an aggressive guest room pricing strategy to attract group meeting and conference customers. This Yi Wan Group company believes it can accept a lower per guest room margin and still maintain profitability through sales of other operations products and services purchased by group members.


How this Yi Wan Group company reaches Customers

This Yi Wan Group company uses a variety of methods to reach its customers, including advertising and promotional events.



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


Advertising. This Yi Wan Group company does extensive product promotional advertising in several venues:

o   Local television advertising

o   Airport and train station billboards

o   City promotional materials

o   Local print media

o   On-site point-of-purchase

Promotional Events. These promotional events are chiefly coordinated through its sales department in conjunction with its entertainment and food and beverage operation portions. Primary on-going promotional events include city league bowling tournaments, corporate bowling tournaments, "big name" celebrity entertainment event ticket give-aways, regional or national cuisine tasting and other culinary events.

Charitable Giving and Sponsorship. It promote its hotel by corporate sponsorship of charity events and donations to local philanthropic efforts. This Yi Wan Group company believes it may have difficulty competing in the marketplace for the following reasons:

o   Favored Industry Status. Although the National State Planning
    Commission in its tenth five year plan (2001-2005) announced the tourism industry as a favored industry for national growth and development, there can be no assurance that this status will not be revoked. Revocation of this status may cause it to have difficulty competing in the market place.

o Regional Economic Development. Although the National State Planning Commission in its tenth five year plan (2001-2005) announced its intention to target the northern central provinces for economic development, there can be no assurance that this will occur. Absence of this economic stimulus in the region may cause it to have difficulty competing.

o Infrastructure Development. Although the provincial and local governments in their tenth five year plans (2001-2005) announced plans for extensive intra-province and inter-province infrastructure development, there can be no assurance these efforts will occur. Absence of this infrastructure development may cause it difficulty.


o Government Purchasing Policy. Both hotels considered to be competition in the primary market, Jiaozuo Yueji Hotel and Jiaozuo Hotel are government owned and operated. It is conceivable the government could require ministries and agencies to conduct all travel, conference and entertainment related business with government owned entities. This requirement may cause it to have difficulty competing. Ministries and agencies account for about 7%-10% of the total revenues from the operation of the hotel.


o Tax Status. If this Yi Wan Group company were to lose its city tax exempt status, competing in the market place may become more difficult.



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o   Profitability. Both of the hotels considered to be competition in the primary market, Jiaozuo Yueji Hotel and Jiaozuo hotel are government owned and operated. By virtue of their government ownership status, these hotels are not subject to the same profit and loss operating requirements as it, a privately owned entity. In other words, the other hotels can operate at a loss and still stay in business if the losses are subsidized by the government. If the Yi Wan hotel does not generat a profit, it would go out of business. This may cause it to have difficulty competing.


o Competitor Upgrade. Although at present, the competitors', Jiaozuo Yueji Hotel and Jiaozuo hotel, facilities are, it believes, in substantially lower physical condition than its hotel, there can be no assurance that the government, who owns its two competitors, will not invest in substantial physical facility renovation. Physical facility renovation of the competitor's facilities may cause it to have difficulty competing.

Government Regulations


This Yi Wan Group company is subject to certain city government environmental regulations concerning the disposal of waste water and noise emission levels. These regulations are applicable to all hotel facilities within the primary area. It believes it is in full compliance with these regulations.


Trademarks and Licenses

This Yi Wan Group company has registered the Jiaozuo Yi Wan Hotel Co., Ltd. name and the Yi Wan hotel operations logo with the Ministry of Administration and Trademarks. The term of the business license is from December 1997 to December 2027. The trademark is registered in perpetuity provided yearly fees are paid.

It has a special income tax treatment from both the Jiaozuo city and the national government, which was granted in 1997. Under this tax treatment, this Yi Wan Group company paid no income tax in the years of 1997 and 1998 and must pay 50% of income tax in the next three years from 1999 to 2001. When this status expires, it will pay city income tax at the rate of 3% of the revenue and government income tax at the rate of 30% of the revenue.

Factors that may affect its Future Performance

This Yi Wan Group company's business is subject to several potential risks in the future. Although none of these potential situations has yet occurred and this Yi Wan Group company has no reason to anticipate that they will, if they do, its future performance could be affected.

The Yi Wan Group company needs to generate additional revenues to support its expansion.

This Yi Wan Group company expects the Yi Wan Group company expects its expenses will increase substantially as it:

o   Improves its customer service.

o   Improves its infrastructure.

o   Increases the volume of customers.



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o   Puts in place a better management team.

o   Puts in place control systems for overhead.

o Increases the size of the entertainment department, bringing in more expensive artists.

This Yi Wan Group company must obtain licenses and franchises from the Chinese government.

This Yi Wan Group company has registered the Yi Wan hotel name and the Yi Wan hotel operations logo with the Ministry of Administration and Trademarks. The term of this Yi Wan Group company's business license is from January 1997 to December 2027, and its trademark is registered in perpetuity provided yearly fees are paid. Should this Yi Wan Group company be unable to renew this Yi Wan Group company's business license or fail to pay for its trademark, this Yi Wan Group company's business could suffer.

This Yi Wan Group company relies on a favorable tax policy from the national and local government.

It has no central government and provincial government income tax for two years (years ended December 31, 1997 and 1998) and 1/2 tax for 3 years thereafter ( years ended December 31, 1999, 2000 and 2001). It has if this Yi Wan Group company loses its favorable tax position, this Yi Wan Group company may have trouble competing in the marketplace.

Its continued growth is dependent on local government bringing new business to the region.

Although local government has been successful in the past attracting new large industry and businesses to its primary area, there can be no assurance this success will continue. Absence of additional new large industry and businesses to the local economy could affect its revenue.

This Yi Wan Group company is dependent on the Chinese government renewing tourism as a Favored Industry.

Although the national State Planning Commission in its tenth five year plan (2001-2005) announced tourism as a favored industry for national growth and development, there can be no assurance that this status will be revoked. Revocation of this status may cause to have difficulty competing.

The Chinese government could shift its priorities in regional development, which could hurt this Yi Wan Group company's business.

Although the national State Planning Commission in its tenth five year plan (2001-2005) announced its intention to target the northern central provinces for economic development, there can be no assurance that this will occur. Absence of this economic stimulus in the region may cause it to have difficulty competing.

Employees

It employs 595 people. There are no collective bargaining agreements or confidentiality agreements with any employee.



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Facilities

This Yi Wan Group company has a land use permit for 2.42 acres. All its facilities are located in Jiaozuo city, Henan province. They include:

o 1 main building 22 stories/72 meters high/33,800 square meters (convert to feet)
o   131 standard guest rooms
o   25 guest suites
o   2 executive guest suites
o   1 (one) 500 bed employee dormitory
o   2 full service restaurants (700 person capacity)
o   1 buffet coffee shop (50 person capacity)
o   1 lobby bar (25 person capacity)
o   1 night club (334 audience capacity)
o   1 bowling alley (10 lanes) and game room
o   1 sauna-health club (150 person capacity)
o   9 small and medium size conference and meeting rooms (10 60 person capacity)
o   1 large conference room (460 person capacity)
o   2 tennis courts
o   1 business center
o   1 travel agency
o   1 sundries and gift store
o   1 beauty salon (four station)
o   full facility smoke detectors and water sprinklers

This Yi Wan Group company has a Land Use Permit from the government for a period of 40 years to operate hotel, entertainment, and food and beverage and conference facilities. This Yi Wan Group company has paid to the government a one time fee 13,000,000 RMB for this land use permit.

Environmental Compliance

The three Chinese businesses are subject to the Peoples Republic of China's national Environmental Protection Law, which was promulgated on December 26, 1989, as well as a number of other national and local laws and regulations regulating air, water and noise pollution and setting pollutant discharge standards. Violation of these laws and regulations could result in warnings, fines, orders to cease operations and even criminal penalties, depending on the circumstances of a violation. This Yi Wan Group company believes that all manufacturing and other operations of the three Chinese businesses are in compliance with all applicable laws relating to air, water and noise pollution.


                             YI WAN GROUP MANAGEMENT


The names and ages of the Yi Wan Group, Inc. executive officers and directors as of November 30, 2000, and their backgrounds are as follows:



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
---------------------- ------ -------------------- --------------------------- -------------------------- --------------------
        Name            Age        Position                Held Since            Employment Agreement      Salary for 2000
        ----            ---        --------                ----------            ---------------------     ----------------
                                                                                      [Yes or No]           per Employment
                                                                                      -----------           --------------
                                                                                                               Agreement
---------------------- ------ -------------------- --------------------------- -------------------------- --------------------
---------------------- ------ -------------------- --------------------------- -------------------------- --------------------
Cheng WanMing           39     Chairman of board           May 1999-                      Yes                      0
                                 and President
---------------------- ------ -------------------- --------------------------- -------------------------- --------------------
---------------------- ------ -------------------- --------------------------- -------------------------- --------------------
You Yingliu             59       Director and              May 1999-                      Yes                      0
                                Vice-president
---------------------- ------ -------------------- --------------------------- -------------------------- --------------------
---------------------- ------ -------------------- --------------------------- -------------------------- --------------------
Zhang Haoyu             30         Director                May 1999-                      Yes                      0
---------------------- ------ -------------------- --------------------------- -------------------------- --------------------
---------------------- ------ -------------------- --------------------------- -------------------------- --------------------
Yang Huijuan            30         Director                May 1999-                      Yes                      0
---------------------- ------ -------------------- --------------------------- -------------------------- --------------------
---------------------- ------ -------------------- --------------------------- -------------------------- --------------------
Luo Guanying            54       Director and              May 1999-                      Yes                      0
                                Vice-president
---------------------- ------ -------------------- --------------------------- -------------------------- --------------------
---------------------- ------ -------------------- --------------------------- -------------------------- --------------------
Liang Xiaogen           53         Director                May 1999-                      Yes                      0
---------------------- ------ -------------------- --------------------------- -------------------------- --------------------
---------------------- ------ -------------------- --------------------------- -------------------------- --------------------
Wu Zeming               48         Director                May 1999-                      Yes                      0
---------------------- ------ -------------------- --------------------------- -------------------------- --------------------
---------------------- ------ -------------------- --------------------------- -------------------------- --------------------
Cheng Manli             37         Director                May 1999-                      Yes                      0
---------------------- ------ -------------------- --------------------------- -------------------------- --------------------
---------------------- ------ -------------------- --------------------------- -------------------------- --------------------
Cen Minhong             38         Director                May 1999-                      Yes                      0
---------------------- ------ -------------------- --------------------------- -------------------------- --------------------
---------------------- ------ -------------------- --------------------------- -------------------------- --------------------
Cheng Wanqing           31         Director                May 1999-                      Yes                      0
---------------------- ------ -------------------- --------------------------- -------------------------- --------------------
---------------------- ------ -------------------- --------------------------- -------------------------- --------------------
Cheng Deqiang           67         Director                May 1999-                      Yes                      0
---------------------- ------ -------------------- --------------------------- -------------------------- --------------------

The names and ages of the Shunde Yi Wan Communication Equipment Plant Co., Ltd executive officers and directors as of November 30, 2000, and their background are as follows:

---------------------- ------ ---------------------- ------------------------- -------------------------- --------------------
        Name           Age          Position                Held Since           Employment Agreement      Salary for 2000
        ----           ---          --------                ----------           ---------------------     ----------------
                                                                                      [Yes or No]           per Employment
                                                                                      -----------           --------------
                                                                                                               Agreement
---------------------- ------ ---------------------- ------------------------- -------------------------- --------------------
---------------------- ------ ---------------------- ------------------------- -------------------------- --------------------
Cheng WanMing          39       Chairman of board        September 1993-                  Yes                      0
                                  and President
---------------------- ------ ---------------------- ------------------------- -------------------------- --------------------
---------------------- ------ ---------------------- ------------------------- -------------------------- --------------------
Wu Zeming              48       Vice-chairman of         September 1993-                  Yes                   44,000
                                      board
---------------------- ------ ---------------------- ------------------------- -------------------------- --------------------
---------------------- ------ ---------------------- ------------------------- -------------------------- --------------------
You Yingliu            59     Director                   September 1993-                  Yes                      0
---------------------- ------ ---------------------- ------------------------- -------------------------- --------------------
---------------------- ------ ---------------------- ------------------------- -------------------------- --------------------
Luo Guanying           54     Director                   September 1993-                  Yes                      0
---------------------- ------ ---------------------- ------------------------- -------------------------- --------------------
---------------------- ------ ---------------------- ------------------------- -------------------------- --------------------
He Lei                 33     Director                     April 2000-                    Yes                      0
---------------------- ------ ---------------------- ------------------------- -------------------------- --------------------

The names and ages of the Jiaozuo Yi Wan Hotel Co., Ltd. executive officers and directors as of November 30, 2000, and their background are as follows:

---------------------- ------ ---------------------- ------------------------- -------------------------- --------------------
        Name           Age          Position                Held Since           Employment Agreement      Salary for 2000
        ----           ---          --------                ----------           ---------------------     ----------------
                                                                                      [Yes or No]           per Employment
                                                                                      -----------           --------------
                                                                                                               Agreement
---------------------- ------ ---------------------- ------------------------- -------------------------- --------------------
---------------------- ------ ---------------------- ------------------------- -------------------------- --------------------
Cheng WanMing          39       Chairman of board         December 1996-                  Yes                   80,000
                                  and President
---------------------- ------ ---------------------- ------------------------- -------------------------- --------------------
---------------------- ------ ---------------------- ------------------------- -------------------------- --------------------
Chang Jufeng           40       Vice-chairman of          January 2000-                   Yes                      0
                                      board
---------------------- ------ ---------------------- ------------------------- -------------------------- --------------------
---------------------- ------ ---------------------- ------------------------- -------------------------- --------------------
Wu Zeming              48           Director              December 1996-                  Yes                   59,500
---------------------- ------ ---------------------- ------------------------- -------------------------- --------------------
---------------------- ------ ---------------------- ------------------------- -------------------------- --------------------
You Yingliu            59           Director              December 1996-                  Yes                   54,000
---------------------- ------ ---------------------- ------------------------- -------------------------- --------------------
---------------------- ------ ---------------------- ------------------------- -------------------------- --------------------
Cen Minhong            38           Director              December 1996-                  Yes                      0
---------------------- ------ ---------------------- ------------------------- -------------------------- --------------------
---------------------- ------ ---------------------- ------------------------- -------------------------- --------------------
Cheng Manli            37           Director              December 1996-                  Yes                      0
---------------------- ------ ---------------------- ------------------------- -------------------------- --------------------
---------------------- ------ ---------------------- ------------------------- -------------------------- --------------------
He Lei                 33           Director              January 2000-                   Yes                      0
---------------------- ------ ---------------------- ------------------------- -------------------------- --------------------

The names and ages of the Jiaozuo Yi Wan Maple Leaf High Technology Agriculture Development Ltd., Co. executive officers and directors as of November 30, 2000, and their background are as follows:

---------------------- ------ ----------------------- ------------------------ -------------------------- --------------------
        Name           Age           Position               Held Since           Employment Agreement      Salary for 2000
        ----           ---           --------               ----------           ---------------------     ----------------
                                                                                      [Yes or No]           per Employment
                                                                                      -----------           --------------
                                                                                                               Agreement
---------------------- ------ ----------------------- ------------------------ -------------------------- --------------------
---------------------- ------ ----------------------- ------------------------ -------------------------- --------------------
Cheng WanMing          39     Chairman of board and        January 1997-                  Yes                   23,100
                                    President
---------------------- ------ ----------------------- ------------------------ -------------------------- --------------------
---------------------- ------ ----------------------- ------------------------ -------------------------- --------------------
Chang Jufeng           40     Vice-chairman of board       January 2000-                  Yes                   18,700
---------------------- ------ ----------------------- ------------------------ -------------------------- --------------------
---------------------- ------ ----------------------- ------------------------ -------------------------- --------------------
Wu Zeming              48            Director              January 1997-                  Yes                      0
---------------------- ------ ----------------------- ------------------------ -------------------------- --------------------
---------------------- ------ ----------------------- ------------------------ -------------------------- --------------------
You Yingliu            59            Director              January 1997-                  Yes                      0
---------------------- ------ ----------------------- ------------------------ -------------------------- --------------------
---------------------- ------ ----------------------- ------------------------ -------------------------- --------------------
Cen Minhong            38            Director              January 1997-                  Yes                      0
---------------------- ------ ----------------------- ------------------------ -------------------------- --------------------
---------------------- ------ ----------------------- ------------------------ -------------------------- --------------------
Cheng Manli            37            Director              January 1997-                  Yes                      0
---------------------- ------ ----------------------- ------------------------ -------------------------- --------------------
---------------------- ------ ----------------------- ------------------------ -------------------------- --------------------
He Lei                 33            Director              January 2000-                  Yes                      0
---------------------- ------ ----------------------- ------------------------ -------------------------- --------------------


Before September 1993, Mr. Cheng Wanming was President at Shunao Industry & Commerce Company, in Guangdong province. Mr. Cheng Wanming joined Shunde Yi Wan Communication Equipment Plant Co., Ltd. in September 1993, From September 1993 to April 2000, Mr. Cheng Wanming was a member of the boardboard of directors and President of Shunde Yi Wan Communication Equipment Plant Co., Ltd. From May 2000 to November 2000, Mr. Cheng Wanming was Chairman of board and President of Shunde Yi Wan Communication Equipment Plant Co., Ltd. Mr. Cheng Wanming joined Yi Wan Hotel in December 1996. From December 1996 to November 2000, Mr. Cheng Wanming was Chairman of boardboard of directors and President of Yi Wan Hotel. Mr. Cheng Wanming joined Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. in January 1997. From January 1997 to November 2000, Mr. Cheng Wanming was Chairman of board and President of Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. Mr. Cheng Wanming joined Yi Wan Group, Inc. in May 1999. From May 1999 to November 2000, Mr. Cheng Wanming was Chairman of boardboard of directors and president of Yi Wan Group, Inc. Mr. Cheng Wanming received a bachelor degree from Foshan junior college in Guangdong province. Mr. Cheng Wanming is the husband of Ms. Cen Minhong . Mr. Cheng Wanming is the brother of Mr. Cheng Wanqing and Ms. Cheng Manli.

Mr. You Yingliu, joined Shunde Yi Wan Communication Equipment Plant Co.,
Ltd. in September 1993. From September 1993 to November 2000, Mr. You Yingliu was a member of the boardboard of directors of Shunde Yi Wan Communication Equipment Plant Co., Ltd. Mr. You Yingliu joined Yi Wan Hotel in December 1996. From December 1996 to November 2000, Mr. You Yingliu was a member of the boardboard of directors of Yi Wan Hotel. Mr. You Yingliu joined Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. in January 1997. From January 1997 to November 2000, Mr. You Yingliu was a member of the boardboard of directors and Vice-President of Yi Wan Maple Leaf High

Technology Agriculture Developing Ltd. Co. Mr. You Yingliu joined Yi Wan Group, Inc. in May 1999. From May 1999 to November 2000, Mr. You Yingliu was a member of the board of directors and Vice-president of Yi Wan Group, Inc.

     Mr. Zhang Haoyu, joined Shunde Yi Wan Communication Equipment Plant Co., Ltd. in September 1993. From September 1991 to October 1995, Mr. Zhang Haoyu was a department manager of the Material Bureau of Qinyang city, Henan Province. From September 1993 to April 2000. Mr. Zhang Haoyu was a member of the boardboard of directors of Shunde Yi Wan Communication Equipment Plant Co., Ltd. Mr. Zhang Haoyu joined Yi Wan Hotel in December 1996. From December 1996 to January 2000 Mr. Zhang Haoyu was a member of the boardboard of directors and Vice-President of Yi Wan Hotel. Mr. Zhang Haoyu joined Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. in January 1997. From January 1997 to January 2000.Mr. Zhang Haoyu was a member of the boardboard of directors of Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. Mr. Zhang Haoyu joined Yi Wan Group, Inc. in May 1999. From May 1999 to November 2000, Mr. Zhang Haoyu was a member of the boardboard of directors of Yi Wan Group, Inc. Mr. Zhang Haoyu received a bachelor from the Metallurgical junior college of Changsha city, Hunan province. Mr. Zhang Haoyu is the husband of Ms. Yang Huijuan.

Ms. Yang Huijuan, joined Shunde Yi Wan Communication Equipment Plant Co.,
Ltd. in September 1993. From September 1993 to January 2000, Ms. Yang Huijuan was a member of the boardboard of directors of Shunde Yi Wan Communication Equipment Plant Co., Ltd. From June 1990 to present, Ms. Yang Huijuan works in China Agriculture Bank, Jiaozuo Branch, in Henan province. Ms. Yang Huijuan joined Yi Wan Hotel in December 1996. From December 1996 to January 2000, Ms. Yang Huijuan was a member of the boardboard of directors of Yi Wan Hotel. Ms. Yang Huijuan joined Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. in January 1997. From January 1997 to January 2000, Ms. Yang Huijuan was a member of the boardboard of directors of Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. Ms. Yang Huijian joined Yi Wan Group, Inc. in May 1999. From May 1999 to November 2000, Ms. Yang Huijian was a member of the boardboard of directors of Yi Wan Group, Inc. Ms. Yang Huijuan received a bachelor from Jiaozuo University in Henan province. Ms. Yang Huijuan is the wife of Mr. Zhang Haoyu.

Ms. Luo Guanying, joined Shunde Yi Wan Communication Equipment Plant Co.,
Ltd. in September 1993. From April 1993 to present, Ms. Luo Guanying was a Vice-president of Shunao industry & commerce company, in Guangdong province. From September 1993 to November 2000, Ms. Luo Guanying was a member of the boardboard of directors of Shunde Yi Wan Communication Equipment Plant Co., Ltd. Ms. Luo Guanying joined Yi Wan Hotel in December 1996. From December 1996 to January 2000, Ms. Luo Guanying was a member of the boardboard of directors of Yi Wan Hotel. Ms. Luo Guanying joined Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. in January 1997. From January 1997 to January 2000, Ms. Luo Guanying was a member of the boardboard of directors of Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. Ms. Luo Guanying joined Yi Wan Group, Inc. in May 1999. From May 1999 to November 2000, Ms. Luo Guanying was a member of the boardboard of directors and Vice-president of Yi Wan Group, Inc. Ms. Luo Guanying is the wife of Mr. Liang Xiaogen.

Mr. Liang Xiaogen, joined Shunde Yi Wan Communication Equipment Plant Co.,
Ltd. in September 1993. From March 1991 to present, Mr. Liang Xiaogen was a President of Shunde Zhiyuan Developing company, in Guangdong province. From September 1993 to April 2000, Mr. Liang Xiaogen was a member of the boardboard of directors of Shunde Yi Wan Communication Equipment Plant Co., Ltd. Mr. Liang Xiaogen joined Yi Wan Hotel in December 1996. From December 1996 to January 2000, Mr. Liang Xiaogen was a member of the boardboard of directors of Yi Wan Hotel. Mr. Liang Xiaogen joined

Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. in January 1997. From January 1997 to January 2000, Mr. Liang Xiaogen was a member of the boardboard of directors of Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. Mr. Liang Xiaogen joined Yi Wan Group, Inc. in May 1999. From May 1999 to November 2000, Mr. Liang Xiaogen was a member of the boardboard of directors of Yi Wan Group, Inc. Mr. Liang Xiaogen is the husband of Ms. Luo Guanying.

Mr. Wu Zeming, joined Shunde Yi Wan Communication Equipment Plant Co., Ltd.
in September 1993. From June 1991 to present, Mr. Wu Zeming was Chairman of board of Wan Da Construction Inc. of Macao. From September 1993 to April 2000, Mr. Wu Zeming was Chairman of board and Vice President of Shunde Yi Wan Communication Equipment Plant Co., Ltd. From May 2000 to November 2000, Mr. Wu Zeming was a member of the boardboard of directors of Shunde Yi Wan Communication Equipment Plant Co., Ltd. Mr. Wu Zeming joined Yi Wan Hotel in December 1996. From December 1996 to November 2000, Mr. Wu Zeming was a member of the boardboard of directors of Yi Wan Group Hotel. Mr. Wu Zeming joined Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. in January 1997. From January 1997 to November 2000, Mr. Wu Zeming was a member of the boardboard of directors of Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. Mr. Wu Zeming joined Yi Wan Group, Inc. in May 1999. From May 1999 to November 2000, Mr. Wu Zeming was a member of the boardboard of directors of Yi Wan Group, Inc. Mr. Wu Zeming is the husband of Ms. Cheng Manli.

Ms. Cheng Manli, joined Shunde Yi Wan Communication Equipment Plant Co.,
Ltd. in September 1993. From June 1991 to present, Ms. Cheng Manli is a member of the boardboard of directors of Wan Da Construction Inc. of Macao. From September 1993 to April 2000, Ms. Cheng Manli was a member of the boardboard of directors and manager of Shunde Yi Wan Communication Equipment Plant Co., Ltd. Ms. Cheng Manli joined Yi Wan Hotel in December 1996. From December 1996 to November 2000, Ms. Cheng Manli was a member of the boardboard of directors of Yi Wan Hotel. Ms. Cheng Manli joined Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. in January 1997. From January 1997 to November 2000, Ms. Cheng Manli was a member of the boardboard of directors of Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. Ms. Cheng Manli joined Yi Wan Group, Inc. in May 1999. From May 1999 to November 2000, Ms. Cheng Manli was a member of the boardboard of directors of Yi Wan Group, Inc. Ms. Cheng Manli.is the wife of Mr. Wu Zeming. Ms. Cheng Manli is the sister of Mr. Cheng Wanming and Mr. Cheng Wanqing.

Ms. Cen Minhong, joined Shunde Yi Wan Communication Equipment Plant Co.,
Ltd. in September 1993. From September 1993 to April 2000, Ms. Cen Minhong was a member of the boardboard of directors and manager of Shunde Yi Wan Communication Equipment Plant Co., Ltd. Ms. Cen Minhong joined Yi Wan Hotel in December 1996. From December 1996 to November 2000, Ms. Cen Minhong was a member of the boardboard of directors of Yi Wan Hotel. Ms. Cen Minhong joined Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. in January 1997. From January 1997 to November 2000, Ms. Cen Minhong was a member of the boardboard of directors of Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. Ms. Cen Minhong joined Yi Wan Group, Inc. in May 1999. From May 1999 to November 2000, Ms. Cen Minhong was a member of the boardboard of directors of Yi Wan Group, Inc. Ms. Cen Minhong is the wife of Mr. Cheng Wanming.

Mr. Cheng Wanqing, joined Shunde Yi Wan Communication Equipment Plant Co., Ltd. in September 1993. From April 1993 to present, Mr. Cheng Wanqing was a Vice-President of Shunao Industry & Commerce Company. From September 1993 to April 2000, Mr. Cheng Wanqing was a member of the boardboard of directors of Shunde Yi Wan Communication Equipment Plant Co., Ltd. Mr. Cheng Wanqing joined Yi Wan Hotel in December 1996. From December1996 to January 2000, Mr. Cheng Wanqing was a member of the boardboard of directors of Yi Wan Hotel. Mr. Cheng Wanqing joined Yi

Wan Maple Leaf High Technology Agriculture Developing Ltd. Co.
in January 1997. From January 1997 to January 2000, Mr. Cheng Wanqing was a member of the boardboard of directors of Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. Mr. Cheng Wanqing joined Yi Wan Group, Inc. in May 1999. From May 1999 to November 2000, Mr. Cheng Wanqing was a member of the boardboard of directors of Yi Wan Group, Inc. Mr. Cheng Wanqing received a bachelor degree from the Television Broadcasting College, in Guangdong province. Mr. Cheng Wanqing is the brother of Mr. Cheng Wanming and Ms. Cheng Manli.

Mr. Cheng Deqiang, joined Yi Wan Group, Inc. in May 1999. From August 1953 to May 1993, Mr. Cheng Deqiang was a department manager of the Agriculture Bureau of Shunde city, Guangdong Province. From June 1993 to present, Mr. Cheng Deqiang was a Vice-president of Shunao industry & commerce company, in Guangdong province. From May 1999 to November 2000, Mr. Cheng Deqiang was a member of the boardboard of directors of Yi Wan Group, Inc. Mr. Cheng Deqiang received a bachelor from the Zhongkai Agriculture school of Guangdong province. Mr. Cheng Deqiang is the father of Mr. Cheng Wanming, Mr. Cheng Wanqing and Ms. Cheng Manli.

Mr. Chang Jufeng, joined Yi Wan Hotel in June 1996. From March 1992 to May
1996, Mr. Chang Jufeng was a department manager of the Police Bureau of Jiaozuo city, Henan Province. From June 1996 to December 1999, Mr. Chang Jufeng was a manager of Yi Wan Hotel. From January 2000 to November 2000, Mr. Chang jufeng was a member of the boardboard of directors and the assistant general manager of Yi Wan Hotel. Mr. Chang Jufeng joined Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. in January 2000. From January 2000 to November 2000, Mr. Chang Jufeng was a member of the boardboard of directors of Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. Mr.Chang Jufeng received a bachelor from the Technical college of Jiaozuo city, Henan province.

Ms. He Lei, joined Yi Wan Hotel in January 2000. From July 1995 to August
1997, Ms. He Lei was a manager of the Gang'ao Entrust Investment Co., Ltd. Beijing office. From September 1997 to present, Ms. He Lei was a manager of Beijing Zhongyou Huashang trading company. From January 2000 to November 2000, Ms. He Lei was a member of the boardboard of directors of Yi Wan Hotel. Ms. He Lei joined Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. in January 2000. From January 2000 to November 2000, Ms. He Lei was a member of the boardboard of directors of Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. Ms. He Lei joined Shunde Yi Wan Communication Equipment Plant Co., Ltd. in April 2000. From April 2000 to November 2000, Ms. He Lei was a member of the boardboard of directors of Shunde Yi Wan Communication Equipment Plant Co., Ltd. Ms. He Lei received a bachelor from the Renmin university of China.


Board Composition

Directors are elected annually at its annual meeting of stockholders, and serve for the one year term for which they are elected and until their successors are duly elected and qualified. Its bylaws provide for a board of directors comprised of 11 number directors.

Executive Compensation


---------------------- ------------------------------------ ----------------------------------- ------------------------------------
Name                     Jiaozuo Yi Wan Hotel Co., Ltd.        Shunde Yi Wan Communication       Yi Wan Maple Leaf High Technology
                                                                Equipment Plant Co., Ltd.         Agriculture Developing Ltd. Co.

---------------------- ------------------------------------ ----------------------------------- ------------------------------------
---------------------- ----------- ----------- ------------ ----------- ----------- ----------- ----------- ------------- ----------
                       Salary      Salary      Salary for   Salary      Salary      Salary      Salary       Salary for   Salary
                        for 1997    for 1998      1999       for 1997    for 1998    for 1999    for 1997       1998       for 1999
---------------------- ----------- ----------- ------------ ----------- ----------- ----------- ----------- ------------- ----------
---------------------- ----------- ----------- ------------ ----------- ----------- ----------- ----------- ------------- ----------
Cheng Wanming          18,000.00   26,500.00    72,000.00       0           0           0       26,700.00    27,600.00    27,750.00
---------------------- ----------- ----------- ------------ ----------- ----------- ----------- ----------- ------------- ----------
---------------------- ----------- ----------- ------------ ----------- ----------- ----------- ----------- ------------- ----------
You Yingliu                0           0        36,000.00       0           0           0       20,440.00    22,200.00    22,340.00
---------------------- ----------- ----------- ------------ ----------- ----------- ----------- ----------- ------------- ----------
---------------------- ----------- ----------- ------------ ----------- ----------- ----------- ----------- ------------- ----------
Zhang Haoyu            14,400.00   17,400.00    36,000.00       0           0           0           0            0            0
---------------------- ----------- ----------- ------------ ----------- ----------- ----------- ----------- ------------- ----------
---------------------- ----------- ----------- ------------ ----------- ----------- ----------- ----------- ------------- ----------
Yang Huijuan               0           0            0           0           0           0           0            0            0
---------------------- ----------- ----------- ------------ ----------- ----------- ----------- ----------- ------------- ----------
---------------------- ----------- ----------- ------------ ----------- ----------- ----------- ----------- ------------- ----------
Luo Guanying               0           0            0           0           0           0           0            0            0
---------------------- ----------- ----------- ------------ ----------- ----------- ----------- ----------- ------------- ----------
---------------------- ----------- ----------- ------------ ----------- ----------- ----------- ----------- ------------- ----------
Liang Xiaogen              0           0            0           0           0           0           0            0            0
---------------------- ----------- ----------- ------------ ----------- ----------- ----------- ----------- ------------- ----------
---------------------- ----------- ----------- ------------ ----------- ----------- ----------- ----------- ------------- ----------
Wu Zeming                  0           0            0           0           0       48,000.00       0            0            0
---------------------- ----------- ----------- ------------ ----------- ----------- ----------- ----------- ------------- ----------
---------------------- ----------- ----------- ------------ ----------- ----------- ----------- ----------- ------------- ----------
Cheng Manli                0           0            0           0           0       48,000.00       0            0            0
---------------------- ----------- ----------- ------------ ----------- ----------- ----------- ----------- ------------- ----------
---------------------- ----------- ----------- ------------ ----------- ----------- ----------- ----------- ------------- ----------
Cen Minhong                0           0            0       10,200.00   13,400.00   14,200.00       0            0            0
---------------------- ----------- ----------- ------------ ----------- ----------- ----------- ----------- ------------- ----------
---------------------- ----------- ----------- ------------ ----------- ----------- ----------- ----------- ------------- ----------
Cheng Wanqing              0           0            0           0           0           0           0            0            0
---------------------- ----------- ----------- ------------ ----------- ----------- ----------- ----------- ------------- ----------

These salaries are renegotiated each year.

Term of Employment Agreements.

The term of all employment agreements listed in the tables above is from September 1993 to September 2003.


Board Compensation

Its directors do not receive cash compensation for their services as directors, although some directors are reimbursed for reasonable expenses incurred in attending board or committee meetings.

The Yi Wan Group companies have no compensation committee or other board committee performing equivalent functions.

Family Relationships

There are four married couples in the above list of officers and directors. Mr. Cheng Wanming is the husband of Ms. Cen Minhong, Mr. Zhang Haoyu is the husband of Ms. Yang Huijuan. Mr. Liang Xiaogen is the husband of Ms. Luo Guanying. Mr. Wu Zeming is the husband of Ms. Cheng Manli.

Mr. Cheng Wanming is the brother of Mr. Cheng Wanqing and Ms. Cheng Manli.

Mr.Cheng Deqiang is the father of Mr. Cheng Wanming, Mr. Cheng Wanqing and Ms. Cheng Manli.

     RELATED PARTY TRANSACTIONS WITH DIRECTORS, OFFICERS AND 5% STOCKHOLDERS

Hotel

Note 9 - Related party transactions

During the year, the Hotel had borrowed and advanced money with one of the partners of the Hotel. At December 31, 1999, 1998 and 1997, amounts payable to this related party amounted to (Y)35,640, (Y)35,640 and (Y)-0-, respectively. In addition, the Hotel also purchases seafood from a related party through common ownership. Inter-company accounts payable amounted to (Y)88,065,
(Y)441,128 and (Y)129,584 at December 31, 1999, 1998 and 1997, respectively.
Intercompany cost of sales amounted to (Y)503,184, (Y)465,297 and (Y)289,584 for the years ended December 31, 1999, 1998 and 1997, respectively.

Accounts Payable:                              1999           1998          1997
   Shun Ao Company                          (Y)  35,650      (Y) 35,640    (Y)      0

Inter-company payable:
   Yi Wan Maple Leaf High Technolgy
         Agriculture Developing Lte. Co.    (Y)  88,065     (Y) 441,128    (Y) 129,584

Inter-company cost fo sales:
     Yi Wan Maple Leaf High Technology
         Agriculture Developing Ltd. Co.    (Y) 503, 184    (Y) 465, 297   (Y) 289,584


Farm

9.      Related party transactions

The Farm sells seafood to a related party (through common ownership). Intercompany accounts receivable amounted to (Y)88,065, (Y)441,128 and
(Y)129,584 at December 31, 1999, 1998 and 1997 and intercompany sales amounted to (Y)503,184, (Y)465,297 and (Y)289,584 for the years ended December 31, 1999,
1998 and 1997, respectively.

Inter-company accounts recievables:            1999          1998           1997
      Jiaozuo Yi Wan Hotel Co., Ltd.         (Y) 88,065    (Y) 441,128    (Y) 129,584

Inter-company sales:
      Jiaozuo Yi Wan Hotel Co., Ltd.         (Y) 503,184   (Y) 465,297    (Y) 289,584


Manufacture

Note 9  Related party transactions

During the year, the Company had borrowed and advanced money with one of the joint venture's partner of YiWan Company. At December 31, 1999, 1998 and 1997, the receivable from this related party amounted to (Y)469,250, (Y)873,481 and (Y)427,265, respectively. No amounts were owed to the related party at December 31, 1999 or 1997 as compared to and (Y)84,249 owed as of December 31, 1998.

Accounts receivable related party:             1999           1998          1997
     Shun Ao Company                       (Y) 469,250     (Y) 873,481    (Y) 427,265

Accounts payable-related party
     Shun Ao Company                       (Y)       0     (Y)  84,249    (Y)       0



                                       91




 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF YI WAN GROUP

The following table sets forth certain information regarding the beneficial ownership of its common stock as of September 30, 2000 by:

o Each shareholder known by it to own beneficially more than 5% of the common stock
o   Each executive officer
o   Each director and all directors and executive officers as a group:

------------------------------- ----------------------------- ---------------------- -----------------------------
             Name               Number of Shares              Percentage before      Percentage after merger
                                     merger
------------------------------- ----------------------------- ---------------------- -----------------------------
------------------------------- ----------------------------- ---------------------- -----------------------------
     Cheng WanMing                   6,369,675                          41.7                    39.198

------------------------------- ----------------------------- ---------------------- -----------------------------
------------------------------- ----------------------------- ---------------------- -----------------------------
     You Yingliu                     1,069,250                             7                      6.58

------------------------------- ----------------------------- ---------------------- -----------------------------
------------------------------- ----------------------------- ---------------------- -----------------------------
     Zhang Haoyu                       763,750                             5                       4.7
------------------------------- ----------------------------- ---------------------- ------------- ----------------
------------------------------- ----------------------------- ---------------------- -----------------------------
     Yang Huijuan                      763,750                             5                       4.7
------------------------------- ----------------------------- ---------------------- -----------------------------
------------------------------- ----------------------------- ---------------------- -----------------------------
     Wu Zeming                       1,069,250                           7.0                      6.58
------------------------------- ----------------------------- ---------------------- -----------------------------
------------------------------- ----------------------------- ---------------------- -----------------------------
     Cen Minhong                     2,092,675                          13.7                    12.878
------------------------------- ----------------------------- ---------------------- -----------------------------
------------------------------- ----------------------------- ---------------------- -----------------------------
     Luo Guanying                      763,750                             5                       4.7
------------------------------- ----------------------------- ---------------------- -----------------------------
------------------------------- ----------------------------- ---------------------- -----------------------------
     Cheng Wanqing                     763,750                             5                       4.7
------------------------------- ----------------------------- ---------------------- -----------------------------
------------------------------- ----------------------------- ---------------------- -----------------------------
     Cheng Deqiang                     763,750                             5                       4.7
------------------------------- ----------------------------- ---------------------- -----------------------------
------------------------------- ----------------------------- ---------------------- -----------------------------


All directors and named             14,419,600                          94.4                    88.736
executive officers as a
group  (9 persons)


------------------------------- ----------------------------- ---------------------- -----------------------------

This table is based upon information derived from its stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, it believes that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 16,250,000 shares of common stock outstanding as of September 30, 2000.

There are two married couples in the above list of principal shareholders. Mr. Cheng Wanming is the husband of Ms. Cen Minhong, Mr. Zhang Haoyu is the husband of Ms. Yang Huijuan.

Furthermore, Mr. Cheng Wanming is the brother of Mr. Cheng Wanqing. Mr.Cheng Deqiang is the father of Mr. Cheng Wanming and Mr. Cheng Wanqing.

                   DESCRIPTION OF YI WAN GROUP'S CAPITAL STOCK

-------------------------------------------- ----------------------------------------- ------------------------------------------
                                             Authorized Capital Stock                  Shares Of Capital Stock Outstanding
-------------------------------------------- ----------------------------------------- ------------------------------------------
-------------------------------------------- ----------------------------------------- ------------------------------------------
Common                                       50,000,000                                2,000,000
-------------------------------------------- ----------------------------------------- ------------------------------------------
-------------------------------------------- ----------------------------------------- ------------------------------------------
Preferred                                    20,000,000                                None
-------------------------------------------- ----------------------------------------- ------------------------------------------


Common stock

Yi Wan Group is authorized to issue 50,000,000 shares of no par common stock. As of September 30, 2000, there were 2,000,000 shares of common stock outstanding held of record by 2 stockholders. There will be 16,250,000 shares of common stock outstanding after giving effect to the issuance of the shares of common stock under this prospectus.

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The common stock has no preemptive or conversion rights or other subscription rights. There are no sinking fund provisions applicable to the common stock.

Preferred stock

Yi Wan Group is authorized to issue 20,000,000 shares of preferred stock. There are no shares of preferred stock outstanding. It has no plans to issue any shares of preferred stock.

Dividends

Yi Wan Group has never paid any dividends and does not expect to do so after the closing of the merger and thereafter for the foreseeable future.

Transfer Agent And Registrar

Florida Atlantic Stock Transfer, Tamarac FL is the transfer agent and registrar for its common stock.

                      BRILLIANT SUN INDUSTRY CO.'S BUSINESS

History and Organization


Brilliant Sun Industry Co. was organized as a corporation under the laws of the state of Florida in April 1999 for the purpose of completing an acquisition of a private company that had made a decision to go public via a reverse merger with a shell, such as Yi Wan Group, before they contacted principals of Brilliant Sun Industry Co.

One of Brilliant Sun Industry Co.'s founders, Michael T. Williams, is a securities attorney. He limits his practice primarily to the preparation, filing and clearing of SEC registration statements. In the late 1990's, several companies approached Mr. Williams law firm and asked for representation in transactions that involved a merger with a traditional public shell company. Mr. Williams law firm always explained the potential problems in these kinds of transactions as it had described to Mr. Yu.

Although Mr. Williams' firm clearly felt that a going public transaction had merit for smaller companies that weren't IPO candidates, it felt the traditional reverse merger with a public shell transaction structure didn't. Initially, Mr. Williams' firm tried to explain to small business owners that a reverse merger wasn't necessary for them to go public; a selling shareholder registration statement would accomplish the same purpose. His firm quickly encountered an unanticipated problem - small business owners were not interested in discussing other alternatives for going public. Like Yi Wan Group, these companies had already made up their mind that a reverse merger with a shell was the only way they were going to utilize to go public. As a consequence, Mr. Williams' law practice stagnated.

In order to rejuvenate his law practice, Mr. Williams decided to study what leading business consultants advised in this kind of situation. He first turned to successful entrepreneurs in other businesses. Carl Sewell, one of the largest and most successful luxury car dealers in the country, wrote a best-selling business book titled Customers For Life. Here is his First Commandment of Customer Service:

o Ask customers what they want and give it to them again and again.

Mr. Williams then looked to Ken Blanchard, chairman of The Ken Blanchard Companies, who is the co-author of The One Minute Manager and 11 other best-selling books. His books have combined sales of more than 12 million copies in more than 25 languages. In How To Make Customers Raving Fans, Blanchard advised that there are three secrets to creating raving fans:

o   Determine what you want to do
o   Discover what the customer wants to do
o   Deliver plus one percent.

Mr. Williams knew what he wanted to do: Continue to earn legal fees practicing securities law. He had discovered what the customer wanted to do: Go public using a reverse merger with a shell. Mr. Williams' firm decided to form and represent companies that would deliver that "product." This would give private companies a transaction structure that involved a merger with a shell. But his firm wanted the companies it formed and represented to do what Blanchard suggested and deliver the "plus one percent." To Mr. Williams, that meant not using a traditional shell or a traditional reverse merger transaction structure, because there was no way to eliminate all the problems he saw in that transaction structure.

His law firm decided that the way to deliver the "plus one percent product" that Blanchard referred to was to create companies that would use an entirely new transaction structure to take companies public through a reverse merger. Mr. Williams' firm started by forming from scratch shell companies for himself and for others. These would be brand new companies with no assets or operations. They would not have any of what Mr. Williams' firm felt were the problems of traditional shell transactions. These companies his firm represented would be the vehicle to take companies public by using the registration statements the SEC prescribes for use in merger transactions.

At first, Mr. Williams' firm decided to try to create the shells using a Rule 419 offering. But as the process really wasn't intended to raise money, this proved too cumbersome. Next, his firm formed and filed Form 10's for ten blank check shell companies. This, too, became cumbersome, so the firm formed blank check companies that didn't file Form 10's. As business has expanded, this process, too, has now become too cumbersome, and Mr. Williams' firm has decided it will no longer form or represent blank check companies. Instead, it will now form and represent acquisition companies only after the acquisition candidate has been identified.

Using this transaction structure, Mr. Williams' firm will be representing companies that:

o Meet the requirements of investors, shareholders and management of smaller companies that want, indeed demand, to go public through a reverse merger.

        o These people want a reverse merger transaction. They want only a reverse merger transaction and nothing else. This transaction structure will provide them with the opportunity to go public through a reverse merger with a shell.

o Satisfy the new requirements in the regulatory environment for successfully going public.

        o With recent regulatory changes, there are now two alternatives available to do a reverse merger in a way that meets the NASD's legal requirement for securing a listing on the over the counter bulletin board.

                o     Merge with a trading shell and file a Form 8-K
                o Merge with a non-trading shell and become a mandatory SEC reporting company.

        Mr. Williams' firm will not be involved in representing companies that utilize the first method, for all the reasons described above.

        But remember, these transactions always start with the requirement that they must be structured as a reverse merger with a shell. It seemed to Mr. Williams' firm that if the transaction had to structured as a merger, the companies it represents should use the registration statement the SEC prescribes for issuance of shares in a merger transaction: Form S-4. After all, this form contains the same disclosure as other available alternative forms of registration statements. But Form S-4 is the most logical choice. Mr. Williams firm reasoned: Do a merger; use the form of registration statementthe SEC prescribes for issuance of shares in a merger.

        Mr. Williams' firm thought, which has since been proven to be correct, that going public by registering shares issued in a merger under on Form S-4 would be a simpler process to explain, on behalf of the companies it represented, to investors, shareholders and management of private companies that want to go public through a reverse merger with a shell. Mr. Williams' firm tells these people:

        o  You want to go public by merging with a shell.
        o You want the transaction to be done in a way that complies fully with all federal securities laws, rules and regulations.
        o To achieve your objective, you have to become an SEC reporting company in the process.
        o If you don't, you can't get listed on the over the counter bulletin board.
        o That means the transaction has to involve the filing and clearing of a registration statement with the SEC before you can become listed for trading.
        o Companies we represent use the form the SEC prescribes for a registration statement involving a merger.
        o  We file and clear this registration statement with the SEC.
        o  We close the merger.
        o  The NASD processes and approves the market maker's Form 211 filing.
        o You have now successfully gone public. You are a public, listed and trading company.

        Mr. Williams' firm has found that this explanation makes it much easier for these individuals to understand the process being proposed.

A Form S-4 filing, coupled with a Form 10SB meets all the NASD's legal requirement for successfully going public through a reverse merger with a shell.

Brilliant Sun Industry Co. is not a company that is listed for trading on the over the counter bulletin board. Before securing approval of an application to be listed on the over the counter bulletin board, this registration statement must be declared effective. Public Securities, an NASD market maker, has agreed to file a form 211 to secure a listing on the over the counter bulletin board for the surviving company.


Plan of Operations


Brilliant Sun is not seeking any other acquisitions. Brilliant Sun does not engage in any business activities that provide any cash flow. The costs of identifying, investigating, and analyzing the merger with Yi Wan Group have been and will continue to be paid with money in its treasury or loaned by management. This is based on an oral agreement between management and Brilliant Sun Industry Co.


Employees

Brilliant Sun Industry Co. has no employees. Its officer and director is engaged in other business activities

Selected Financial Data

The following information concerning Brilliant Sun Industry Co.'s financial position and operations is as of and for the period ended December 31, 1999.

-------------------------- ------------------------------- -------------------------------
                             September 30,2000             December 31,1999
                               (unaudited)
-------------------------- ------------------------------- -------------------------------
Total assets                         $0
-------------------------- ------------------------------- -------------------------------
Total liabilities                 1,000                                1,000
-------------------------- ------------------------------- -------------------------------
Equity                           (1,000)                              (1,000)
-------------------------- ------------------------------- -------------------------------
Sales                                 0
-------------------------- ------------------------------- -------------------------------
Net loss                         (4,000)                              (5,079)
-------------------------- ------------------------------- -------------------------------
Net loss per share                    0
-------------------------- ------------------------------- -------------------------------


Properties

Brilliant Sun Industry Co. is using the office of Michael T. Williams, 2503 W. Gardner Ct., Tampa FL, at no cost. This arrangement is expected to continue only until a business combination is closed, although there is no such agreement between it and Mr. Williams. Brilliant Sun Industry Co. at present owns no equipment, and does not intend to own any.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of Brilliant Sun Industry Co.'s common stock as of September 30, 2000 by

o Each shareholder known by it to own beneficially more than 5% of the common stock
o  Each executive officer
o  Each director and all directors and executive officers as a group:

      ------------------------------------ ----------------------- ---------------- ------------------------ ------------------
      Name                                 Number of Shares        Percentage       Number of Shares         Percentage after
      ----                                 -----------------       -----------      -----------------        -----------------
                                           Pre-Merger              before merger    Post-Merger              merger
                                           ----------              -------------    ------------             ------
      ------------------------------------ ----------------------- ---------------- ------------------------ ------------------
      ------------------------------------ ----------------------- ---------------- ------------------------ ------------------
      Mr. Yale Yu                               1,000,000               50%              243,750                  1.5%
      501 W. Cameron Ave., Suite 220
      West Covina, Ca. 91790

      ------------------------------------ ----------------------- ---------------- ------------------------ ------------------
      ------------------------------------ ----------------------- ---------------- ------------------------ ------------------
       Michael T. Williams(1)                   1,000,000               50%              243,750                  1.5%
       100 100%
       2503 W. Gardner Ct.
       Tampa FL 33611
      ------------------------------------ ----------------------- ---------------- ------------------------ ------------------
      ------------------------------------ ----------------------- ---------------- ------------------------ ------------------
      All directors  and named  executive       1,000,000               50%              243,750                  1.5%
      officers as a group (one person)
      ------------------------------------ ----------------------- ---------------- ------------------------ ------------------


This table is based upon information derived from its stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, it believes that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 2,000,000 shares of common stock outstanding as of September 30, 2000 and 16,250,000 shares after closing of the merger.

In connection with the merger, Brilliant Sun agreed to effect a reverse split in which Mr. Williams' account - plus his family and employee -will own 243,750 shares and Mr. Yu will own 243,750 shares prior to the closing of the merger. Mr. Williams has agreed to return for no consideration sufficient shares such that shares held by other family and employee shareholders won't be affected by this reverse split.

(1) Of these 243,750 shares, 197,750 shares owned in the absolute discretionary account of Michael Williams and Donna Williams, his wife, as tenants by the entireties. Under the terms of the account, all sales decisions will be made exclusively by Mark Caron, Account Executive, Raymond James and Associates or his successor.

The remaining shares are owned as follows:

o 3,000 shares owned by Brandon Williams revocable trust. Brandon is the son of Mr. and Mrs. Williams.
o 3,000 shares owned by each of 10 of Mr. and Mrs. Williams nieces and nephews and a trust related to a family property in Vermont of which Mr. and Mrs. Williams are a beneficiary.
o   10,000 shares owned by one employee of Mr. Williams' law firm.

These shares were gifted by Mr. Williams to these individuals and entity on the date of formation of Brilliant Sun Industry Co.

Mr. Williams may be deemed its founder, as that term is defined under the Securities Act of 1933.

Directors, Executive Officers and Founder

The following table and subsequent discussion sets forth information about its director and executive officer, who will resign upon the closing of the Yi Wan Group merger. Its director and executive officer was elected to his position in April, 1999.

 Name                              Age          Title

 Michael T. Williams               52          President, Treasurer and Director

Since 1975 Mr. Williams has been in the practice of law, initially with the IT Securities and Exchange Commission until 1980, and since then in private practice. Until originally his practice was a business and securities practice until mid 1992, when he commenced a personal injury practice. In September 1997, he closed the personal injury practice and returned full time to a business and securities practice. He was chief executive officer of Florida Community Cancer Centers, Dunedin, FL from 1991-1995. He received a BA from the University of Kansas and a JD from the University of Pennsylvania.

Mr. Williams is associated with other acquisition companies.

o   12 have filed a Form 10-SB
o   One has filed a Form S-1
o   Seven have filed an S-4
o   18 have not filed a Form 10-SB
o   5 have not been formed
o   Over 20 additional companies will be administratively dissolved this year

Mr. Yale Yu is the co-founder of Brilliant Sun.

Mr. Yale Yu is president and chief executive officer of Info Tech Group Inc, a California corporation from March 1994 to date. Mr. Yale Yu is vice president and chief information officer of RichAve Software LLP, a California LLP from Feb 2000 to date. In Feb 1992, Mr. Yale Yu received an M.B.A. degree from California Coast University in California, United States. In 1982 Mr. Yale Yu received an B.S. of Electrical Engineering Degree from Jiao Tong University Shanghai, China.

Executive Compensation

The following table sets forth all compensation awarded to, earned by, or paid for services rendered to Brilliant Sun Industry Co. in all capacities during the period ended December 31, 2000, by its executive officer.

Summary Compensation Table

Name and Principal Position            Annual Compensation - 2000
---------------------------            --------------------------
                                       Salary                  Bonus               Number of Shares Underlying
                                       ------                  -----
Michael T. Williams, President         None                    None                None



Certain Relationships and Related Transactions

Brilliant Sun Industry Co. has agreed to pay Williams Law Group a fee of $45,000 for legal services in preparing this registration statement. It believes this fee to be as favorable as could have been obtained from an unaffiliated party.

Mr. Williams was originally issued 1,000,000 shares of Brilliant Sun Industry Co. upon formation. At the request of principals of the Yi Wan Group, Mr. Yu was issued 1,000,000 shares upon formation. Mr. Williams and Mr. Yu agreed to a reverse stock split prior to the close of the merger such that they will each own 243,750 shares in the surviving company.


Legal Proceedings

Brilliant Sun is not a party to or aware of any pending or threatened lawsuits or other legal actions.

Indemnification of Directors and Officers

Its director is bound by the general standards for directors provisions in Florida law. These provisions allow him in making decisions to consider any factors as he deems relevant, including its long-term prospects and interests and the social, economic, legal or other effects of any proposed action on the employees, suppliers or its customers, the community in which the it operates and the economy. Florida law limits its director's liability.


It has agreed to indemnify its director, meaning that it will pay for damages they incur for properly acting as director. Insofar as indemnification for liabilities arising under the securities act may be permitted to directors, officers or persons controlling the registrant under the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission this indemnification is against the public policy and is therefore, unenforceable.



            DESCRIPTION OF BRILLIANT SUN INDUSTRY CO.'S CAPITAL STOCK

-------------------------------------------- ----------------------------------------- ------------------------------------------
                                             Authorized Capital Stock                  Shares Of Capital Stock Outstanding
-------------------------------------------- ----------------------------------------- ------------------------------------------
-------------------------------------------- ----------------------------------------- ------------------------------------------
Common                                       50,000,000                                2,000,000
-------------------------------------------- ----------------------------------------- ------------------------------------------
-------------------------------------------- ----------------------------------------- ------------------------------------------
Preferred                                    20,000,000                                None
-------------------------------------------- ----------------------------------------- ------------------------------------------


Common stock

It is authorized to issue 50,000,000 shares of no par common stock. As of September 30, 2000, there were 2,000,000 shares of common stock outstanding held of record by 15 stockholders. There will be 16,250,000 shares of common stock outstanding after giving effect to the issuance of the shares of common stock under this prospectus.

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The common stock has no preemptive or conversion rights or other subscription rights. There are no sinking fund provisions applicable to the common stock.

Preferred stock

It is authorized to issue 20,000,000 shares of preferred stock. There are no shares of preferred stock outstanding. It has no plans to issue any shares of preferred stock.

Dividends

It has never paid any dividends and do not expect to do so after the closing of the merger and thereafter for the foreseeable future.

Transfer Agent And Registrar

It is the transfer agent and registrar for its common stock.

               COMPARISON OF RIGHTS OF BRILLIANT SUN INDUSTRY CO.
                   STOCKHOLDERS AND YI WAN GROUP SHAREHOLDERS

Because Brilliant Sun Industry Co. state of incorporation, articles and bylaws are the same as those of Yi Wan Group, the rights of shareholders of Yi Wan Group will not change as a result of the merger.

                              AVAILABLE INFORMATION


Yi Wan Group is not subject to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder, and, therefore, does not file reports, information statements or other information with the Commission. Brilliant Sun Industry Co. has filed with the Commission a registration statement on Form 10SB under the Securities Act. Thus, it is subject to the reporting requirements of the Exchange Act and will continue to be subject to these requirements. This prospectus constitutes the prospectus of Brilliant Sun Industry Co. that is filed as part of the Registration Statement in accordance with the rules and regulations of the Commission. Copies of the registration statement, including the exhibits to the Registration Statement and other material that is not included herein, may be inspected, without charge, at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such materials may be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, information and information statements and other information regarding registrants that file electronically with the Commission.


                                     EXPERTS

The financial statements of Jiaozuo Yi Wan Hotel Co., Ltd., Shun De Yi Wan Communication Equipment Plant Co., Ltd. and Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. as of December 31, 1997, 1998 and 1999 also included in this prospectus and elsewhere in the registration statement have been included herein in reliance on the report of Moore Stephens Frazer and Torbet, LLP independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

The validity of the shares of Brilliant Sun Industry Co. common stock being offered by this prospectus and certain federal income tax matters related to the exchange are being passed upon for Brilliant Sun Industry Co. by Williams Law Group, P.A., Tampa, FL. Mr. Williams is the sole officer and director of and owns 1,000,000 shares pre merger and 243,750 shares post merger of the stock of Brilliant Sun Industry Co.

                            Brilliant Sun Industry Co.

                              INDEX TO SEPTEMBER 30, 2000
                            Financial Statements (unaudited)


            Balance Sheets as of September 30, 2000 and December 31, 1999....  2

            Statements of Operations  for the three and nine month periods ended
            September   30,  2000  and  the  period  May 4, 1999  (date  of
            incorporation) to September 30, 1999 and 2000..................... 3

            Statement of Stockholders' Equity for the nine months
            ended September 30, 2000.........................................  4

            Statement of Cash Flows for the three and nine months ended September 30, 2000 and the period May 4, 1999 (date of
            incorporation)  to September 30, 1999 and 2000..................   5

            Notes to Financial Statements...................................   6

                           Brilliant Sun Industry Co.

                        (A Development Stage Enterprise)

                                  BALANCE SHEET

     ---------------------------------------------------------------------------


                                                        September     December
                                                         30, 2000     31, 1999
     ASSETS                                            (Unaudited)
     ------                                            -----------   -----------

     TOTAL ASSETS                                        $     -       $     -
                                                       ===========   ===========


     LIABILITIES AND STOCKHOLDERS' EQUITY

        TOTAL LIABILITIES                                $  1,000       $ 1,000
                                                       -----------   -----------

     STOCKHOLDERS' EQUITY:
       Common stock - no par value: 50,000,000 shares
        authorized; 2,000,000 shares issued and
        outstanding                                           79            79
       Preferred stock - no par value: 20,000,000
        shares authorized; no shares issued and
        outstanding                                            -             -
       Additional paid in capital                          8,000         4,000
       Deficit accumulated during the development stage   (9,079)       (5,079)
                                                       -----------   -----------
            Total stockholders' equity                    (1,000)       (1,000)
                                                       -----------   -----------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $     -       $     -
                                                       ===========   ===========



     ---------------------------------------------------------------------------
     SEE NOTES TO FINANCIAL STATEMENTS.

                        Brilliant Sun Industry Co.
                    (A Development Stage Enterprise)

                        STATEMENTS OF OPERATIONS
                              (Unaudited)

     ---------------------------------------------------------------------------

                                                                    Period         Period
                                                                    May 4,          May 4,
                                          Nine       Three        1999 (date     1999 (date
                                          Months     Months           of             of
                                          Ended      Ended       incorporation)  incorporation)
                                        September  September     to September    to September
                                         30, 2000    30, 2000     30, 1999        30, 2000
                                        --------- -----------   -------------   -------------
     EXPENSES:
       Professional fees and expenses     $ 4,000  $ 1,250       $   4,000       $   9,000
       Organizational costs                     -        -              79              79
                                        --------- -----------   -------------   -------------

     NET LOSS                             $ 4,000  $ 1,250       $   4,079       $   9,079
                                        ========= ===========   =============   =============

     NET LOSS PER SHARE                   $  0.00  $  0.00       $    0.00       $    0.01
                                        ========= ===========   =============   =============


     ---------------------------------------------------------------------------
     SEE NOTES TO FINANCIAL STATEMENTS.

                           Brilliant Sun Industry Co.
                        (A Development Stage Enterprise)

                        STATEMENT OF STOCKHOLDERS' EQUITY
                   For the nine months ended September 30, 2000
                                   (Unaudited)

--------------------------------------------------------------------------------



                                                                   Deficit
                                                                   Accumulated
                                                      Additional   During the
                                 Common Stock          Paid in     Development
                              Shares       Value       Capital        Stage         Total
                             ---------    --------   -----------   -----------   -----------
Balances,December 31, 1999   2,000,000   $     79     $   4,000    $    (5,079)    $  (1,000)

Capital contribution                -           -         1,000              -         1,000

Capital Contribution of Services    -           -         3,000              -         3,000

Net loss for the nine months
 ended September 30, 2000           -           -             -          (4,000)      (4,000)
                             ---------    --------    ----------   ------------   -----------

Balances September 30, 2000  2,000,000   $     79     $   8,000     $    (9,079)   $  (1,000)
                             =========   =========    ==========   ============   ===========



--------------------------------------------------------------------------------
SEE NOTES TO FINANCIAL STATEMENTS.

                           Brilliant Sun Industry Co.
                        (A Development Stage Enterprise)

                             STATEMENT OF CASH FLOWS

                                   (Unaudited)

--------------------------------------------------------------------------------

                                                                    Period         Period
                                                                    May 4,          May 4,
                                           Nine       Three        1999 (date     1999 (date
                                           Months     Months           of             of
                                           Ended      Ended       incorporation)  incorporation)
                                          September  September    to September    to September
                                           30, 2000   30, 2000       30, 1999        30, 2000
                                          --------- -----------   -------------   -------------

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                   $ (4,000)   $ (1,250)  $  (4,079)      $  (9,079)
 Adjustments to reconcile net loss to
cash used in operating activities:
  Increase (decrease)in accrued expenses            -        250       1,000           1,000
  Contributed services and expenses             3,000      1,000       3,000           7,000
                                           ----------  ---------- -----------     -----------
NET CASH USED IN OPERATING ACTIVITIES          (1,000)         -         (79)         (1,079)
                                           ----------  ---------- -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from the issuance of common stock        -          -          79              79
  Capital Contribution                          1,000          -           -           1,000
                                           ----------  ---------- -----------     -----------
CASH PROVIDED BY FINANCING ACTIVITIES           1,000          -          79           1,079
                                           ----------  ---------- -----------     -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS           -          -           -               -

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD      -          -           -               -
                                           ----------  ---------- -----------     -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD        $   -     $    -     $     -       $       -
                                           ==========  ========== ===========     ===========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

    Interest paid                               $   -     $    -     $     -       $       -
                                           ==========  ========== ===========     ===========

    Taxes paid                                  $   -     $    -     $     -       $       -
                                           ==========  ========== ===========     ===========

-------------------------------------------------------------------------------
SEE NOTES TO FINANCIAL STATEMENTS.

                           Brilliant Sun Industry Co.

                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS

                                   (Unaudited)

------------------------------------------------------------------------------

NOTE A - FORMATION AND OPERATIONS OF THE COMPANY

Brilliant Sun Industry Co. ("we", "us", "our") was incorporated under the laws of the state of Florida on May 4, 1999. We are considered to be in the development stage, as defined in Financial Accounting Standards Board Statement No. 7. We intend to investigate and, if such investigation warrants, engage in business combinations. Our planned principal operations have not commenced, therefore accounting policies and procedures have not yet been established.

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Our accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principals for interim financial information and the instructions to Form 10-QSB and Rule 10-1 of Regulation S-X of the Securities and Exchange Commission (the"SEC"). Accordingly, these financial statements do not include all of the footnotes required by generally accepted accounting principals. In the opinion of management, all adjustments (consisting of normal and recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three and nine months ended September 30, 2000 are not necessarily indicative of the results that may be expected for the year ended December 31, 2000.

NOTE B - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have an accumulated deficit of $9,079 as of September 30, 2000. We do not currently engage in business activities that provide any cash flow, accordingly our ability to continue as a going concern is dependent on our management's ability to fund our cash requirements until a business combination is closed. These factors among others may indicate that we will be unable to continue as a going concern for a reasonable period of time.

The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

NOTE C - INCOME TAXES

During the period May 4, 1999 (date of incorporation) to September 30, 2000, we recognized losses for both financial and tax reporting purposes. Accordingly, no deferred taxes have been provided for in the accompanying statement of operations.

NOTE D - RELATED PARTY TRANSACTION

Our President, who is also a shareholder, has agreed, in writing, to fund all of our expenses until such time as an acquisition transaction is closed. None of these funds expended on our behalf will be reimbursable to our President, accordingly these amounts will be reflected in our financial statements as contributed capital.

NOTE E - PROPOSED MERGER

The Company has entered into a merger agreement with Yi Wan Group, Inc. which it anticipates will close in the year 2001. In conjunction with the merger the Company has agreed to effect an exchange of shares whereby the current shareholders of the Company may retain approximately three percent (3%) of the number of shares outstanding after such closing and will be paid approximately $45,000 for expenses and services related to the merger.

                           BRILLIANT SUN INDUSTRY CO.
                        (A Development Stage Enterprise)

                                TABLE OF CONTENTS

  Independent Auditors' Report                                              F-9

  Financial Statements as of and for the period May 4, 1999
  (date of incorporation) to December 31, 1999

  Balance Sheet                                                             F-10

  Statement of Operations                                                   F-11

  Statement of Stockholder's Deficit                                        F-12

  Statement of Cash Flows                                                   F-13

  Notes to Financial Statements                                             F-14

                 [Letterhead of Kingery, Crouse & Hohl P.A.]


INDEPENDENT AUDITORS' REPORT

To the Board of Directors of Brilliant Sun Industry Co.:

We have audited the accompanying balance sheet of Brilliant Sun Industry Co. (the "Company"), a development stage enterprise, as of December 31, 1999 and the related statements of operations, stockholder's deficit and cash flows for the period May 4, 1999 (date of incorporation) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and the disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1999 and the results of its operations and its cash flows for the period May 4, 1999 (date of incorporation) to December 31, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes A and B to the financial statements, the Company is in the development stage and will require a significant amount of capital to commence its planned principal operations and proceed with its business plan. As of the date of these financial statements, an insignificant amount of capital has been raised, and as such there is no assurance that the Company will be successful in its efforts to raise the necessary capital to commence its planned principal operations and/or implement its business plan. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

            Kingery, Crouse & Hohl P.A.

May 3, 2000
Tampa, FL

                             Brilliant Sun Industry Co.
                          (A Development Stage Enterprise)

                      BALANCE SHEET AS OF DECEMBER 31, 1999


ASSETS

   TOTAL ASSETS                                                $          -
                                                               =============


LIABILITIES AND STOCKHOLDER'S DEFICIT

   TOTAL LIABILITIES - Accrued expenses                        $      1,000
                                                               -------------

STOCKHOLDER'S DEFICIT:

   Preferred stock - no par value: 20,000,000 shares
    authorized; zero shares issued and outstanding                        -
   Common stock - no par value: 50,000,000 shares
    authorized; 2,000,000 shares issued and outstanding                  79
   Additional paid-in capital                                         4,000

   Deficit accumulated during the development stage                  (5,079)
                                                              -------------

      Total stockholder's deficit                                    (1,000)
                                                               -------------

   TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                 $          -
                                                               =============


See notes to financial statements

                               Brilliant Sun Industry Co.
                           (A Development Stage Enterprise)

 STATEMENT OF OPERATIONS FOR THE PERIOD May 4, 1999 (DATE OF INCORPORATION) TO
                                DECEMBER 31, 1999


EXPENSES:
  Professional fees and expenses                             $      5,000
  Organization costs                                                   79
                                                               -----------

NET LOSS                                                     $      5,079
                                                               ===========

BASIC AND DILUTED NET LOSS PER SHARE                         $       0.00
                                                               ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                      2,000,000
                                                               ===========



See notes to financial statements

                             Brilliant Sun Industry Co.
                         (A Development Stage Enterprise)

          STATEMENT OF STOCKHOLDER'S DEFICIT FOR THE PERIOD May 4, 1999
                  (DATE OF INCORPORATION) TO DECEMBER 31, 1999

                                                              Deficit
                                                              Accumulated
                                                              During the
                               Common Stock      Additional   Development
                            Shares      Par       Paid-in        Stage        Total
                                       Value      Capital
                          ---------  ---------- ------------  ------------ ----------
Balances, May 4, 1999
(date of incorporation)           -   $      -   $        -     $      -  $       -

Issuance of common        2,000,000         79            -            -         79
  stock

Capital Contribution of
  services                        -          -        4,000            -      4,000

Net loss for the
  May 4, 1999
 (date of incorporation)
  to December 31, 1999            -          -            -       (5,079)    (5,079)
                          ---------  ---------- ------------   ----------- ----------

Balances, December 31,    2,000,000    $    79   $    4,000     $ (5,079) $  (1,000)
1999                      =========  ========== ============   =========== ==========



See notes to financial statements

                                 Brilliant Sun Industry Co.
                              (A Development Stage Enterprise)

  STATEMENT OF CASH FLOWS FOR THE PERIOD MAY 4, 1999 (DATE OF INCORPORATION) TO
                                DECEMBER 31,1999


CASH FLOWS FROM OPERATING ACTIVITES:
  Net loss                                                          $    (5,079)
   Adjustments to reconcile net loss to cash used in
     Increase in accrued expenses                                         1,000
     Contributed services and expenses                                    4,000
                                                                      ----------

NET CASH USED IN OPERATING ACTIVITIES                                       (79)
                                                                      ----------

 CASH FLOWS FROM FINANCING ACTIVITIES -
  Proceeds from issuance of common stock                                     79
                                                                      ----------

CASH PROVIDED BY FINANCING ACTIVITIES                                        79
                                                                      ----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                     -

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                -
                                                                      ----------

CASH AND CASH EQUIVALENTS, END OF PERIOD                            $         -
                                                                      ==========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

TAXES PAID                                                          $         -
                                                                      ==========

INTEREST PAID                                                       $         -
                                                                      ==========






See notes to financial statements

                           Brilliant Sun Industry Co.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS


NOTE A - FORMATION AND OPERATIONS OF THE COMPANY

Brilliant Sun Industry Co. ("we, us, our") was incorporated under the laws of the state of Florida on May 4, 1999. We are considered to be in the development stage as defined in Financial Accounting Standards Board Statement No 7, and intend to seek, investigate and, if such investigation warrants, engage in business combinations presented to us by persons or firms who or which desire to become a Securities and Exchange Commission (the "SEC") reporting company. Our planned principal operations have not commenced, therefore accounting policies and procedures have not yet been established. Our fiscal year end is December 31.

NOTE B - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company will require a significant amount of capital to commence its planned principal operations and proceed with its business plan. Accordingly, the Company's ability to continue as a going concern is dependent upon its ability to secure an adequate amount of capital to finance its planned principal operations and/or implement its business plan. The Company's plans include borrowings from management and negotiating fees with an acquisition candidate, however there is no assurance that they will be successful in their efforts to raise capital. This factor, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

NOTE C - INCOME TAXES

During the period May 4, 1999 (date of incorporation) to December 31, 1999, we recognized losses for both financial and tax reporting purposes. Accordingly, no deferred taxes have been provided for in the accompanying statement of operations.
                                       F-14

NOTE D - RELATED PARTY TRANSACTIONS

The value of services provided by our stockholder during the period May 4, 1999 (date of incorporation) to December 31, 1999 was $4,000 and is included as professional fees and expenses in the accompanying statement of operations. In addition, the stockholder has agreed to pay corporate, organizational and other costs incurred by us and provide the following services at no cost to us until a business combination is effected:

1. Preparation and filings of required documents with the Securities and Exchange Commission.

2.    Location and review of potential target companies.


NOTE E - LOSS PER SHARE

We compute net loss per share in accordance with SFAS No. 128 "Earnings per Share" ("SFAS No. 128") and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS No. 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the number of common and common equivalent shares outstanding during the period. There were no common equivalent shares outstanding as of December 31, 1999.

NOTE F - PROPOSED MERGER

The Company has entered into a merger agreement with Yi Wan Group, Inc. which it anticipates will close in the year 2001. In conjunction with the merger the Company has agreed to effect an exchange of shares whereby the current shareholders of the Company may retain approximately three percent (3%) of the number of shares outstanding after such closing and will be paid approximately $45,000 for expenses and services related to the merger.


                                      F-15






                       YI WAN GROUP INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS
                                       AND
                           ACCOUNTANTS' REVIEW REPORT

                           SEPTEMBER 30, 2000 AND 1999





The Board of Directors
Yi Wan Group Inc. and Subsidiaries



We have reviewed the consolidated balance sheets of Yi Wan Group Inc. and subsidiaries as of September 30, 2000 and 1999 and the related consolidated statements of income, shareholders' equity and cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the aforementioned financial statements in order for them to be in conformity with generally accepted accounting principles.







November 21, 2000



                                  A S S E T S
                                                                            1999                2000                  2000
                                                                       ------------------- -------------------   -------------------
                                                                            RMB                 RMB                   USD
                                                                       ------------------- -------------------   -------------------
CURRENT ASSETS:
   Cash                                                               (Y)11,426,226          (Y)19,569,920           $2,363,317
   Accounts receivable, net of allowance for doubtful
    accounts of RMB(Y)16,891 in 2000 and RMB(Y)30,878 in 1999             7,355,102             10,799,929            1,304,229
    Due to related parties
                                                                                 -                 440,024               53,139
    Capital contribution receivable from minority owners
                                                                                 -               6,600,000              797,034
   Other receivable                                                       6,989,567             11,283,557            1,362,633
   Inventories                                                           10,496,426              8,286,328            1,000,680
    Deposits
                                                                                 -                   -
    Prepaid expenses
                                                                              42,208                 12,521                1,512
                                                                        ------------------- -------------------  -------------------
    Prepaid federal taxes
                                                                                 -                    -
                                                                        ------------------- -------------------  -------------------
    Total current assets                                                  36,309,529            56,992,279              6,882,544
                                                                         ------------------- ------------------- -------------------

BUILDINGS, EQUIPMENT AND AUTOMOBILES:
   Buildings and improvements                                            156,287,364           159,225,333             19,228,487
   Furniture and equipment                                                42,958,918            42,977,766              5,190,113
   Automobiles                                                             1,664,272             1,541,505                186,156
   Construction in progress
                                                                            792,384                    -                      -
                                                                        ------------------- -------------------  -------------------
    Totals                                                               201,702,938           203,744,604             24,604,756
   Less accumulated depreciation                                          33,433,928            44,562,290              5,381,464
                                                                        ------------------- -------------------  -------------------


    Total buildings, equipment and automobiles, net                      168,269,010           159,182,314             19,223,292
                                                                         ------------------- ------------------- -------------------


OTHER ASSETS:
   Intangible asset                                                       41,000,000            41,000,000              4,951,272
   Less accumulated amortization                                           2,433,750             3,318,747                400,781
                                                                         ------------------- ------------------- -------------------
    Intangible asset, net                                                 38,566,250            37,681,253              4,550,491
   Other assets                                                              150,000               120,665                 14,572
   Deferred tax asset                                                        331,152               521,958                 63,033
                                                                          ------------------- ------------------- ------------------
    Total other assets                                                    39,047,402            38,323,876              4,628,096
                                                                          ------------------- ------------------- ------------------

       Total assets                                                   (Y)243,625,941        (Y)254,498,469            $30,733,932
                                                                          =================== =================== ==================








                                             L I A B I L I T I E S A N D O W N E R S' E Q U I T Y

                                                                       ------------------- -------------------   -------------------
CURRENT LIABILITIES:
   Accounts payable                                                     (Y)2,599,090          (Y)2,717,844               $328,214
   Accounts payable - related party                                           35,640                89,398                 10,796
   Accrued liabilities                                                     3,951,596             4,893,117                590,906
   Wage and benefits payable                                               1,888,675             2,225,508                268,758
   Sales tax payable                                                       7,266,464             8,225,077                993,283
   Income taxes payable                                                    7,624,092             9,903,180              1,195,935
   Due to shareholders                                                     1,655,769             1,516,794                183,172
    Due to prior owner of joint venture
                                                                                  -             89,943,293             10,861,798
   Distribution payable to owners                                         10,577,437             3,508,676                423,717
    Notes payable to minority shareholders
                                                                                  -                   -                     -
   Notes payable                                                           2,582,478               483,080                 58,338
                                                                         ------------------- -------------------  ------------------

    Total current liabilities                                             38,181,241           123,505,967             14,914,917
                                                                         ------------------- -------------------  ------------------


MINORITY INTEREST:                                                        15,201,897            13,665,451              1,650,277
                                                                         ------------------- -------------------  ------------------



SHAREHOLDERS' EQUITY:
   Common stock, no par value, authorized 50,000,000 shares,
      15,762,500 shares issued and outstanding
                                                                                 -                  648                    78
   Preferred stock, no par value, authorized 20,000,000 shares, no shares issued and outstanding
                                                                               -                   -                     -
    Paid-in-capital
                                                                                  -           43,047,935              5,198,587
   Statutory reserve                                                       29,308,531         50,677,285              6,120,223
   Retainned earnings                                                     160,934,272         23,601,183              2,850,143
    Accumulated other comprehensive income
                                                                                 -                   -                    (293)
                                                                        ------------------- -------------------  -------------------

    Total shareholders' equity                                            190,242,803        117,327,051             14,168,738
                                                                        ------------------- -------------------  -------------------
       Total liabilities and owners' equity                            (Y)243,625,941     (Y)254,498,469            $30,733,932
                                                                        =================== ===================  ===================


                       YI WAN GROUP INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF INCOME OTHER COMPREHENSIVE INCOME
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999
                        (See Accountants' Review Report)



                                                                           1999                 2000                 2000
                                                                    -------------------- -------------------- --------------------
                                                                           RMB                  RMB                  USD
                                                                    -------------------- -------------------- --------------------
NET SALES                                                            (Y)86,833,475          (Y)86,638,422           $10,462,693

COST OF SALES                                                           28,917,701             33,068,822             3,993,481
                                                                     -------------------- -------------------- --------------------

GROSS PROFIT                                                            57,915,774             53,569,600             6,469,212

SELLING, GENERAL AND  ADMINISTRATIVE EXPENSES                           25,199,271             23,824,456             2,877,107
                                                                     -------------------- -------------------- --------------------

INCOME FROM OPERATIONS                                                  32,716,503             29,745,144             3,592,105
                                                                     -------------------- -------------------- --------------------

OTHER INCOME:
    Interest income                                                         59,138               114,946                13,881
    Other income                                                            87,702               116,667                14,089
                                                                     -------------------- -------------------- --------------------

             Total other income                                            146,840               231,613                27,970
                                                                     -------------------- -------------------- --------------------

INCOME BEFORE PROVISION FOR INCOME TAXES
    AND MINORITY INTEREST                                               32,863,343            29,976,757             3,620,075

PROVISION FOR INCOME TAXES                                               6,848,846             5,910,123               713,723
                                                                     -------------------- -------------------- --------------------

INCOME BEFORE MINORITY INTEREST                                         26,014,497            24,066,634             2,906,352

MINORITY INTEREST                                                       (1,909,543)             (465,451)              (56,209)
                                                                     -------------------- -------------------- --------------------

NET INCOME                                                              24,104,954            23,601,183             2,850,143

OTHER COMPREHENSIVE INCOME:

    Foreign currency translation adjustment                                     -                    -                    (293)
                                                                    -------------------- -------------------- --------------------

COMPREHENSIVE INCOME                                                 (Y)24,104,954         (Y)23,601,183            $2,849,850
                                                                     ==================== ==================== ====================


                       YI WAN GROUP INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999
                        (See Accountants' Review Report)






                                                          Number               Common               Paid-in            Statutory
                                                         of shares             stock                capital            reserves
                                                                               RMB                   RMB                 RMB
                                                    ------------------  -------------------   ------------------  ------------------
BALANCE, January 1, 2000                                         -        (Y)      -            (Y)       -       (Y)   50,677,285


    Stock issued                                          15,762,500              648
    Net income
    Additions to paid in capital                                                                    43,047,935
    Foreign currency translation adjustments
                                                    ------------------  -------------------   ------------------  ------------------
BALANCE, September 30, 2000                               15,762,500      (Y)     648           (Y) 43,047,935    (Y)   50,677,285
                                                    ==================  ===================   ==================  ==================




BALANCE, January 1, 1999
                                                                  -       (Y)       -           (Y)        -      (Y)   29,308,531

    Net income
    Foreign currency translation adjustments
                                                    ------------------  -------------------   ------------------  ------------------
BALANCE, September 30, 1999
                                                        -                 (Y)       -           (Y)        -      (Y)   29,308,531
                                                    ==================  ===================   ==================  ==================


         Retained
         Retained
         earnings               Totals               Totals
           RMB                    RMB                  USD
    -------------------   -------------------  -------------------
(Y)         -             (Y)     50,677,285   $        6,120,223


                                         648                   78
        23,601,183                23,601,183            2,850,143
                                  43,047,935            5,198,838

   -------------------    -------------------  -------------------

(Y)      23,601,183       (Y)    117,327,051      $     14,169,282
    ===================   ===================  ===================




(Y)    143,450,290        (Y)    172,758,821

        24,104,954                24,104,954

    -------------------   -------------------
(Y)    160,934,272        (Y)    190,242,803
    ===================   ===================




           Accumulated
       other comprehensive
             income                    Totals
               USD                      USD
    --------------------------   ------------------
 $                            $          6,120,223
    -

                                                78
                                         2,850,143
                                         5,198,838
                       (293)                 (293)
                                 ------------------
    --------------------------
 $                     (293)  $    14,168,989
    ==========================   ==================


                       YI WAN GROUP INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999

                                                                                               1999                   2000
                                                                                    -------------------  ------------------------
                                                                                                RMB                    RMB
                                                                                    -------------------  ------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                        (Y)    24,104,954     (Y)   23,601,183
   Adjustments to reconcile net income to cash
      provided by operating activities:
        Depreciation                                                                         9,243,069            8,691,894
        Amortization                                                                           682,212              663,747
        Increase in accounts receivable                                                        696,995              219,086
         (Increase) decrease in related party receivables
                                                                                               873,481               31,226
        Increase in other receivable                                                       (4,002,488)           (1,185,548)
        (Increase) decrease in inventories                                                 (2,766,091)              351,202
        Decrease (increase) in prepaid expenses                                             4,760,063             1,272,899
         Increase in deferred tax assets
                                                                                             (331,152)               (8,999)
        Increase in accounts payable                                                       (2,616,807)             (161,674)
         Increase in due to shareholders
                                                                                                                     45,000
        Increase in distribution payable to owners
        (Decrease) increase in wages and benefits payable                                     183,121               240,444
        Increase in accrued liabilities                                                    (1,141,144)              520,094
         Increase (decrease) in income taxes payable
                                                                                            6,851,919               (59,766)
         Foreign currency translation adjustment
                                                                                                   -                    -
        Increase in sales tax payable                                                       1,561,342               257,844
                                                                                        -------------------  -----------------------
          Net cash provided by operating activities                                        38,015,225            34,407,391
                                                                                        -------------------  -----------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of other assets                                                                   (150,000)            (120,665)
   Purchase of improvements and automobiles                                                    (14,080)            (795,882)
                                                                                        -------------------  -----------------------
          Net cash used in financing activities                                               (164,080)            (916,547)
                                                                                        -------------------  -----------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Distributions paid to owners                                                            (12,097,019)         (28,191,799)
    Distributions to owners
                                                                                           (16,954,787)             (89,398)
                                                                                        -------------------  -----------------------
          Net cash used in financing activities                                            (35,267,018)         (28,281,197)
                                                                                        -------------------  -----------------------

INCREASE IN CASH                                                                             2,584,127            5,209,647

CASH, beginning of period                                                                    8,842,099           14,360,273
                                                                                        -------------------  -----------------------

CASH, end of period                                                                  (Y)    11,426,226     (Y)   19,569,920
                                                                                        ===================  =======================

                                                                                            11,426,226           19,569,920

                                                                                                    -                     0


                    2000
             ------------------
                    USD
             ------------------

      $          2,850,143


                 1,049,657
                    80,156
                    26,457
                     3,771
                  (143,170)
                    42,412
                   153,719
                    (1,087)
                   (19,524)
                     5,434

                        -
                    29,037
                    62,808
                    (7,217)

                    31,138
             ------------------
                 4,155,131
             ------------------


                   (14,572)
                   (96,113)
             ------------------
                  (110,685)
             ------------------


                (3,404,519)
                (2,047,952)
             ------------------
                (3,415,315)
             ------------------
                   629,131

                 1,734,186
             ------------------

      $          2,363,317
             ==================

                 2,363,317


                        -


                       YI WAN GROUP INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        (See Accountants' Review Report)



Note 1 - Summary of significant accounting policies

The reporting entity

     The financial statements of Yi Wan Group Inc. and subsidiaries (YWG) reflect the activities and financial transactions of its subsidiaries which are as follows:

[OBJECT OMITTED]

     Yi Wan Group Inc. is incorporated under the laws of the State of Florida in the United States. Yi Wan Group Inc. is authorized to issue 50,000,000 shares of no par value common stock and 20,000,000 shares of no par value preferred stock. The TELECOMMUNICATIONS, HOTEL and FARM are incorporated under the laws of the People's Republic of China (PRC).

Principles of consolidation

     The consolidated financial statements of YWG include its subsidiaries TELECOMMUNICATIONS, HOTEL and FARM. All significant inter-company accounts and transactions have been eliminated in the consolidation.

Acquisition of Subsidiaries

     At January 1, 2000, the former owners of HOTEL assigned in total of 90% of equity shares to Yi Wan Group Inc. After the transfer, Yi Wan Group Inc. owns 90% of HOTEL. The new joint venture has registered capital of (Y)25,000,000 and additional investment of (Y)25,000,000. The excess of original investment ((Y)99,000,000) over the current total investment is payable to the original owners.

     At January 1, 2000, the former owners of FARM assigned in total of 90% of equity shares to Yi Wan Group Inc. After the transfer, Yi Wan Group Inc. owns 90% of FARM. The new joint venture has registered capital of (Y)41,000,000 and additional investment of (Y)41,000,000. Capital contribution of (Y)4,100,000 is receivable from the minority owner. Capital contribution receivable from Yi Wan Group Inc. has been eliminated in the consolidation.

     At January 1, 2000, the former owners of TELECOMMUNICATIONS assigned all their equity shares to Yi Wan Group Inc. After the transfer, Yi Wan Group Inc. owns 100% of TELECOMMUNICATIONS. The new joint venture has registered capital of $1,500,000 (approximately (Y)12,419,000) and additional investment of $500,000 (approximately (Y)4,140,000). Capital contribution receivable from Yi Wan Group Inc. has been eliminated in the consolidation.



Note 1 - Summary of significant accounting policies, (continued)

Foreign currency translation

     YWG considers Renminbi (RMB) as its functional currency as most of the Group's business activities are based in RMB.

     The  translation  of the  financial  statements  of Yi Wan Group Inc.  into
Renminbi (RMB) is performed for balance sheet accounts using the closing exchange rate in effect at the balance sheet date and for revenue and expense accounts using an average exchange rate during each reporting period. Gains or losses resulting from translation are included in shareholders' equity separately as cumulative translation adjustments. There was no net gain or loss from foreign currency transactions included in the results of operations for the nine months ended September 30, 2000 and 1999.

     The financial statements for the nine months ended September 30, 2000 have been translated from RMB into United States dollars (USD) is for the convenience of the readers and has been made at the single exchange rate at September 30, 2000 of US$8.2807. No representation is made that the RMB amounts could have been, or could be, converted into US dollars at that rate or at any other rate.

     Nature of operations and concentration of risk

     The HOTEL is a four star rated hotel located in the best area of downtown of Jiao Zuo City, He Nan Province, People's Republic of China. The Hotel is a sino-foreign joint venture established under the laws of the People's Republic of China on December 25, 1996. The expiration date of the joint venture as stated in the business license and joint venture agreement is December 18, 2027. The term can be extended or terminated prior to the date of expiration if unanimously decided by the board of directors and approved by the original examination and approval authority. The Hotel's income sources include income from rooms, restaurants, sauna, bowling center and nightclub.

     The FARM provides training to local farmers with its advanced technology and managerial system in farming and is located in Zhan Dian City, Wu Zhi County, He Nan Province, People's Republic of China. The Farm is a sino-foreign joint venture established under the laws of the People's Republic of China on December 4, 1996. The expiration date of the joint venture as stated in the joint venture agreement and business license is August 5, 2028. The term can be extended or terminated prior to the date of expiration if unanimously decided by the board of directors and approved by the original examination and approval authority. The Farm's income sources include income from the sales of seafood raised and produced in constructed ponds.

     The TELECOMMUNNICAITONS is an electronic equipment manufacturer located in Shun De City, Guang Dong Province, People's Republic of China. The Company is a solely foreign funded company established under the laws of the People's Republic of China on September 3, 1993. The expiration date of this agreement and business license is September 3, 2023. The joint venture may be terminated prior to the date of expiration if unanimously decided by the board of directors and approved by the original examination and approval authority. The Company's income sources include income from the manufacturing of communication equipment systems.



Note 1 - Summary of significant accounting policies, (continued)

Buildings, equipment and automobiles

     Buildings, equipment, and automobiles are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Depreciation expense for the nine months ended September 30, 2000 and 1999 amounted to (Y)8,691,893 and (Y)9,243,069, respectively. Estimated useful lives of the assets is as follows:

[OBJECT OMITTED]

     Maintenance, repairs and minor renewals are charged directly to expenses as
incurred.   Major  additions  and  betterment  to  property  and  equipment  are capitalized.

Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

Cash and concentration of risk

     Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the People's Republic of China. Total cash in state-owned banks at September 30, 2000 and 1999 amounted to (Y)19,377,113 and
(Y)10,856,412, respectively, of which no deposits are covered by insurance. YWG has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Inventories

     Inventories are stated at the lower of cost or market using the first-in, first-out basis and consist of the following at September 30:

[OBJECT OMITTED]

Note 1 - Summary of significant accounting policies, (continued)

Intangible assets

     All land in the People's Republic of China is owned by the government and can not be sold to any individual or company. However, the government grants the user a "land use right" (the Right) to use the land. The HOTEL and FARM have purchased the Right to use the land for 40 years and 50 years, respectively, from the government for a fee in the amount of (Y)13,000,000 and (Y)28,000,000. The HOTEL and FARM's Rights have been registered under the name of one of the joint venture partners. Both HOTEL and FARM are in the process of applying for the name change of the Right which has not been finalized as of the date of this report.

     The Right has been classified as an intangible asset on the accompanying financial statements and is being amortized using the straight-line method over the life of the Right. Amortization expense for the nine months ended September 30, 2000 and 1999 amounted to (Y)663,747 and (Y)682,212, respectively.

     One of the partners of TELECOMMUNICATIONS purchased the Right for 50 years beginning in March 1995. Neither the title or the Right has been transferred to TELECOMMUNICATIONS nor is TELECOMMUNICATIONS being charged for using the land. However, the owner has assigned the Right to TELECOMMUNICATIONS for the remaining years. The original cost of the land use right amounted to RMB(Y)2,300,000 and is being recognized as an expense annually and as a capital contribution. The Right is being amortized over 50 years and the expense amounted to RMB(Y)34,500 and RMB(Y)34,500 for the nine months ended September 30 2000 and 1999, respectively.

Taxes

     Certain revenues of the TELECOMMUNICATIONS, HOTEL and FARM operations are subject to sales and cultural taxes ranging from 3% to 10%. This tax is shown as a reduction of sales.

     A partner of the Hotel is a foreign company, which results in the Hotel being considered as a foreign investment joint venture by the government and receives special income tax treatment. The Company is subject to central government income tax at a rate of 30% and a 3% provincial government income tax. The Hotel is exempt from central and provincial government income tax for a period of two years (years ended December 31, 1997 and 1998), followed by a 50% reduction in the central and provincial government income tax for a period of three years (years ended December 31, 1999, 2000 and 2001).

     A partner of the Farm is a foreign company, which results in the Farm being considered as foreign investment joint venture by the government, receiving special income tax treatment. The Farm is subject to a central government income tax at a rate of 30% and 3% provincial government income tax. However, the Farm is exempt from central and provincial government income tax for two years, starting with the first year of profitable operations (years ended December 31, 1997 and 1998), followed by a 50% reduction in central government income tax and full exemption from provincial government income tax for the next three years (years ended December 31, 1999, 2000 and 2001).


Note 1 - Summary of significant accounting policies, (continued)

Taxes, (continued)

     The TELECOMMUNICATIONS is a sole foreign investment company and therefore receives special income tax treatment from the China government. The TELECOMMUNICATIONS is subject to central government income tax at a rate of 30% and 3% provincial government income tax. However, the TELECOMMUNICATIONS is exempt from central and provincial government income tax for two years starting from the first year of profitable operations (years ended December 31, 1994 and 1995), followed by 50% reduction in the central and full exemption in the provincial government income tax for the next three years (years ended December 31, 1996, 1997 and 1998). Provincial government income tax has been exempted until further notice.

     The provision for income taxes at September 30, consisted of the following:

[OBJECT OMITTED]

     The deferred taxes on the accompanying financial statements represents temporary differences relating to the deduction of expenses deducted for financial statement purposes and not for tax purposes.

     New Authoritative Pronouncements

     The Financial Accounting Standards Board has issued SFAS No. 132, "Employer's Disclosure about Pensions and Other Postretirement Benefits" and SFAS No. 133, "Accounting for Derivative and Hedging Activities." These new accounting standards do not have any impact on the Hotel's financial statements or financial reporting.

Note 2 - Notes payable

     Notes payable mainly represented amounts due to construction contractors. They are due on demand, normally within one year. Notes payable at September 30, 2000 and 1999 consist of the following:

[OBJECT OMITTED]



Note 3 - Supplemental disclosure of cash flow information

     The income taxes paid amounted to RMB(Y)8,255,174 and RMB(Y)328,078 for the nine months ended September 30, 2000 and 1999, respectively. No interest expense payments were made for the periods ended September 30, 2000 and 1999.

     Non-cash transaction - acquisition of subsidiaries RMB(Y)43,047,935.

Note 4 - Accounts receivable, concentration of credit risk and customers concentration

     YWG's business operations are conducted mainly in the People's Republic of China. During the normal course of business, YWG extends unsecured credit to its customers. Management reviews its accounts receivable on a regular basis to determine if the bad debt allowance is adequate at each year-end.

Note 5 - Fair Value of Financial Instruments

     The carrying amount of cash, trade accounts receivable, trade accounts payable and accrued liabilities are reasonable estimates of their fair value because of the short maturity of these items.

Note 6 - Pension contribution

     Regulations in the People's Republic of China requires YWG to contribute to a defined contribution retirement plan for all permanent employees. All permanent employees are entitled to an annual pension equal to their basic salary at retirement. The HOTEL and TELECOMMUNICATIONS pay an annual contribution of 24% and 18%, respectively, of the city's standard salary of their employees to an insurance company which is responsible for the entire pension obligation payable to the retired employees. There were no contributions for the Farm's employees due to their non-permanent status. For the nine months ended September 30, 2000 and 1999, YWG made pension contributions in the amount of (Y)206,810 and (Y)226,021, respectively.

Note 7 - Distribution of Income and Statutory Reserve

     The laws and regulations of the People's Republic of China require that before a Sino-foreign cooperative joint venture enterprise distributes profits to its partners, it must first satisfy all tax liabilities, provide for losses in previous years and make allocations, in proportions determined at the discretion of the board of directors, after the statutory reserve. The Statutory reserves included enterprise fund, employee benefits and general reserve. The enterprise fund may be used to acquire fixed assets or to increase the working capital in order to expend the production and operation of the joint venture; employee benefit reserve is restricted to the payment of bonus and welfare for employees and the general reserve may be used as a provisional financial cushion against the possible losses of a joint venture. The minimum percentage to be reserved for the general reserve is 10%. The board of directors decides upon the percentage to be reserved for the employee benefit reserve. There is no minimum provision required for enterprise fund. Consolidated statutory reserves at September 30, 2000 and 1999 amounted to (Y)51,016,597 and (Y)29,308,531, respectively. Distributions declared to the owners for the nine months ended September 30, 2000 and 1999 amounted to (Y)-0- and (Y)6,620,972, respectively.


Note 8 - Segment Information

     YWG includes five major operating segments: restaurant, lodging, entertainment, farm and telecommunication equipment. YWG evaluates the performance of its segments based primarily on operating profit before corporate expenses and depreciation and amortization. The following table presents revenues and other financial information by business segment for the nine months ended September 30:

[OBJECT OMITTED]






                          SHUN DE YI WAN COMMUNICATION
                            EQUIPMENT PLANT CO., LTD.

                              FINANCIAL STATEMENTS
                                       AND
                          INDEPENDENT AUDITORS' REPORT

                         DECEMBER 31, 1999, 1998 AND 1997

Independent Auditors' Report

Shun De Yi Wan Communication Equipment Plant Co., Ltd.


We have audited the accompanying balance sheets of Shun De Yi Wan Communication Equipment Plant Co., Ltd. as of December 31, 1999, 1998 and 1997, and the related statements of income, owners' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shun De Yi Wan Communication Equipment Plant Co., Ltd. as of December 31, 1999, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles in the United States.

March 13, 2000, except for
  Note 12 which is March 20, 2000

          SHUN DE YIWAN COMMUNICATION EQUIPMENT PLANT CO., LTD.

                          BALANCE SHEETS
             AS OF DECEMBER 31, 1999, 1998 AND 1997

                           A S S E T S

                                                                             1999             1998          1997
                                                                         ------------     ------------    -----------
                                                                             RMB              RMB            RMB
                                                                         ------------     ------------    -----------

CURRENT ASSETS:
     Cash                                                              (Y)7,057,495     (Y)5,680,483     (Y)3,716,193
     Accounts receivable trade                                            7,341,130        6,240,188        3,285,701
     Related party receivable                                               469,250          873,481                -
     Other receivable                                                     7,363,387        2,053,537        3,477,998
     Inventories                                                          5,411,783        4,894,563        6,323,207
     Deposits                                                             1,219,244
4,745,471                -
     Prepaid expenses                                                         1,652                -          876,526
                                                                         ------------     ------------     -----------
        Total current assets                                             28,863,941       24,487,723       17,679,625
                                                                         ------------     ------------     -----------
BUILDINGS, EQUIPMENT AND AUTOMOBILES:
     Buildings and improvements                                           7,383,933        7,383,933        7,383,933
     Furniture and equipment                                             17,074,023       16,886,024       16,886,024
     Automobiles                                                          1,064,042        1,064,042        1,064,042
                                                                         ------------     ------------     -----------
        Totals                                                           25,521,998       25,333,999       25,333,999
     Less accumulated depreciation                                       10,408,105        7,913,199        5,421,113
                                                                         ------------     ------------     -----------
        Total buildings, equipment
                and automobiles, net                                     15,113,893       17,420,800       19,912,886
                                                                         ------------     ------------     -----------
OTHER ASSETS:
     Deferred tax asset                                                     292,191               -                -
     Intangible asset, net                                                        -           18,462          235,314
                                                                         ------------     ------------      -----------
        Total other assets                                                  292,191           18,462          235,314
                                                                         ------------     ------------      -----------
            Total assets                                              (Y)44,270,025    (Y)41,926,985    (Y)37,827,825
                                                                         ============     ============      ===========



      L I A B I L I T I E S A N D O W N E R S' E Q U I T Y

CURRENT LIABILITIES:
     Accounts payable                                                    (Y)987,112     (Y)3,803,114     (Y)6,497,178
     Accounts payable - related party                                             -           84,249                -
     Customer deposits                                                            -        1,443,085        1,009,313
     Accrued liabilities                                                    929,229        1,150,555          912,513
     Wage and benefits payable                                            1,811,358        1,650,314        1,350,788
     Sales tax payable                                                    1,571,278        1,549,381        1,325,578
     Income tax payable                                                   4,994,699          772,173          490,789
     Due to shareholder                                                     735,897
-                -
     Distribution payable to owners                                       8,836,570          783,473           27,267
                                                                         ------------     ------------      -----------
        Total current liabilities                                        19,866,143       11,236,344       11,613,426
                                                                         ------------     ------------      -----------
COMMITMENTS AND CONTINGENCIES                                                     -               -                -
                                                                         ------------     ------------      -----------
OWNERS' EQUITY:
     Owners' equity                                                      13,567,509       23,784,604       24,862,577
     Statutory reserve                                                   10,836,373        6,906,037        1,351,822
                                                                         ------------     ------------      -----------
        Total owners' equity                                             24,403,882       30,690,641       26,214,399
                                                                         ------------     ------------      -----------
            Total liabilities and owners' equity                      (Y)44,270,025    (Y)41,926,985    (Y)37,827,825
                                                                         ============     ============      ===========


         SHUN DE YIWAN COMMUNICATION EQUIPMENT PLANT CO., LTD.


                        STATEMENTS OF INCOME
          FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


                                                                              1999               1998                1997
                                                                          ------------      ------------          -----------
                                                                               RMB                RMB                RMB
                                                                          ------------      ------------          -----------

NET SALES                                                                (Y)39,614,207     (Y)36,981,580        (Y)32,045,595

COST OF SALES                                                               17,678,392        18,889,154           15,484,404
                                                                          ------------      ------------           -----------
GROSS PROFIT                                                                21,935,815        18,092,426           16,561,191

SELLING, GENERAL AND  ADMINISTRATIVE EXPENSES                                8,937,932         8,181,182           10,028,119
                                                                          ------------      ------------           -----------

INCOME FROM OPERATIONS                                                      12,997,883         9,911,244            6,533,072
                                                                          ------------      ------------           -----------
OTHER INCOME:
    Interest income                                                             57,234            56,586               84,438
                                                                          ------------      ------------           -----------
INCOME BEFORE PROVISION FOR INCOME TAXES                                    13,055,117         9,967,830            6,617,510

PROVISION FOR INCOME TAXES                                                   3,930,336           281,383              179,146
                                                                          ------------      ------------
-----------
NET INCOME                                                              (Y)  9,124,781      (Y)9,686,447         (Y)6,438,364
                                                                          ============      ============            ===========


          SHUN DE YIWAN COMMUNICATION EQUIPMENT PLANT CO., LTD.

                     STATEMENTS OF OWNERS' EQUITY
          FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                                       1999              1998              1997
                                                                  ------------      ------------       -----------
                                                                       RMB               RMB               RMB
                                                                 ------------      ------------       -----------

OWNERS' EQUITY

Owners' Equity - Beginning of the year                           (Y)23,784,604     (Y)24,862,577     (Y)21,802,973

    Contribution                                                        46,000            46,000            46,000

    Distributions                                                  (15,457,540)       (5,256,205)
(2,540,811)

    Net Income                                                       9,124,781         9,686,447         6,438,364

    Adjustment to Statutory Reserve                                 (3,930,336)       (5,554,215)
(883,949)
                                                                  ------------      ------------       -----------
Owners' Equity - End of the year                                 (Y)13,567,509     (Y)23,784,604     (Y)24,862,577
                                                                  ============      ============       ===========

    STATUTORY RESERVE

Statutory Reserve - Beginning of the year                        (Y) 6,906,037      (Y)1,351,822        (Y)467,873

    Adjustment to Statutory Reserve                                  3,930,336         5,554,215           883,949
                                                                  ------------      ------------       -----------
Statutory Reserve - End of the year                              (Y)10,836,373      (Y)6,906,037      (Y)1,351,822
                                                                  ============      ============       ===========

        SHUN DE YIWAN COMMUNICATION EQUIPMENT PLANT CO., LTD.

                      STATEMENTS OF CASH FLOWS
        FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                                                1999              1998             1997
                                                                            ------------      -----------       ----------
                                                                                 RMB              RMB              RMB
                                                                            ------------      -----------       ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                              (Y)9,124,781     (Y)9,686,447     (Y)6,438,364
    Adjustments to reconcile net income to net cash
       provided by net cash provided by operating
       activities:
         Depreciation                                                          2,494,906        2,492,086        2,167,983
         Amortization                                                             18,462          216,852          226,229
         Land use cost                                                            46,000           46,000           46,000
         Increase in accounts receivable                                      (1,100,942)      (2,954,487)       1,563,297
         Decrease (Increase) in accounts receivable-related party                404,231         (873,481)               -
         (Increase) Decrease in other receivable                              (5,309,850)       1,424,461        1,490,827
         (Increase) Decrease in inventories                                     (517,220)       1,428,644       (1,663,489)
         (Increase) Decrease in prepaid expenses                                  (1,652)         876,527          387,221
         Decrease (Increase) in deposits                                       3,526,227       (4,745,471)               -
         (Increase) in deferred tax asset                                       (292,191)               -                -
         Decrease in accounts payable                                         (2,816,002)      (2,694,064)      (1,103,191)
         (Decrease) Increase in accounts payable - related party                 (84,249)          84,249                -
         Increase in distribution payable to owners                            8,053,097          756,206                -
         (Decrease) Increase in customer deposits                             (1,443,085)         433,772       (3,257,697)
         (Decrease) Increase in accrued liabilities                             (221,326)         238,042           12,427
         Increase in wage and benefit payable                                    161,044          299,526          519,126
         Increase in income tax payable                                        4,222,526          281,383          179,144
         Increase in sales tax payable                                            21,897          223,803          451,410
                                                                            ------------      -----------        ----------
           Net cash provided by operating activities                          16,286,654        7,220,495        7,457,651
                                                                            ------------      -----------        ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to equipment                                                      (187,998)               -       (4,518,967)
                                                                            ------------      -----------       ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Increase in due to shareholder                                               735,897
-                -
    Distributions to owners                                                  (15,457,540)      (5,256,205)      (2,565,717)
                                                                            ------------      -----------       ----------
           Net cash used in financing activities                             (14,721,643)      (5,256,205)      (2,565,717)
                                                                            ------------      -----------       ----------

INCREASE IN CASH                                                               1,377,012        1,964,290          372,967

CASH, beginning of year                                                        5,680,483        3,716,193        3,343,226
                                                                            ------------      -----------        ----------
CASH, end of year                                                           (Y)7,057,495     (Y)5,680,483      (Y),716,193
                                                                            ============      ===========        ==========


                 SHUN DE YI WAN COMMUNICATION EQUIPMENT PLANT CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS

                                  - 6 -

Note 1 - Summary of significant accounting policies

The reporting entity

The financial statements of Shun De Yi Wan Communication Equipment Plant Co., Ltd. reflects the activities and financial transactions of the company also known as Yi Wan Manufacture (the Company).

The Company is a foreign investment joint venture with registered capital of US $1.500.000 established under the laws of the People's Republic of China on September 3, 1993. The expiration date on the joint venture agreement and business license is September 3, 2019. The joint venture may be terminated prior to the date of expiration if unanimously decided by the board of directors and approved by the original examination and approval authority. The Company's income sources include income from the manufacturing of communication equipment systems.

Basis of accounting

The financial statements are prepared in accordance with generally accepted accounting principles of the United States of America. The financial statements are presented in Renminbi (RMB), the currency of the People's Republic of China.

The financial statements are presented on the accrual basis of accounting. Revenues are recognized when earned and expenses recognized when incurred.

Buildings, equipment and automobiles

Buildings, equipment, and automobiles are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Depreciation expense for the years ended December 31, 1999, 1998 and 1997 amounted to RMB(Y)2,494,906, RMB(Y)2,492,086 and RMB(Y)2,167,983,
respectively. Estimated useful lives of the assets are as follows:

[OBJECT OMITTED]

Maintenance,  repairs and minor  renewals  are  charged  directly to expenses as
incurred.   Major  additions  and  betterment  to  property  and  equipment  are capitalized.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

              SHUN DE YI WAN COMMUNICATION EQUIPMENT PLANT CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS


Note 1 - Summary of significant accounting policies, (continued)

Revenue recognition

The Company recognizes revenue when the risk of loss for the product sold passes to the customers which is when goods are installed at the customers' premises and testing of the product is completed and accepted by the customers.

Cash and concentration of risk

Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the People's Republic of China. Total cash in state-owned banks at December 31, 1999, 1998 and 1997 amounted to RMB(Y)7,052,581, RMB(Y)5,673,982 and RMB(Y)3,410,598, of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Inventories

Inventories are stated at the lower of cost or market using the first-in, first-out basis. The Company's inventory consists of raw materials, work in process, and finished goods.

Intangible assets

All land in the People's Republic of China is owned by the government and can not be sold to any individual or company. However, the government grants the user a "land use right" (the Right) to use the land. One of the partners of the Company purchased the Right for 50 years starting from March 1995. Neither the title or the Right has been transferred to the Company nor is the Company being charged for using the land. However, the owner has assigned the Right to the Company for the remaining years. The original cost of the land use right amounted to RMB(Y)2,300,000 and is being recognized as an expense annually and as a capital contribution. The Right is being amortized over 50 years and the expense amounted to RMB(Y)46,000 for each year ended December 31, 1999, 1998 and 1997, respectively.

Taxes

The Company's income is subject to a 17% value added tax (VAT).

The Company is a sole foreign investment company and therefore receives special income tax treatment from the China government. The Company is subject to central government income tax at a rate of 30% and 3% provincial government income tax. However, the Company is exempt from central and provincial government income tax for two years starting from the first year of profitable operations (years ended December 31, 1994 and 1995), followed by 50% reduction in the central and full exemption in the provincial government income tax for the next three years (years ended December 31, 1996, 1997 and 1998). Provincial government income tax has been exempted until further notice.

              SHUN DE YI WAN COMMUNICATION EQUIPMENT PLANT CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS


Note 1 - Summary of significant accounting policies, (continued)

Taxes, (continued)

The provision for income taxes consisted of the following, see note 12 for further explanations on income taxes:

[OBJECT  OMITTED]

The deferred taxes on the accompanying financial statements represents temporary differences relating to the deduction of the bad debts and expenses deducted for financial statement purposes and not for tax purposes.

New Authoritative Pronouncements

The Financial Accounting Standards Board (SFAS) has issued SFAS No. 132, "Employer's Disclosure about Pensions and Other Postretirement Benefits" and SFAS No. 133, "Accounting for Derivative and Hedging Activities." These new accounting standards do not have any impact on the Company's financial statements or financial reporting.

Note 2 - Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market and consist of the following as of December 31, 1999, 1998 and 1997:

[OBJECT OMITTED]

Included in 1999 finished goods is RMB(Y)1,266,709 of equipment currently being installed at the customers' site. The sale will be recorded once the customer has approved the installation and a final sales price has been agreed upon.

              SHUN DE YI WAN COMMUNICATION EQUIPMENT PLANT CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS


Note 3 - Year 2000 Issue

The Year 2000 Issue results from the fact that certain computer programs have been written using two digits rather than four digits to define the applicable year. Computer programs that have sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions or engage in similar normal business activities.

As of December 31, 1999, the Company had completed any required modifications to its software to ensure that its software systems were Year 2000 compliant. The cost of such modifications was not material. Since the date rollover on January 1, 2000, the Company has not experienced any material adverse effect from the Year 2000 Issue. While the primary risk to the Company with respect to the Year 2000 Issue continues to be the ability of third parties to provide goods and services in a timely and accurate manner, the Company has not experienced any such disruption to date.

The costs of the Company's Y2K compliance efforts are expensed as incurred and are being funded with cash flows from operations. The Company does not expect any remaining risks with respect to the Year 2000 Issue to have a material adverse effect on the Company.

Note 4 - Supplemental disclosure of cash flow information

There was no interest expense or income tax payments paid for the years ended December 31, 1999, 1998 and 1997, respectively.

Note 5 - Accounts receivable, concentration of credit risk and customers and suppliers concentration

The Company's business operations are conducted mainly in the People's Republic of China. During the normal course of business, the Company extends unsecured credit to its customers located in the province of QuangZhou. Management reviews its account receivables on a regular basis to determine if the bad debt allowance is adequate at each year-end. At December 31, 1998, the Company's accounts receivable included RMB(Y)467,600 of balances over two years old. According to government regulations with respect to enterprise financial affairs, the enterprise may write off bad debts (for tax purposes) of accounts receivable that remain uncollectible after three years. These accounts have been written off for financial statement purposes. Management believes that the accounts receivable at December 31, 1999, 1998 and 1997 are collectible and no allowance for bad debts has been provided for these accounts as of December 31, 1999, 1998 and 1997, respectively.

               SHUN DE YI WAN COMMUNICATION EQUIPMENT PLANT CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS



Note 6 - Other receivables

Other receivables include advances to officers and employees for cash based business transactions. These advances are usually repaid and recorded to purchases or other marketing expenses when the respective transactions are completed. In addition, other receivables include prepayments to a third party for planned construction projects, which are settled within one year.

Other receivables consisted of the followings as of December 31, 1999, 1998 and 1997:

[OBJECT OMITTED]

Note 7 - Fair Value of Financial Instruments

The carrying amount of cash, trade accounts receivable, trade accounts payable and accrued liabilities are reasonable estimates of their fair value because of the short maturity of these items.

Note 8 - Pension contribution

Regulations in the People's Republic of China require the Company to contribute to a defined contribution retirement plan for all permanent employees. All permanent employees are entitled to an annual pension equal to their basic salary at retirement. The Company pays an annual contribution of 18% of the city's standard salary of its employees to an insurance company, which is responsible for the entire pension obligation payable to the retired employees. For the years ended December 31, 1999, 1998 and 1997, the Company made a pension contribution, which amounted to RMB(Y)155,672, RMB(Y)121,338 and RMB(Y)111,725, respectively.

Note 9 - Related party transactions

During the year, the Company had borrowed and advanced money with one of the joint venture's partner of YiWan Company. At December 31, 1999, 1998 and 1997, the receivable from this related party amounted to (Y)469,250, (Y)873,481 and (Y)427,265, respectively. No amounts were owed to the related party at December 31, 1999 or 1997 as compared to and (Y)84,249 owed as of December 31, 1998.



Note 10 - Property Insurance

As of December 31, 1998 and 1997, the Company had no property insurance in place. However, property insurance was purchased in September of 1999 which covers all buildings, equipment, automobiles and inventories of the Company.

             SHUN DE YI WAN COMMUNICATION EQUIPMENT PLANT CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS


Note 11 - Distribution of Income and Statutory Reserve

The laws and regulations of the People's Republic of China require that before a foreign investment joint venture enterprise distributes profits to its joint venture partners, it must first satisfy all tax liabilities, provide for losses in previous years and make allocations in proportions determined at the discretion of the board of directors, after the statutory reserves. The
Statutory reserves included enterprise fund, employee benefits and general reserve. The enterprise fund may be used to acquire fixed assets or to increase the working capital in order to expend the production and operation of the joint venture; employee benefit reserve is restricted to the payment of bonus and welfare for employees and the general reserve may be used as a provisional financial cushion against the possible losses of a joint venture. The minimum percentage to be reserved for the general reserve is 10%. The board of directors decides upon the percentage to be reserved for the employee benefit reserve. There is no minimum provision required for enterprise fund. The combined statutory reserves at December 31, 1999, 1998 and 1997 amounted to RMB(Y)10,640,164, RMB(Y)6,906,037 and RMB(Y)1,351,822, respectively.
Distributions declared to owners for the years ended December 31, 1999, 1998 and 1997 amounted to RMB(Y)15,457,540, RMB(Y)5,256,205 and RMB(Y)2,540,811. At
December  31,  1999,   1998  and  1997,   RMB(Y)8,836,570,   RMB(Y)783,473   and
RMB(Y)27,267 remained unpaid.

Note 12 - Subsequent Event

On March 20, 2000, the Company negotiated a settlement of all China income taxes and China local taxes due for the years ending December 31, 1995 through 1998 of approximately RMB(Y)600,000, among which RMB(Y)281,383 and RMB(Y)179,146 represents the applicable income taxes applicable for the year ending December 31, 1998 and 1997, respectively.

The 1998 and 1997 financial statements have reflected the applicable income tax expenses for 1998 and 1997. Tax settlement applicable to years prior to 1997 has been reflected in the beginning balance of owners' equity in 1997.






                        JIAOZUO YI WAN HOTEL CO., LTD.

                              FINANCIAL STATEMENTS

                                       AND

                          INDEPENDENT AUDITORS' REPORT

                       DECEMBER 31, 1999, 1998 AND 1997

Independent Auditors' Report

Jiaozuo Yi Wan Hotel Co., Ltd.


We have audited the accompanying balance sheets of Jiaozuo Yi Wan Hotel Co., Ltd. (the Hotel) as of December 31, 1999, 1998 and 1997, and the related statements of income, owners' equity and cash flows for the years then ended. These financial statements are the responsibility of the Hotel's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jiaozuo Yi Wan Hotel Co., Ltd. as of December 31, 1999, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles in the United States.

March 13, 2000

                     JIAOZUO YI WAN HOTEL CO., LTD.

                            BALANCE SHEETS
                AS OF DECEMBER 31, 1999, 1998 AND 1997


                             A S S E T S

                                                                   1999               1998               1997
                                                               -----------        -----------       -----------
                                                                    RMB                RMB                RMB
                                                               -----------        -----------       -----------
CURRENT ASSETS:
     Cash                                                (Y)     6,921,122  (Y)     1,795,783 (Y)       509,155
     Accounts receivable, net of allowance for doubtful
         accounts of(Y)16,891 in 1999,(Y)3,891 in 1998
           and - 0 - in 1997, respectively                       2,859,373            924,401           754,018
     Related party receivable                                      502,000                  -                 -
     Other receivable                                            2,678,093            732,220           554,221
     Inventories                                                 1,023,851            694,333           737,141
     Prepaid expenses                                               41,490             43,000             3,000
                                                               -----------        -----------       -----------
        Total current assets                                    14,025,929          4,189,737         2,557,535
                                                               -----------        -----------       -----------

BUILDINGS, EQUIPMENT AND AUTOMOBILES:
     Buildings and improvements                                144,754,693        142,817,055       142,817,055
     Furniture and equipment                                    25,223,219         25,496,609        25,537,353
     Automobiles                                                   476,230            476,230           250,230
                                                               -----------        -----------       -----------

        Totals                                                 170,454,142        168,789,894       168,604,638
     Less accumulated depreciation                              24,391,485         15,564,789         6,798,152
                                                               -----------        -----------       -----------
        Total buildings, equipment
               and automobiles, net                            146,062,657        153,225,105       161,806,486
                                                               -----------        -----------       -----------
OTHER ASSETS:
     Intangible asset                                           13,000,000         13,000,000        13,000,000
     Less accumulated amortization                                 975,000            650,000           325,000
                                                               -----------        -----------       -----------
     Intangible asset,net                                       12,025,000         12,350,000        12,675,000
     Deferred tax asset                                            110,384                  -                 -
                                                               -----------          ---------        ----------
        Total other assets                                      12,135,384         12,350,000        12,675,000
                                                               -----------        -----------       -----------

           Total assets                                  (Y)   172,223,970  (Y)   169,764,842 (Y)   177,039,021
                                                               ===========        ===========       ===========

           L I A B I L I T I E S A N D O W N E R S' E Q U I T Y

CURRENT LIABILITIES:
     Accounts payable                                    (Y)     1,255,546  (Y)       747,423 (Y)       696,486
     Accounts payable - related party                              248,705            476,768           165,224
     Accrued liabilities                                         3,381,031          2,459,682           978,560
     Sales tax payable                                           5,224,096          3,299,342         1,371,277
     Income taxes payable                                        4,387,549                  -                 -
     Distribution payable to owners                             21,176,125         16,954,787                 -
     Contracts payable                                             572,478         19,752,477        59,952,478
                                                               -----------        -----------       -----------

        Total current liabilities                               36,245,530         43,690,479        63,164,025
                                                               -----------        -----------       -----------

COMMITMENTS AND CONTINGENCIES                                            -                  -                 -
                                                               -----------        -----------       -----------
OWNERS' EQUITY:
     Owners' equity                                             98,133,284        104,880,880       113,874,996
     Statutory reserve                                          37,845,156         21,193,483                 -
                                                               -----------        -----------       -----------

        Total owners' equity                                   135,978,441        126,074,363       113,874,996
                                                               -----------        -----------       -----------

           Total liabilities and owners' equity          (Y)   172,223,970  (Y)   169,764,842 (Y)   177,039,021
                                                               ===========        ===========       ===========


                       JIAOZUO YI WAN HOTEL CO., LTD.

                           STATEMENTS OF INCOME
            FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


                                                                  1999             1998             1997
                                                              ----------       ----------      ----------
                                                                   RMB              RMB             RMB
                                                              ----------       ----------      ----------
NET SALES                                              (Y)    66,135,596(Y)    63,836,494(Y)   42,018,929

COST OF SALES                                                 16,584,882       14,556,757      10,402,265
                                                              ----------       ----------      ----------

GROSS PROFIT                                                  49,550,714       49,279,737      31,616,664

SELLING, GENERAL AND  ADMINISTRATIVE EXPENSES                 21,676,428       20,250,829      16,853,727
                                                              ----------       ----------      ----------

INCOME FROM OPERATIONS                                        27,874,286       29,028,908      14,762,937
                                                              ----------       ----------      ----------
OTHER INCOME:
    Interest income                                               31,768          167,499         117,263
    Other expense                                                (75,397)         (42,253)         (5,204)
                                                              ----------       ----------      ----------
             Total other income (expense)                        (43,629)         125,246         112,059
                                                              ----------       ----------      ----------

INCOME BEFORE PROVISION FOR INCOME TAXES                      27,830,657       29,154,154      14,874,996

PROVISION FOR INCOME TAXES                                     4,605,241                -               -
                                                              ----------       ----------      ----------

NET INCOME                                             (Y)    23,225,415(Y)    29,154,154(Y)   14,874,996
                                                              ==========       ==========      ==========

              JIAOZUO YI WAN HOTEL CO., LTD.

              STATEMENTS OF OWNERS' EQUITY
    FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


                                                           1999               1998              1997
                                                        -----------        -----------       -----------
                                                            RMB               RMB                RMB
                                                        -----------        -----------       -----------
OWNERS' EQUITY

Owners' Equity - beginning of year                (Y)   104,880,880 (Y)    113,874,996 (Y)    87,342,000

    (Distributions) Contribution                        (13,321,338)       (16,954,787)       11,658,000

    Net Income                                           23,225,415         29,154,154        14,874,996

    Adjustment to Statutory Reserve                     (16,651,673)       (21,193,483)                -
                                                        -----------        -----------       -----------

Owners' Equity - end of year                      (Y)    98,133,284 (Y)    104,880,880 (Y)   113,874,996
                                                        ===========        ===========       ===========


STATUTORY RESERVE

Statutory Reserve - beginning                     (Y)    21,193,483 (Y)              - (Y)             -

    Adjustment to Statutory Reserve                      16,651,673         21,193,483                 -
                                                        -----------        -----------       -----------

Statutory Reserve - end of year                   (Y)    37,845,156 (Y)     21,193,483 (Y)             -
                                                        ===========        ===========       ===========


                     JIAOZUO YI WAN HOTEL CO., LTD.

                       STATEMENTS OF CASH FLOWS
          FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                                            1999              1998               1997
                                                                         ----------        ----------          ----------
                                                                             RMB               RMB               RMB
                                                                         ----------        ----------          ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                        (Y)23,225,415     (Y)29,154,154      (Y)14,874,996
    Adjustments to reconcile net income to cash
      provided by operating
activites:
         Depreciation                                                     8,826,696         8,766,637          6,798,152
         Amortization                                                       325,000           325,000            325,000
         Increase in accounts receivable                                 (1,934,972)         (170,383)          (754,018)
         Increase in related party receivable                              (502,000)
-                -
         Increase in other receivable                                    (1,945,873)         (177,999)          (554,221)
         (Increase) decrease in inventories                                (329,518)           42,808           (570,200)
         Decrease (increase) in prepaid expenses                              1,510           (40,000)            (3,000)
         Increase in deferred tax asset                                    (110,384)
-                -
         Increase in accounts payable                                       508,123            50,937            696,486
         (Decrease) increase in accounts payable - related party           (228,063)          311,544            129,584
         Increase in accrued liabilities                                    921,349         1,481,122          1,014,200
         Increase in income taxes payable                                 4,387,549
-                -
         Increase in sales tax payable                                    1,924,754         1,928,065          1,371,277
                                                                         ----------        ----------          ----------
           Net cash provided by operating activities                     35,069,586        41,671,885         23,328,256
                                                                         ----------        ----------          ----------

CASH FLOWS FROM INVESTING
ACTIVITIES:
    Purchase of improvements and automobiles                             (1,664,247)         (185,256)       (81,902,709)
    Acquisition of intangible asset                                               -                 -        (13,000,000)
                                                                         ----------        ----------         ----------
           Net cash used in investing activities                         (1,664,247)         (185,256)       (94,902,709)
                                                                         ----------        ----------         ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from borrowings                                                      -                 -         59,420,609
    Owners' contribution                                                          -                 -         11,658,000
    Principal payments on contracts payable                             (20,380,000)      (40,200,001)                -
    Proceeds contracts and notes payable                                  1,200,000                 -                 -
    Distributions to owners                                              (9,100,000)                -                 -
                                                                         ----------        ----------         ----------
           Net cash used in (provided by) financing activities          (28,280,000)      (40,200,001)       71,078,609
                                                                         ----------        ----------         ----------

INCREASE (DECREASE) IN CASH                                               5,125,339         1,286,628          (495,844)

CASH, beginning of year                                                   1,795,783           509,155         1,004,999
                                                                         ----------        ----------         ----------

CASH, end of year                                                      (Y)6,921,122      (Y)1,795,783        (Y)509,155
                                                                        ==========        ==========          ==========

                          JIAOZUO YI WAN HOTEL CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS



Note 1 - Summary of significant accounting policies

The reporting entity

The financial statements reflect the activities and financial transactions of Jiaozuo Yi Wan Hotel Co., Ltd. (the Hotel) also known as Yi Wan Hotel.

The Hotel is a sino-foreign joint venture with registered capital of RMB(Y)25,000,000 established under the laws of the People's Republic of China on December 25, 1996. The expiration date of the joint venture as stated in the business license and joint venture agreement is December 18, 2027. The term can be extended or terminated prior to the date of expiration if unanimously decided by the board of directors and approved by the original examination and approval authority. The Hotel's income sources include income from rooms, restaurants, sauna, bowling center and nightclub.

Basis of accounting

The financial statements are prepared in accordance with generally accepted accounting principles of the United States of America. The financial statements are presented Renminbi (RMB), the currency of the People's Republic of China.

The financial statements are presented on the accrual basis of accounting. Revenues are recognized when services are provided and billed to customers. Expenses recognized when incurred.

Buildings, equipment and automobiles

Buildings, equipment, and automobiles are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Depreciation expense for the years ended December 31, 1999, 1998 and 1997 amounted to RMB(Y)8,826,696, RMB(Y)8,766,637 and RMB(Y)6,798,152,
respectively. Estimated useful lives of the assets is as follows:

                                              Estimated Useful Lives
Buildings                                           20 Years
Machinery and equipment                             10 Years
Computer, office equipment and Furniture             5 Years
Automobiles                                          5 Years

Maintenance,  repairs and minor  renewals  are  charged  directly to expenses as
incurred.   Major  additions  and  betterment  to  property  and  equipment  are capitalized.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

                         JIAOZUO YI WAN HOTEL CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS


Note 1 - Summary of significant accounting policies, (continued)

Cash and concentration of risk

Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the People's Republic of China. Total cash in state-owned banks at December 31, 1999, 1998 and 1997 amounted to RMB(Y)6,743,853 and RMB(Y)1,234,674 and RMB(Y)270,375, respectively, of which no deposits are covered by insurance. The Hotel has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Inventories

Inventories are stated at the lower of cost or market using the first-in, first-out basis. The Hotel's inventory consists of food products, alcohol and beverages, and supplies.

Intangible assets

All land in the People's Republic of China is owned by the government and can not be sold to any individual or company. However, the government grants the user a "land use right" (the Right) to use the land. The Hotel has purchased the Right to use the land for 40 years from the government for a fee in the amount of RMB(Y)13,000,000. The Hotel's Right has been registered under the name of one of the joint venture partners. The Hotel is in the process of applying for a name change of the Right which has not been finalized as of the date of this report.

The Right has been classified as an intangible asset on the accompanying financial statements and is being amortized using the straight-line method over the life of the Right. Amortization expense for the year ended December 31, 1999, 1998 and 1997 amounted to RMB(Y)325,000, RMB(Y)325,000 and RMB(Y)325,000, respectively.

Taxes

Certain revenues of the Hotel operations are subject to sales and cultural taxes ranging from 3% to 10%. This tax is shown as a reduction of sales.

A partner of the Hotel is a foreign company, which results in the Hotel being considered as a foreign investment joint venture by the government and receives special income tax treatment. The Company is subject to central government income tax at a rate of 30% and a 3% provincial government income tax. The Hotel is exempt from central and provincial government income tax for a period of two years (years ended December 31, 1997 and 1998), followed by a 50% reduction in the central and provincial government income tax for a period of three years (years ended December 31, 1999, 2000 and 2001).

                         JIAOZUO YI WAN HOTEL CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS



Note 1 - Summary of significant accounting policies, (continued)

Taxes (continued)

The provision for income taxes consist of the following:

                                                1999
                                            ------------
Provision for China Income Tax            (Y)  4,286,933
Provision for China Local Tax                    428,692
                                            ------------
                                               4,715,625
Deferred taxes                                  (110,384)
                                            ------------
Total tax Provision                       (Y)  4,605,241
                                            ============

The deferred taxes on the accompanying financial statements represents temporary differences relating to the deduction of expenses deducted for financial statement purposes and not for tax purposes.

New Authoritative Pronouncements

The Financial Accounting Standards Board has issued SFAS No. 132, "Employer's Disclosure about Pensions and Other Postretirement Benefits" and SFAS No. 133, "Accounting for Derivative and Hedging Activities." These new accounting standards do not have any impact on the Hotel's financial statements or financial reporting.

Note 2 - Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market and consist of the following as of December 31, 1999, 1998 and 1997:

                                       1999          1998          1997
                                    ----------    ----------    ----------
Supplies and other inventory      (Y)  582,332       268,003       299,688
Food, cigarettes and liquor            441,519       426,330       437,453
                                    ----------    ----------    ----------
Total                                1,023,851       694,333       737,141
                                    ==========    ==========    ==========

Note 3 - Year 2000 issue

The Year 2000 Issue results from the fact that certain computer programs have been written using two digits rather than four digits to define the applicable year. Computer programs that have sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions or engage in similar normal business activities.

                         JIAOZUO YI WAN HOTEL CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS


Note 3 - Year 2000 issue, (continued)

As of December 31, 1999, the Hotel had completed any required modifications to its software to ensure that its software systems were Year 2000 compliant. The cost of such modifications was not material. Since the date rollover on January 1, 2000, the Hotel has not experienced any material adverse effect from the Year 2000 Issue. While the primary risk to the Hotel with respect to the Year 2000 Issue continues to be the ability of third parties to provide goods and services in a timely and accurate manner, the Hotel has not experienced any such disruption to date.

The costs of the Hotel's Y2K compliance efforts are expensed as incurred and are being funded with cash flows from operations. The Hotel does not expect any remaining risks with respect to the Year 2000 Issue to have a material adverse effect on the Hotel.

Note 4 - Contracts payable

Contracts payable represented amounts due to construction contractors. They are due on demand, normally within one year. Contracts payable at December 31, 1999, 1998 and 1997 consist of the following:

                                       1999            1998             1997
                                   ------------   -------------    -------------
Contracts payable, various
 vendors, unsecured, due on
 demand, no interest              (Y)  572,478   (Y) 19,752,477   (Y) 59,952,478
                                   ============   =============    =============

Note 5 - Supplemental disclosure of cash flow information

No interest expense payments were made for the years ended December 31, 1999, 1998 and 1997. For the year ending December 31, 1999, RMB(Y)328,078 of income tax payments were made as compared to none for the prior two years.

Note 6 - Accounts receivable, concentration of credit risk and customers concentration

The Hotel's business operations are conducted mainly in the People's Republic of China. During the normal course of business, the Hotel extends unsecured credit to its customers. Management reviews its account receivables on a regular basis to determine if the bad debt allowance is adequate at each year-end.

Note 7 - Fair value of financial instruments

The carrying amount of cash, trade accounts receivable, trade accounts payable and accrued liabilities are reasonable estimates of their fair value because of the short maturity of these items.

                         JIAOZUO YI WAN HOTEL CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS


Note 8 - Pension contribution

Regulations in the People's Republic of China require the Hotel to contribute to a defined contribution retirement plan for all permanent employees. All permanent employees are entitled to an annual pension equal to their basic salary at retirement. The Hotel pays an annual contribution of 24% of the city's standard salary of its employees to an insurance company which is responsible for the entire pension obligation payable to the retired employees. For the years ended December 31, 1999, 1998 and 1997, the Hotel made pension contributions in the amount of RMB(Y)123,593, RMB(Y)155,938 and RMB(Y)465,297, respectively.

Note 9 - Related party transactions

During the year, the Hotel had borrowed and advanced money with one of the partners of the Hotel. At December 31, 1999, 1998 and 1997, amounts payable to this related party amounted to (Y)35,640, (Y)35,640 and (Y)-0-, respectively. In addition, the Hotel also purchases seafood from a related party through common ownership. Inter-company accounts payable amounted to (Y)88,065, (Y)441,128 and
(Y)129,584 at December 31, 1999, 1998 and 1997, respectively. Intercompany cost of sales amounted to (Y)503,184, (Y)465,297 and (Y)289,584 for the years ended December 31, 1999, 1998 and 1997, respectively.




Note 10 - Distribution of income and statutory reserve

The laws and regulations of the People's Republic of China require that before a Sino-foreign cooperative joint venture enterprise distributes profits to its partners, it must first satisfy all tax liabilities, provide for losses in previous years and make allocations, in proportions determined at the discretion of the board of directors, after the statutory reserve. The Statutory reserves included enterprise fund, employee benefits and general reserve. The enterprise fund may be used to acquire fixed assets or to increase the working capital in order to expend the production and operation of the joint venture; employee benefit reserve is restricted to the payment of bonus and welfare for employees and the general reserve may be used as a provisional financial cushion against the possible losses of a joint venture. The minimum percentage to be reserved for the general reserve is 10%. The board of directors decides upon the percentage to be reserved for the employee benefit reserve. There is no minimum provision required for enterprise fund. The combined statutory reserves at December 31, 1999 and 1998 amounted to RMB(Y)37,845,156 and RMB(Y)21,193,483, respectively. Since 1997 was the first year of business operation, statutory reserves are not required by the Chinese government. Distributions declared to owners for the year ended December 31, 1999 and 1998 amounted to RMB(Y)13,321,338 and RMB(Y)16,954,787, respectively. No distributions were declared to the owners for the year ended December 31, 1997.

                         JIAOZUO YI WAN HOTEL CO., LTD.

                        NOTES TO THE FINANCIAL STATEMENTS


Note 11 - Segment information

The Hotel includes three major operating segments: restaurants, lodging and entertainment. The Restaurant operations include all food and beverage activities relating to the restaurants. Lodging includes room, food and beverage and other miscellaneous activities directly relating to the operations of the rooms. Entertainment includes all activities incurred relating to the sauna, bowling center and night club operations. The Hotel evaluates the performance of its segments based primarily on operating profit before general and administrative expenses and depreciation and amortization. The following table presents revenues and other financial information by business segment for the years ended December 31:

Net sales

                                          1999              1998            1997
                                       -------------    -------------    -------------

Restaurant                            (Y) 31,231,721   (Y) 29,261,813   (Y) 21,731,339
Lodging                                   16,396,661       16,732,912        8,737,320
Entertainment                             18,507,214       17,841,769       11,550,270
                                       -------------    -------------    -------------
Total Net Sales                           66,135,596       63,836,494       42,018,929


Operating profit before corporation expenses and depreciation and amortization

                                           1999              1998            1997
                                       -------------    -------------    -------------
Restaurant                            (Y) 16,728,204   (Y) 16,657,038   (Y) 12,482,687
Lodging                                   15,337,313       15,706,997        8,132,344
Entertainment                             17,485,197       16,915,702       11,001,633
                                       -------------    -------------    -------------
Gross profit                              49,550,714       49,279,737       31,616,664
Less: operating expenses
 Restaurant                               (3,466,501)      (3,283,860)      (3,059,345)
 Lodging                                  (2,012,961)      (1,769,116)      (1,518,313)
 Entertainment                            (1,721,071)      (1,621,028)      (1,085,056)
                                       -------------    -------------
-------------
Operating profit                      (Y) 42,350,181   (Y) 42,605,733   (Y) 25,953,950
                                       =============    =============    =============

Reconciliation of segment information

                                           1999              1998            1997
                                       -------------    -------------    -------------
Total sales for all segments          (Y) 66,135,596   (Y) 63,836,494   (Y) 42,018,929
                                       -------------    -------------    -------------
Net sales per income statement            66,135,596       63,836,494       42,018,929
                                       =============    =============    =============

Total operating profit before
 general and administrative expenses
 and depreciation and amortization
 for all segments                     (Y) 42,350,181   (Y) 42,605,733   (Y) 25,953,950
General and administrative expenses       (5,324,199)      (4,485,188)      (4,067,861)
Depreciation and amortization             (9,151,696)      (9,091,637)      (7,123,152)
                                       -------------    -------------    -------------
Income from operations                (Y) 27,874,286   (Y) 29,028,908   (Y) 14,762,937
                                       =============    =============    =============








                        YI WAN MAPLE LEAF HIGH TECHNOLOGY
                        AGRICULTURE DEVELOPING LTD. CO.

                              FINANCIAL STATEMENTS
                                       AND
                          INDEPENDENT AUDITORS' REPORT

                       DECEMBER 31, 1999, 1998 AND 1997

Independent Auditors' Report

Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co.


We have audited the accompanying balance sheets of Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. (the Farm) as of December 31, 1999, 1998 and 1997, and the related statements of income, owners' equity and cash flows for the years then ended. These financial statements are the responsibility of the Farm's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co. as of December 31, 1999, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles in the United States.

March 13, 2000

                YI WAN MAPLE LEAF HIGH TECHNOLOGY
                 AGRICULTURE DEVELOPING LTD. CO.

                       BALANCE SHEETS
             AS OF DECEMBER 31, 1999, 1998 AND 1997

                       A S S E T S

                                                                1999            1998             1997
                                                            ---------      ----------         ---------
                                                                 RMB             RMB              RMB
                                                            ---------      ----------         ---------
CURRENT ASSETS:
    Cash                                            (Y)       381,656(Y)    1,365,833(Y)      1,519,649
    Accounts receivable, net of allowance for doubtful
       accounts of(Y)19,521 for 1999,(Y)26,988 for 1998
          and -0- for 1997, repsectively                      818,512         887,508           377,734
    Related party receivable                                   88,065         441,128           129,584
    Other receivable                                           55,881         201,322           154,314
    Inventories                                             2,201,896       2,141,439         2,624,149
    Prepaid expenses                                           23,035          13,800           152,625
                                                            ---------      ----------         ---------
       Total current assets                                 3,569,045       5,051,030         4,958,055
                                                            ---------      ----------         ---------
BUILDINGS, EQUIPMENT AND AUTOMOBILES:
    Buildings and improvements                              6,286,376       6,086,376         6,086,376
    Furniture and equipment                                   562,205         562,205           562,205
    Automobiles                                               124,000         124,000           124,000
                                                            ---------      ----------         ---------
       Totals                                               6,972,581       6,772,581         6,772,581
    Less accumulated depreciation                           1,070,806         712,871           356,435
                                                            ---------      ----------         ---------
       Total buildings, equipment
              and automobiles, net                          5,901,775       6,059,710         6,416,146
                                                            ---------      ----------         ---------
OTHER ASSETS:
    Intangible asset                                       28,000,000      28,000,000        28,000,000
    Less accumulated amortization                           1,680,000       1,120,000           560,000
                                                            ---------      ----------         ---------
    Intangible asset, net                                  26,320,000      26,880,000        27,440,000
    Deferred tax asset                                        110,384               -                 -
                                                            ---------      ----------         ---------
       Total other assets                                  26,430,384      26,880,000        27,440,000
                                                            ---------      ----------         ---------
          Total assets                              (Y)    35,901,204(Y)   37,990,740(Y)     38,814,201
                                                            =========      ==========         =========


L I A B I L I T I E S A N D O W N E R S' E Q U I T Y U I T Y

CURRENT LIABILITIES:
    Accounts payable                                (Y)       636,860(Y)      665,360(Y)        526,571
    Accrued liabilities                                        62,763          39,418            18,087
    Payable - related party                                   500,000               -                 -
    Wage and benefits payable                                 173,706          55,240                 -
    Sales tax payable                                       1,171,858         856,399           471,640
    Income taxes payable                                      580,698               -                 -
    Distribution payable to owners                          2,187,740       1,122,652                 -
    Payable to shareholder                                    735,897               -                 -
    Note payable                                                    -       6,000,000        13,000,000
                                                            ---------      ----------         ---------
       Total current liabilities                            6,049,522       8,739,069        14,016,298
                                                            ---------      ----------         ---------
COMMITMENTS AND CONTINGENCIES                                       -               -                 -
                                                            ---------      ----------         ---------
OWNERS' EQUITY:
    Owners' equity                                         26,307,895      28,042,660        24,797,903
    Statutory reserve                                       3,543,787       1,209,011                 -
                                                            ---------      ----------         ---------
       Total owners' equity                                29,851,682      29,251,671        24,797,903
                                                            ---------      ----------         ---------
          Total liabilities and owners' equity      (Y)    35,901,204(Y)   37,990,740(Y)     38,814,201
                                                            =========      ==========         =========

                   YI WAN MAPLE LEAF HIGH TECHNOLOGY
                    AGRICULTURE DEVELOPING LTD. CO.

                         STATEMENTS OF INCOME
           FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                          1999             1998              1997
                                                      ----------       ----------        ----------
                                                           RMB              RMB               RMB
                                                      ----------       ----------        ----------
NET SALES                                      (Y)    13,307,486(Y)    15,814,018 (Y)    13,430,035

COST OF SALES                                          7,453,421        8,149,479         6,763,366
                                                      ----------       ----------        ----------
GROSS PROFIT                                           5,854,065        7,664,539         6,666,669

SELLING, GENERAL AND  ADMINISTRATIVE EXPENSES          2,848,875        2,111,651         1,900,507
                                                      ----------       ----------        ----------

INCOME FROM OPERATIONS                                 3,005,190        5,552,888         4,766,162
                                                      ----------       ----------        ----------
OTHER INCOME:
    Interest income                                      130,222           23,532            31,741
                                                      ----------       ----------        ----------
INCOME BEFORE PROVISION FOR INCOME TAXES               3,135,412        5,576,420         4,797,903

PROVISION FOR INCOME TAXES                               470,313                -                 -
                                                      ----------       ----------        ----------
NET INCOME                                     (Y)     2,665,099(Y)     5,576,420 (Y)     4,797,903
                                                      ==========       ==========        ==========

                       YI WAN MAPLE LEAF HIGH TECHNOLOGY
                        AGRICULTURE DEVELOPING LTD. CO.

                        STATEMENTS OF OWNERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1999,, 1998 AND 1997

                                                            1999                  1998                  1997
                                                       -----------            ----------            ----------
                                                             RMB                   RMB                   RMB
                                                       -----------            ----------            ----------

OWNERS' EQUITY

Owners' Equity - beginning of year          (Y)         28,042,660 (Y)        24,797,903 (Y)        20,000,000

     Distributions                                      (2,065,088)           (1,122,652)                    -

     Net Income                                          2,665,099             5,576,420             4,797,903

     Adjustment to Statutory Reserve                    (2,334,776)           (1,209,011)                    -
                                                       -----------            ----------            ----------
Owners' Equity - end of year                (Y)         26,307,895 (Y)        28,042,660 (Y)        24,797,903
                                                       ===========            ==========            ==========


     STATUTORY RESERVE


Statutory Reserve - beginning of year       (Y)          1,209,011 (Y)                 - (Y)                 -

     Adjustment to Statutory Reserve                     2,334,776             1,209,011
                                                       -----------            ----------            ----------
Statutory Reserve - end of year             (Y)          3,543,787 (Y)         1,209,011 (Y)                 -
                                                       ===========            ==========            ==========

                  YI WAN MAPLE LEAF HIGH TECHNOLOGY
                   AGRICULTURE DEVELOPING LTD. CO.

                     STATEMENTS OF CASH FLOWS
         FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                                        1999                1998                1997
                                                                    -----------          ----------           ----------
                                                                         RMB                 RMB                 RMB
                                                                    -----------          ----------           ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                    (Y)2,665,099        (Y)5,576,420           (Y)4,797,903
     Adjustments to reconcile net income to net cash
       provided by net cash provided by operating
       activities:
          Depreciation                                                  357,935             356,436                356,435
          Amortization                                                  560,000             560,000                560,000
          Decrease (increase) in accounts receivable                     68,996            (509,774)              (377,734)
          Increase in accounts receivable-related party                 353,063            (311,544)              (129,584)
          Decrease (increase) in other receivable                       145,441             (47,008)              (154,314)
          Decrease in inventories                                       (60,457)            482,710               (396,730)
          (Increase) decrease in prepaid expenses                        (9,236)            138,825               (152,625)
          Increase in deferred tax asset                               (110,384)                  -                526,571
          (Decrease) increase in accounts payable                       (28,500)
111,900                   -
          Increase in accrued liabilities                                23,345              21,331                 18,087
          Increase in wage and benefit payable                          118,466              82,129                   -
          Increase in income taxes payable                              580,698                  -                    -
          Increase in payable to related party                          500,000                  -                    -
          Increae in payable to shareholder                             735,897                  -                    -
          Increase in sales tax payable                                 315,459             384,759                471,640
                                                                    -----------          ----------               ----------
            Net cash provided in operating activities                 6,215,822           6,846,184              5,519,649
                                                                    -----------          ----------                ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to buildings and improvements                           (200,000)                  -                   -
                                                                    -----------          ----------                ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal payments on note payable                              (6,000,000)         (7,000,000)            (4,500,000)
     Distributions to owners                                         (1,000,000)
-                   -
                                                                    -----------          ----------               ----------
            Net cash used in financing activities                    (7,000,000)         (7,000,000)            (4,500,000)
                                                                    -----------          ----------               ----------

DECREASE IN CASH                                                       (984,177)           (153,816)             1,019,649

CASH, beginning of year                                               1,365,833           1,519,649                500,000
                                                                    -----------          ----------               ----------

CASH, end of year                                                    (Y)381,656        (Y)1,365,833           (Y)1,519,649
                                                                    ===========          ==========               ==========


                        YI WAN MAPLE LEAF HIGH TECHNOLOGY
                          AGRICULTURE DEVELOPING LTD. CO.

                        NOTES TO THE FINANCIAL STATEMENTS

                                      - 6 -

Note 1 - Summary of significant accounting policies

The reporting entity

The financial statements reflect the activities of Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co., also known as Yi Wan Farm (the
Farm).

The Farm is a sino-foreign joint venture with a twelve year term and with registered capital of RMB(Y)41,000,000, established under the laws of the People's Republic of China on December 4, 1996. The expiration date of the joint venture as stated in the joint venture agreement and business license is August 5, 2008. The term can be extended or terminated prior to the date of expiration if unanimously decided by the board of directors and approved by the original examination and approval authority. The Farm's income sources include income from the sales of seafood raised and produced in constructed ponds.

Basis of accounting

The financial statements are prepared in accordance with generally accepted accounting principles of the United States of America. The financial statements are presented in Renminbi (RMB), the currency of the People's Republic of China.

The financial statements are presented on the accrual basis of accounting. Revenues are recognized when goods are delivered to customers and expenses recognized when incurred.

Buildings, equipment and automobiles

Buildings, equipment, and automobiles are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Depreciation expense for the years ended December 31, 1999, 1998 and 1997 amounted to RMB(Y)357,935, RMB(Y)356,436 and RMB(Y)356,435, respectively. Estimated useful lives of the assets are as follows:

[OBJECT OMITTED]

Maintenance,  repairs and minor  renewals  are  charged  directly to expenses as
incurred.   Major  additions  and  betterment  to  property  and  equipment  are capitalized.

                       YI WAN MAPLE LEAF HIGH TECHNOLOGY
                          AGRICULTURE DEVELOPING LTD. CO.

                        NOTES TO THE FINANCIAL STATEMENTS


Note 1 - Summary of significant accounting policies, (continued)

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

Cash and concentration of risk

Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the People's Republic of China. Total cash in state owned banks at December 31, 1999, 1998 and 1997 amounted to RMB(Y)360,056, RMB(Y)1,278,727 and RMB(Y)1,439,594, respectively, of which no deposits are covered by insurance. The Farm has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Inventories

Inventories are stated at the lower of cost or market using the first-in, first-out basis. The Farm's inventories consist of fish, shrimp, soft-shelled turtles, crab, feed, seeds, and supplies. Included as part of the inventoried costs on seafood are direct labor and applicable overhead incurred over time to raise the seafood products until taken to market.

Intangible assets

All land in the People's Republic of China is owned by the government and can not be sold to any individual or company. However, the government grants the user a "land use right" (the Right) to use the land. The Farm has purchased the Right to use the farmland for 50 years from the government for a fee in the amount of RMB(Y)28,000,000. The Farm's Right has been registered under a related party's (through common ownership) name. The Farm is in the process of applying for a name change which has not been finalized as of the date of the report.

These Rights have been classified as an intangible asset on the accompanying financial statements and are being amortized using the straight-line method over the life of the Rights. Amortization expense for the years ended December 31, 1999, 1998 and 1997 amounted to RMB(Y)560,000, RMB(Y)560,000 and RMB(Y)560,000, respectively.

Taxes

Revenues of the Farm operation are subject to an 8% sales tax, and is shown as a reduction of sales.

                       YI WAN MAPLE LEAF HIGH TECHNOLOGY
                          AGRICULTURE DEVELOPING LTD. CO.

                        NOTES TO THE FINANCIAL STATEMENTS


Note 1 - Summary of significant accounting policies, (continued)

Taxes, (continued)

A partner of the Farm is a foreign company, which results in the Farm being considered as foreign investment joint venture by the government, receiving special income tax treatment. The Farm is subject to a central government income tax at a rate of 30% and 3% provincial government income tax. However, the Farm is exempt from central and provincial government income tax for two years, starting with the first year of profitable operations (years ended December 31, 1997 and 1998), followed by a 50% reduction in central government income tax and full exemption from provincial government income tax for the next three years (years ended December 31, 1999, 2000 and 2001).

The provision for income taxes consisted of the following:

[OBJECT OMITTED]

The deferred taxes on the accompanying financial statements represents temporary differences relating to the deduction of expenses deducted for financial statement purposes and not for tax purposes.

New Authoritative Pronouncements

The Financial Accounting Standards Board (SFAS) has issued SFAS No. 132, "Employer's Disclosure about Pensions and Other Postretirement Benefits" and SFAS No. 133, "Accounting for Derivative and Hedging Activities." These new accounting standards do not have any impact on the Farm's financial statements or financial reporting.

Note 2 - Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market and consist of the following as of December 31, 1999, 1998 and 1997:

[OBJECT OMITTED]

                       YI WAN MAPLE LEAF HIGH TECHNOLOGY
                          AGRICULTURE DEVELOPING LTD. CO.

                        NOTES TO THE FINANCIAL STATEMENTS


Note 3 - Year 2000 issue

The Year 2000 Issue results from the fact that certain computer programs have been written using two digits rather than four digits to define the applicable year. Computer programs that have sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions or engage in similar normal business activities.

As of December 31, 1999, the Farm had completed any required modifications to its software to ensure that its software systems were Year 2000 compliant. The cost of such modifications was not material. Since the date rollover on January 1, 2000, the Farm has not experienced any material adverse effect from the Year 2000 Issue. While the primary risk to the Farm with respect to the Year 2000 Issue continues to be the ability of third parties to provide goods and services in a timely and accurate manner, the Farm has not experienced any such disruption to date.

The costs of the Farm's Y2K compliance efforts are expensed as incurred and are being funded with cash flows from operations. The Farm does not expect any remaining risks with respect to the Year 2000 Issue to have a material adverse effect on the Farm.

Note 4 - Note payable

The note payable consisted of the following at December 31, 1999, 1998 and 1997:

[OBJECT OMITTED]

Note 5 - Supplemental disclosure of cash flow information

There are no cash paid for interest expense and income taxes for the year ended December 31, 1999, 1998 and 1997, respectively.

                       YI WAN MAPLE LEAF HIGH TECHNOLOGY
                          AGRICULTURE DEVELOPING LTD. CO.

                        NOTES TO THE FINANCIAL STATEMENTS


Note 6 - Accounts receivable, concentration of credit risk and customers and suppliers concentration

The Farm's operations are conducted mainly in the People's Republic of China. During the normal course of business, the Farm extends unsecured credit to its customers located in the province of Henan. Management reviews its account receivables on a regular basis to determine if the bad debt allowance is adequate at each year-end. At December 31, 1999, 1998 and 1997, the Farm's allowance for doubtful accounts amounted to RMB(Y)19,521, RMB(Y)26,988 and RMB(Y)-0-, respectively. Approximately 18% and 97% of the Farm's sales and purchases are made to a small number of customers and suppliers on an open account basis and generally no collateral is required.

Note 7 - Fair value of financial instruments

The carrying amount of cash, trade accounts receivable, trade accounts payable and accrued liabilities are reasonable estimates of their fair value because of the short maturity of these items.

Note 8 - Pension contribution

Regulations in the People's Republic of China require the Farm to contribute to a defined contribution retirement plan for all permanent employees. All permanent employees are entitled to an annual pension equal to their basic salary at retirement. There were no contributions for the Farm's employees due to their non-permanent status.

Note 9 - Related party transactions

The Farm sells seafood to a related party (through common ownership). Intercompany accounts receivable amounted to (Y)88,065, (Y)441,128 and
(Y)129,584 at December 31, 1999, 1998 and 1997 and intercompany sales amounted to (Y)503,184, (Y)465,297 and (Y)289,584 for the years ended December 31, 1999,
1998 and 1997, respectively.



Note 10 - Commitments and contingencies

On  January  23,  1997,  the  Farm  leased  delivery   automobiles  and  certain
refrigerators. The leases are classified as non-cancelable operating leases. Future minimum rents are as follows:

[OBJECT OMITTED]

Rental expense for the year ended December 31, 1999, 1998 and 1997 amounted to RMB(Y)396,000, RMB(Y)396,000 and RMB(Y)396,000, respectively.

                       YI WAN MAPLE LEAF HIGH TECHNOLOGY
                        AGRICULTURE DEVELOPING LTD. CO.

                        NOTES TO THE FINANCIAL STATEMENTS


Note 11 - Property insurance

There was no insurance coverage in 1999, 1998 and 1997 for the Farm's assets and inventories which amounted to approximately RMB(Y)9,174,477, RMB(Y)8,914,020 and RMB(Y)1,134,925 at December 31, 1999, 1998 and 1997, respectively.

Note 12 - Distribution of income and statutory reserve

The laws and regulations of the People's Republic of China require that before a Sino-foreign cooperative joint venture enterprise distributes profits to its joint venture partners, it must first satisfy all tax liabilities, provide for losses in previous years and make allocations, in proportions determined at the discretion of the board of directors, after the statutory reserve. The Statutory reserves included enterprise fund, employee benefits and general reserve. The enterprise fund may be used to acquire fixed assets or to increase the working capital in order to expend the production and operation of the joint venture; employee benefit reserve is restricted to the payment of bonus and welfare for employees and the general reserve may be used as a provisional financial cushion against the possible losses of a joint venture. The minimum percentage to be reserved for the general reserve is 10%. The board of directors decides upon the percentage to be reserved for the employee benefit reserve. There is no minimum provision required for enterprise fund. The combined statutory reserves at December 31, 1999 and 1998 amounted to RMB (Y)2,531,277 and RMB(Y)1,209,011, respectively. Due to the first year of operation, no amounts were reserve at December 31, 1997. Distributions declared to the partners for the years ended December 31, 1999 and 1998 amounted to RMB(Y)2,065,088 and RMB(Y)1,122,652, respectively. There were no owners distributions declared for the year ended at December 31, 1997.

                                    APPENDIX

607.1301 Dissenters' rights; definitions.--The following definitions apply to ss. 607.1302 and 607.1320:

(1) "Corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2) "Fair value," with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(3) "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to s. 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.

607.1302  Right of shareholders to dissent.--

(1) Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

(a) Consummation of a plan of merger to which the corporation is a party:

1. If the shareholder is entitled to vote on the merger, or

2. If the corporation is a subsidiary that is merged with its parent under s. 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of s. 607.1104;

(b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to s. 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

(c) As provided in s. 607.0902(11), the approval of a control-share acquisition;

(d) Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

(e) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

1. Altering or abolishing any preemptive rights attached to any of his or her shares;

2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

4. Reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

5. Making noncumulative, in whole or in part, dividends of any of the shareholder's preferred shares which had theretofore been cumulative;

6. Reducing the stated dividend preference of any of the shareholder's preferred shares; or

7. Reducing any stated preferential amount payable on any of the shareholder's preferred shares upon voluntary or involuntary liquidation; or

(f) Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his or her shares.

(2) A shareholder dissenting from any amendment specified in paragraph
(1)(e) has the right to dissent only as to those of his or her shares which are adversely affected by the amendment.

(3) A shareholder may dissent as to less than all the shares registered in his or her name. In that event, the shareholder's rights shall be determined as if the shares as to which he or she has dissented and his or her other shares were registered in the names of different shareholders.

(4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not fewer than 2,000 shareholders.

(5) A shareholder entitled to dissent and obtain payment for his or her shares under this section may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

Brilliant Sun Industry Co.

Prospectus

TABLE OF CONTENTS


SOLICITATION OF WRITTEN CONSENTS                                               4

WRITTEN CONSENT                                                                5

SUMMARY                                                                        6

RISK FACTORS                                                                   8

MERGER APPROVALS                                                               8

Merger Transaction                                                            12

YI WAN GROUP COMPANIES MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
 CONDITION AND RESULTS OF OPERATIONS                                          26

YI WAN GROUP COMPANIES' BUSINESS                                              37

YI WAN GROUP MANAGEMENT                                                       82

RELATED PARTY TRANSACTIONS WITH DIRECTORS, OFFICERS AND 5% STOCKHOLDERS       89

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF YI
 WAN GROUP                                                                    89

DESCRIPTION OF YI WAN GROUP'S CAPITAL STOCK                                   89

BRILLIANT SUN INDUSTRY CO.'S BUSINESS                                         90

DESCRIPTION OF BRILLIANT SUN INDUSTRY CO.'S CAPITAL STOCK                     97

COMPARISON OF RIGHTS OF BRILLIANT SUN INDUSTRY CO. STOCKHOLDERS AND YI
 WAN GROUP SHAREHOLDERS                                                       97

AVAILABLE INFORMATION                                                         97

EXPERTS                                                                       98


LEGAL MATTERS                                                                 98


Dealer prospectus delivery obligation


Until , all dealers that effect transactions in these securities, whether or not participating in this offering, are required to deliver a prospectus.


The date of this prospectus is **.

 PART II

     ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Florida Business Corporation Act. Section 607.0850(1) of the Florida
Business Corporation Act (the "FBCA") provides that a Florida corporation, such as it, shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 607.0850(2) of the FBCA provides that a Florida corporation shall have the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 607.850 of the FBCA further provides that: (i) to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he shall be indemnified against expense actually and reasonably incurred by him in connection therewith; (ii) indemnification provided pursuant to Section 607.0850 is not exclusive; and (iii) the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 607.0850.

Notwithstanding the foregoing, Section 607.0850 of the FBCA provides that indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions regarding unlawful distributions are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Section 607.0831 of the FBCA provides that a director of a Florida corporation is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless: (i) the director breached or failed to perform his duties as a director; and (ii) the director's breach of, or failure to perform, those duties constitutes: (A) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (B) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (C) a circumstance under which the liability provisions regarding unlawful distributions are applicable; (D) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (E) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

Articles and bylaws. It's Articles of Incorporation and it's bylaws provide that it shall, to the fullest extent permitted by law, indemnify all directors of it, as well as any officers or employees of it to whom it has agreed to grant indemnification.

Item 2

     1     Agreement and Plan of Merger and Reorganization

Item 3

     1    Articles of Incorporation of the Registrant. *
     2    bylaws of the Registrant *
     3 Amended and Restated Articles of Incorporation of Registrant, to be effective after consummation of the proposed Merger. *
     4 Amended and Restated bylaws of the Registrant, to be effective after consummation of the proposed Merger. *
     5    Organizational Documents of:
          (1) Jiaozuo Yi Wan Hotel Co., Ltd.
          (2) Shunde Yi Wan Communication Equipment Plant Co., Ltd.
          (3) Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co.

Item 4

     1     Form of common stock Certificate of the Registrant.(1)

Item 5

     1     Legal Opinion of Williams Law Group, P.A.   *

Item 8

     1     Tax Opinion of Williams Law Group, P.A.

Item 10

      1     Form of Employment Agreement
      2     Land Use Permits of
           (1) Jiaozuo Yi Wan Hotel Co., Ltd.
           (2) Shunde Yi Wan Communication Equipment Plant Co., Ltd.
           (3) Yi Wan Maple Leaf High Technology Agriculture Developing Ltd. Co.

Item 11

      1 Statement of computation of per share earnings: Included in Financial Statements

Item 15

             Letter re unaudited interim financial information.

Item 23

      1     Consent of Kingery Crouse and Hohl, CPA
      2     Consent of MOORE STEPHENS FRAZER AND TORBET, LLP for Brilliant Sun
            Industry Co. and Yi Wan Group, Inc.
      3     Consent of MOORE STEPHENS FRAZER AND TORBET, LLP for Yi Wan Group,
            Inc. and Subsidiaries
      4     Consent of MOORE STEPHENS FRAZER AND TORBET, LLP for Yi Wan Group
            Inc. and Subsidiaries
      5     Consent of WILLIAMS LAW GROUP, P.A. (to be included in Exhibits 5.1 and 8.1).

All other Exhibits called for by Rule 601 of Regulation S-1 are not applicable to this filing.

(1) Information pertaining to its common stock is contained in its Articles of Incorporation and By-Laws.

ITEM 22. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


The undersigned Registrant hereby undertakes to:

1.File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

        i. Include any prospectus required by section 10(a)(3) of the Securities Act;

        ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement. iii.Include any additional or changed material information on the plan of distribution.

2.For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.Respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

5.Supply by means of a post-effective amendment all information concerning a transaction, and it being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.







                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on February 8, 2001.

                                          Brilliant Sun Industry Co.

                                          By: /s/  MICHAEL T. WILLIAMS.

                                            ------------------------------------
                                               President, Treasurer and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

-------------------------------------------- ----------------------------------------- ------------------------------------------
SIGNATURE                                    TITLE                                     DATE
-------------------------------------------- ----------------------------------------- ------------------------------------------
-------------------------------------------- ----------------------------------------- ------------------------------------------
/s/  MICHAEL T. WILLIAMS.                    President, Treasurer and Director         2-8-01
-------------------------------------------- ----------------------------------------- ------------------------------------------